UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF NORTH CAROLINA
WESTERN DIVISION
No. 5:15-CR-67-H-2
No. 5:15-CR-68-H-2

UNITED STATES OF AMERICA        )
)
v.                )    MEMORANDUM OF PLEA AGREEMENT
)
DUKE ENERGY CAROLINAS, LLC    )

Pursuant to Rule 11(c)(1)(C) of the Federal Rules of Criminal Procedure, the United States of America, by and through the United States Attorneys for the Eastern District of North Carolina, the Middle District of North Carolina, and the Western District of North Carolina as well as the Environmental Crimes Section of the United States Department of Justice (collectively referred to herein as “the United States” or “the Government”), and the Defendant, DUKE ENERGY CAROLINAS, LLC (referred to herein as “the Defendant” or “DUKE ENERGY CAROLINAS”) with the advice and concurrence of the Defendant’s counsel, Julia S. Janson (Executive Vice-President, Secretary, and Chief Legal Officer, Duke Energy Carolinas, LLC) and James P. Cooney, III (Womble Carlyle Sandridge & Rice LLP) have agreed that the above-captioned case should be concluded in accordance with this Memorandum of Plea Agreement as follows:

1.    This Memorandum constitutes the full and complete record of the Plea Agreement for criminal conduct in each of the prosecuting districts, that is, the Eastern District, Middle District, and Western District of North Carolina and as alleged in the following charging documents (hereinafter referred to collectively as the “Criminal Informations”):

United States v. Duke Energy Business Services LLC, and Duke Energy Progress, Inc., No. 5:15-CR-62-H;

United States v. Duke Energy Business Services LLC, Duke Energy Carolinas, LLC, and Duke Energy Progress, Inc.,
No. 5:15-CR-67-H; and

United States v. Duke Energy Business Services LLC, Duke Energy Carolinas, LLC, and Duke Energy Progress, Inc.,
No. 5:15-CR-68-H.

There are no other agreements between the parties in addition to or different from the terms herein.

2.    The United States and the Defendant agree:

a.
That this Plea Agreement (“Agreement”) is made pursuant to Rule 11(c)(1) (C) of the Federal Rules of Criminal Procedure (“Fed. R. Crim. P.”) and that the sentence set forth herein is the appropriate disposition of this case. If the Court rejects this Agreement, it is further agreed that the Defendant may withdraw its plea and all of the parties may withdraw from this Agreement.

b.
The parties further acknowledge that based upon the Joint Factual Statement, a copy of which is attached hereto as Exhibit A, the Court has sufficient information in the record to enable it to meaningfully exercise its sentencing authority. Accordingly, if acceptable to the Court, the parties agree to waive the presentence investigation and report pursuant to Fed. R. Crim. P. 32(c), and to request that the Defendant be sentenced at the time the guilty plea is entered.

c.
The parties further agree and acknowledge that the Defendant’s parent corporation, Duke Energy Corporation, shall guarantee all monetary penalties (criminal fine, restitution, community service, and mitigation) imposed upon the Defendant and the funding and performance due from the Defendant in connection with the nationwide and statewide environmental compliance plans under this Agreement as more fully set forth in the Guaranty Agreement, a copy of which is attached hereto at Exhibit B (without attachments) and fully incorporated herein by reference. The parties further agree and acknowledge that Duke Energy Corporation shall consent to the jurisdiction of the United States District Court for the Eastern District of North Carolina for the purpose of enforcing the Guaranty Agreement.

d.	Pursuant to Fed. R. Crim. P. 11(c)(1)(C), the parties agree that the following sentence is warranted in this case:

i.	Criminal Fines: At the time of imposition of sentencing, the Defendant shall make a payment of Criminal Fines totaling $53.6 million ($53,600,000) as follows:

Dan River Violations

(1)
$38 million ($38,000,000) for the negligent Clean Water Act discharge without a National Pollutant Discharge Elimination System (“NPDES”) permit from the 48-inch stormwater pipe at Dan River Steam Station based upon a fine of twice the gross gain or loss pursuant to 33 U.S.C. § 1319(c) (1) (A) and 18 U.S.C. § 3571(c) and (d).

(2)
$2 million ($2,000,000) for the negligent Clean Water Act failure to maintain the coal ash impoundments and related appurtenances (48-inch stormwater pipe) as required by the applicable NPDES permit for the Dan River Steam Station, a fine within the statutory penalty range of $2,500 to $25,000 per day of violation pursuant to 33 U.S.C.

§ 1319(c)(1)(A) and 18 U.S.C. § 3571(c) and (d).

(3)	$9.5 million ($9,500,000) for the negligent Clean Water Act discharge without a NPDES permit from the 36-inch stormwater pipe at

Dan River Steam Station, a fine within the statutory penalty range of $2,500 to $25,000 per day of violation pursuant to 33 U.S.C.

§ 1319(c)(1) (A) and 18 U.S.C. § 3571(c) and (d)

(4)
$2 million ($2,000,000) for negligent Clean Water Act failure to maintain the coal ash impoundments and related appurtenances (36-inch stormwater pipe) as required by the applicable NPDES permit for the Dan River Steam Station, a fine within the statutory penalty range of $2,500 to $25,000 per day of violation pursuant to 33 U.S.C.

§ 1319(c)(1) (A) and 18 U.S.C. § 3571(c) and (d).

Riverbend Violations

(5) $2.1 million ($2,100,000) for the negligent Clean Water Act discharge in violation of the applicable NPDES permit at Riverbend

Steam Station, a fine within the statutory penalty range of $2,500 to $25,000 per day of violation pursuant to 33 U.S.C.

§ 1319(c)(1)(A) and 18 U.S.C. § 3571(c) and (d).

ii.	Probation: A statutory-maximum term of five (5) years of probation is warranted. 18 U.S.C.

§ 3561(c)(2). Probation shall include the

standard conditions of probation and the following special conditions, pursuant to 18 U.S.C. § 3563(a) and (b):

(1)	Compliance with the Law: The Defendant shall not commit another federal, state, or local crime during the term of probation.

(2)
Cooperation with Probation Office: The Defendant shall fully cooperate with the United States Probation Office. The Defendant shall answer truthfully all inquiries by the Probation Officer; shall provide full access to any of the Defendant’s operating locations; shall give ten (10) days’ prior notice of any intended change in principal business or mail address; and shall provide notice of any material change in the Defendant’s economic circumstances that might affect the Defendant’s ability to pay the fines and other financial obligations set forth herein.

(3)
Nationwide Environmental Compliance Plan: Under the terms of its plea agreement, co-defendant Duke Energy Business Services LLC (“DEBS”) is required to develop, adopt, implement, and fund a comprehensive nationwide environmental compliance plan (“NECP”) during its term of probation, consistent with sentencing policies set forth in USSG §801.4 and which incorporates all of the agreed-upon obligations set forth in Paragraph 3(u) (v) of this Agreement. The Defendant shall take all steps necessary or required to assist DEBS in meeting this obligation.

(4)	Statewide Environmental Compliance Plan:

The Defendant, along with its co-defendants Duke Energy Progress, Inc. (“DEP”) and DEBS, shall develop, adopt, implement, and fund a comprehensive statewide environmental compliance plan (“ECP-NC”) during its term of probation, consistent with sentencing policies set forth in USSG §8D1.4 and which incorporates all of the agreed-upon obligations set forth in Paragraph 3(u)(vi) of this Agreement.

(5)
Notice to Employees and Shareholders: Upon approval by the Court of the NECP and ECP-NC, the Defendant shall notify its employees of its criminal behavior, the NECP, and the ECP-NC. In addition, the Defendant shall cause a notice containing the same information to be sent to the shareholders of Duke Energy Corporation. Such notice shall be in a form prescribed by the Court-Appointed Monitor (“CAM”) and at a time designated by the CAM.

(6)	Community Service Payment: Pursuant to USSG §8B1.3 and in furtherance of the sentencing principles provided for under 18 U.S.C.

§ 3553(a), at the time of sentencing, the Defendant shall make a community service payment totaling $13.5 million ($13,500,000), through the National Fish and Wildlife Foundation (“NFWF”), to fund environmental projects, studies, and initiatives designed to benefit, preserve, and restore the riparian environment and ecosystems of North Carolina and Virginia affected by the Defendant’s conduct, as set forth in Paragraph 3(aa) of this Agreement.

(7)	Mitigation: In order to compensate for impacts to wetlands and other jurisdictional waters of the United States impacted as a result of the Defendant’s conduct, including temporal and secondary effects, at its facilities in North Carolina with coal ash impoundments, the Defendant shall provide $5 million ($5,000,000) to an authorized wetlands mitigation bank or conservation trust, approved by the Court, for the purchase of riparian wetland and/or riparian land and/or restoration equivalent located in the Broad River Basin, French Broad River Basin, Cape Fear River Basin, Catawba River Basin, Dan River Basin, Yadkin-Pee Dee River Basin, Neuse River Basin, Lumber River Basin, and Roanoke River Basin as set forth in more detail in Paragraph 3(bb) of this Agreement.

iii.
Payment Liability/Financial Assurances: The Defendant shall be liable for and pay all fines, restitution, community service, and mitigation payments and shall fund the NECP and ECP-NC, all as set forth herein. The Defendant shall further be liable for any additional restitution payments as determined by the CAM.

(1) Reservation of Funds by Defendant: The Defendant further shall record appropriate reserves on financial statements for the purpose of recognizing the projected obligation to retire its coal ash impoundments in North Carolina. This obligation is currently estimated at a total of $2.0 billion ($2,000,000,000) on the Defendant’s balance sheet. Each year during the term of probation, beginning on the date that the Agreement is accepted by the Court and occurring by March 31 of each year thereafter, the Defendant shall cause the Chief Financial Officer of Duke Energy Corporation, as further directed under the Guaranty Agreement attached hereto, to certify to the United States and the CAM that the Defendant and Duke Energy Corporation have sufficient assets reserved to meet the obligations imposed by law or regulation or as may otherwise be necessary to fulfill the Defendant’s obligations with respect to its coal ash impoundments within the State of North Carolina. If the CAM has any concerns regarding the assets available to meet obligations imposed by the Judgment in this case, the CAM shall immediately notify the Court and the parties.

(2)
Reservation of Funds by Parent Company: The Defendant further shall cause its parent holding company, Duke Energy Corporation, to record appropriate reserves on its consolidated financial statements for the purpose of recognizing the projected obligation to retire all coal ash impoundments, including those in North Carolina. This obligation is currently estimated at a total of $3.4 billion ($3,400,000,000) on Duke Energy Corporation’s balance sheet for all coal ash impoundments (including those owned by the Defendant and co-defendant DEP). Each year during the term of probation, beginning on the date that the Agreement is accepted by the Court and occurring by March 31 of each year thereafter, the Defendant shall cause the Chief Financial Officer of Duke Energy Corporation, as further directed under the Guaranty Agreement attached hereto, to certify to the United States and the CAM that the Defendant and Duke Energy Corporation have sufficient assets reserved to meet the obligations imposed by law or regulation or as may otherwise be necessary to fulfill the Defendant’s obligations with respect to its coal ash impoundments within the State of North Carolina. If the CAM has any concerns regarding the assets available to meet obligations imposed by the Judgment in this case, the CAM shall immediately notify the Court and the parties.

(3)
Security: Through the entire term of probation, the Defendant shall further maintain unused borrowing capacity in the amount of $250 million ($250,000,000) under the Master Credit Facility as security to meet its obligations under this Agreement for the closing and remediation of coal ash impoundments, as more fully set forth in Paragraph 3(k) of this Agreement. The Defendant shall certify this set aside to the CAM on an annual basis, or more frequently as the CAM requires. If the CAM has any concerns regarding the security available to meet the obligations imposed by the Judgment in this case, the CAM shall immediately notify the Court and the parties.

iv.
Restitution for Counts of Conviction: Pursuant to 18 U.S.C. §§ 3663, 3663A, and 3563(b)(2), the Defendant shall make restitution to any victim in whatever amount the Court may order. Said restitution shall be due and payable immediately. Said restitution shall include at a minimum, as apportioned to this Defendant pursuant to 18 U.S.C. § 3664(h), restitution to be paid to the Clerk of the Court as follows:

(1)    $63,309.45 to Virginia Beach, payable to:

City of Virginia Beach
c/o Department of Public Utilities
City of Virginia Beach
2405 Courthouse Drive
Virginia Beach, Virginia 23456
ATTN: “Coal Ash Spill - Water Quality
Sampling / CIP 5-967” as a reference

(2)	$125,069.75 to City of Chesapeake, VA (Lake Gaston, sampling costs) payable to:

City of Chesapeake
c/o David Jurgens,
Director of Public Utilities
306 Cedar Rd, 2nd floor
Chesapeake, VA 23322

(3)	and $31,491.11 to the United States Army Corps of Engineers payable to:

FAO-USACE Wilmington
c/o Anita Bissette
69 Darlington Ave
Wilmington, NC 28406
(910-251-4803)

v.
Restitution for Relevant Conduct to Be Paid During Term of Probation: Pursuant to 18 U.S.C. § 3663, the Defendant shall pay restitution as directed by the CAM through the claims process set forth in Paragraphs 3(x)(iii)-(vi) of this Agreement.

vi.
Special Assessment: The Defendant shall pay special assessments, totaling $625.00, before or at the time of sentencing, and shall provide a receipt from the Clerk of Court for the Eastern District of North Carolina to the United States as proof of payment.

vii.
Public Apology: Consistent with USSG §8D1.4(a), the Defendant and co-defendants DEBS and DEP shall place a full-page public apology in at least two national newspapers and three major North Carolina newspapers (one in Raleigh, one in Greensboro, and one in Charlotte) and on its publicly accessible company website.

3.	The Defendant agrees:

a.	Consent to Transfers: To consent to the entry of

Rule 20 transfers for purposes of guilty pleas to the charges in the following matters:

i.	United States v. Duke Energy Business Services LLC, Duke Energy Carolinas, LLC, and Duke Energy Progress, Inc., No. 1:15-CR-51-1 (MDNC); and

ii.	United States v. Duke Energy Business Services LLC, Duke Energy Carolinas, LLC, and Duke Energy Progress, Inc., No. 3:15-CR-43-FDW (WDNC).

b.
Restitution for Counts of Conviction: Pursuant to 18 U.S.C. §§ 3663, 3663A, and 3563(b) (2), to make restitution as ordered by the Court and as set forth in this Agreement. Said restitution shall be due and payable immediately. Said restitution shall include additional costs associated with the Dan River response as previously set forth in Paragraph 2(d)(iv) of this Agreement.

c.
Restitution for Relevant Conduct to be Paid During Term of Probation: In addition to any order of restitution in connection with the counts of conviction, to make restitution to the following entities, as determined and directed by the CAM during the term of probation and pursuant to the agreed-upon claims process set forth in Paragraphs 3(x)(iii)-(vi):

i.	City of Eden, North Carolina; Town of Madison, North Carolina; and other localities impacted by bromide discharges from the Belews Creek and Cliffside facilities

(1)	For all costs, whenever incurred, associated with water treatment system upgrades resulting from the increase of trihalomethanes including, but not limited to, maintenance costs.

(2)	All costs associated with investigating and responding to increased discharges of bromide and/or the increase of trihalomethanes.

ii.	Other Local Governments with drinking water treatment systems impacted by bromide discharges from other facilities owned by the Defendant

(1)	For all costs, whenever incurred, associated with water treatment system upgrades resulting from the increase of trihalomethanes including, but not limited to, maintenance costs.

(2)	All costs associated with investigating and responding to increased discharges of bromide and/or the increase of trihalomethanes.

d.	Crime Victims’ Rights Act: Except as provided herein, at the time of the execution of this Agreement, the parties are not aware of any other victim as that term is defined by 18 U.S.C. §§ 3663, 3663A, and 3771. The Defendant understands that the United States intends to fully comply with all obligations under 18 U.S.C. § 3771, including victim notification and restitution provisions.

e.
Appeal Waiver: To waive knowingly and expressly the right to appeal the conviction and whatever sentence is imposed on any ground, including any appeal pursuant to 18 U.S.C. § 3742, and further to waive any right to contest the conviction or the sentence in any post-conviction proceeding, including any proceeding under 28 U.S.C. § 2255, excepting an appeal or motion based upon grounds of ineffective assistance of counsel or prosecutorial misconduct not known to the Defendant at the time of the Defendant’s guilty plea. The foregoing appeal waiver does not constitute or trigger a waiver by the United States of any of its rights to appeal provided by law.

f.
Waiver of Rights to Records: To waive all rights, whether asserted directly or through a representative, to request or receive from the United States any records pertaining to the investigation or prosecution of this matter, except as provided in the Fed. R. Crim. P. This waiver includes, but is not limited to, rights conferred by the Freedom of Information Act and the Privacy Act of 1974.

g.
Special Assessment: To pay a special assessment of $125.00 for each misdemeanor count pursuant to the provisions of 18 U.S.C. § 3013. The assessment shall be paid by the Defendant at sentencing. The Defendant or Defendant’s counsel shall provide a check in payment of the said assessment directly to the Clerk of Court, U.S. District Court-EDNC.

h.
Financial Statement: To complete and submit a financial statement under oath to the United States no later than two weeks prior to the entry of the guilty plea. The Defendant can satisfy this condition by submitting its most recent financial statement filed with the Securities and Exchange Commission.

i.	Reservation of Funds by Defendant: To record appropriate reserves on financial statements for the purpose of recognizing the projected obligation to retire its coal ash impoundments in North Carolina, and, during each year during the term of probation, to certify that it has sufficient assets reserved to meet the obligations imposed by law and regulation as more fully set forth in Paragraph 2(d)(iii)(1) above. This obligation is currently estimated at a total of $2.0 billion ($2,000,000,000) on the Defendant’s balance sheet.

j.
Reservation of Funds by Parent Company: To cause its parent holding company, Duke Energy Corporation, to record appropriate reserves on its consolidated financial statements for the purpose of recognizing the projected obligation to retire all coal ash impoundments, including those in North Carolina, and during each year during the term of probation, to cause its parent holding company to certify that it has sufficient assets reserved to meet the obligations imposed by law and regulation as more fully set forth in Paragraph 2(d)(iii)(2) above. This obligation is currently estimated at a total of $3.4 billion ($3,400,000,000) on Duke Energy Corporation’s balance sheet for all coal ash impoundments (including those owned by the Defendant and co-defendant DEP).

k.
Security: Through the entire term of probation, to maintain unused borrowing capacity in the amount of $250 million ($250,000,000) under the Master Credit Facility as security to meet its obligations under this Agreement for the closing and remediation of coal ash impoundments, as more fully set forth in Paragraph 2(d)(iii)(3) of this Agreement. A copy of the certification for 2015 shall be filed with the Court at the time of entry of this Agreement.

1.
Cooperation: The Defendant shall continue to cooperate fully with the United States, and with all other authorities and agencies designated by the United States, and shall truthfully disclose all information with respect to the activities of the Defendant and its present and former directors, officers, employees, agents, consultants, contractors, and subcontractors thereof, regarding the conduct underlying the Criminal Informations about which the Defendant has any knowledge or about which the United States shall inquire. This obligation of truthful disclosure includes the obligation of the Defendant to provide to the United States, upon request, any document, record, or other tangible evidence regarding the conduct underlying the Criminal Informations about which the United States shall inquire of the Defendant. Compliance with such cooperation requirements shall not be construed as requiring or effecting a waiver of the attorney-client privilege or work product protections.

m.
Such cooperation set forth in Paragraph (1) above shall include but not be limited to: (a) promptly disclosing any and all related criminal or potentially criminal conduct of which the Defendant is currently aware; (b) promptly producing all documents requested by the federal government or by grand jury subpoena; (c) promptly making employees available to the investigation team upon request for interview or for testimony in any proceeding, subject to those employees’ own legal rights; and (d) making reasonable efforts to ensure its employees provide full and truthful information.

n.
If the Defendant, through its employees acting within the scope of their employment, provides false, incomplete, or misleading information or testimony, or fails to abide by any term of cooperation set forth in Paragraphs (1) and (m) above, this would constitute a material breach of this Agreement by the Defendant, and the Defendant shall be subject to prosecution for any federal criminal violation not barred by the applicable statute of limitations (or as waived pursuant to Paragraph 3(hh)) or other legal prohibition. Any information provided by the Defendant may be used against the Defendant in that prosecution.

o.
Additionally, the Defendant agrees that in the event of the Defendant’s material breach of this Agreement the following are admissible against the Defendant in any prosecution of or action against the Defendant: (i) any statements made by the Defendant, under oath, at the guilty plea hearing (before either a Magistrate Judge or a District Judge); (ii) the Joint Factual Statement supporting this Agreement; and

(iii) any evidence derived from such statements. This includes the prosecution of the charges that are the subject of this Agreement or any charges that the United States agreed to dismiss or not file as part of this Agreement, but later pursues because of a material breach by the Defendant. Additionally, the Defendant knowingly and voluntarily waives any argument under the United States Constitution, any statute, Rule 410 of the Federal Rules of Evidence, Fed. R. Crim, P. 11(f) of the Federal Rules of Criminal Procedure, and/or any other federal rule, that the statements or any evidence derived from any statements should be suppressed or are inadmissible.

p.
Compliance with the Law: Except as provided otherwise herein and in Paragraph (q) below, the Defendant agrees that it shall commit no new violations of federal, state, or local law, including those laws and regulations for which primary enforcement has been delegated to state authorities, and shall conduct its operations in accordance with the environmental laws of the United States and the State of North Carolina. If the Defendant learns of any such violations committed by its agents or employees during the term of probation, the Defendant shall notify the United States of the violations in accordance with the terms of the environmental compliance plans.

i.
The Defendant understands that the Government shall not consider there to be a violation of the conditions of probation if the Defendant complies with federal environmental laws when there is a direct conflict between the state and federal environmental laws.

q.
The Defendant shall comply with all federal, state, and other regulations relating to coal ash, and will have no new notices of violation, notices of deficiency, or other criminal, civil, or administrative enforcement actions based on conduct (including the failure to act) occurring after entry of the guilty plea.

i.	The Defendant understands that it shall be considered a violation of the conditions of probation if the Defendant engages in the above conduct and such conduct or condition results in a final assessment (after conclusion of any appeals) in an amount greater than $5,000 and imposed after the entry of the guilty plea and which the CAM deems material. Any conduct or conditions resulting in a final assessment in an amount greater than $15,000 shall be presumed to be material.

ii. It shall not be considered a violation of probation if the enforcement action is based upon information disclosed by the Defendant in its 2014 Topographic Map and Discharge Assessment Plan(s) and/or its 2014 NDPES permit renewal application(s) for its facilities in North Carolina.

r.
The Defendant shall comply with all legislative and regulatory mandates concerning closure of the coal ash impoundments which it operates, and shall complete full excavation and closure of all of the coal ash impoundments at its Dan River and Riverbend facilities in accordance with federal and state laws, including the United States Environmental Protection Agency’s (“EPA”) 2014 final rule governing the disposal of coal combustion residuals from electric utilities (“CCR Rule”) and North Carolina’s Coal Ash Management Act of 2014, by the dates dictated in those laws, currently the calendar year 2019. In so doing, the Defendant shall act diligently and in good faith to meet projected critical milestones in its closure plans for each site as set forth in the following documents: Duke Energy’s Dan River Steam Station Coal Ash Excavation Plan dated November 13, 2014; and Duke Energy’s Riverbend Steam Station Coal Ash Excavation Plan dated November 13, 2014 (collectively referred to as “Excavation Plans”), as may be amended with the approval of the North Carolina Department of Environment and Natural Resources (“DENR”).

i.
With respect to excavated coal ash, the removed ash shall be stored in a lined CCR landfill space or lined impoundment meeting all requirements established by applicable statute, law, and regulation, including but not limited to 40 CFR Part 258 (Subtitle D of RCRA). Nothing in this Paragraph shall prohibit the Defendant from the disposition of ash through beneficial reuse as contemplated by the CCR Rule.

ii.
Every six months, or on a more frequent basis as determined by the CAM, the Defendant shall provide the CAM with a detailed description of its efforts to excavate coal ash and close all of the coal ash impoundments at Dan River and Riverbend and whether it has met the critical milestones set forth in the Excavation Plans in the time period since the last report. The Defendant shall also include the status of all permits and permit applications with any regulatory body, including but not limited to DENR. The Defendant shall also make such reports publicly available on its website.

(1)
If the CAM has any concerns regarding whether the Defendant acted diligently or in good faith to meet its obligations under this provision, including the critical milestones set forth in the Excavation Plans, the CAM shall immediately notify the Court and the parties.

iii.
The Defendant shall contemporaneously provide an executive summary of the report in subparagraph (ii) above to the United States Attorneys’ Offices for the Eastern, Middle, and Western Districts of North Carolina; the Department of Justice - Environmental Crimes Section; the United States Environmental Protection Agency Criminal Investigation Division; and the United States Environmental Protection Agency – Legal Counsel Division.    Upon request, the Defendant shall provide the full report for inspection and review by any of the governmental parties.

(1) If the Government has any concerns regarding whether the Defendant acted diligently or in good faith to meet its obligation under this provision, including the critical milestones set forth in the Excavation Plans, the Government may elect to notify either the CAM or the Court, and may seek additional penalties as may be appropriate.

iv.
Six months prior to the end of the term of probation, the Defendant shall provide the Court, the CAM, and the Government with a full report of its efforts to excavate coal ash and to close all of the coal ash impoundments at Dan River and Riverbend and the anticipated completion date.

v.
The Government may seek additional fines and penalties should the Defendant fail to comply with such legislative or regulatory mandates and closure requirements under this Paragraph unless the compliance is delayed by a “force majeure” as that term is defined herein. The parties recognize that a change in law making performance impossible may be raised under the “force majeure” clause herein, but final determination shall be made by the Court.

vi.
The Defendant understands that the Government shall not consider there to be a violation of the conditions of probation if the Defendant complies with federal environmental laws when there is a direct conflict between the state and federal environmental laws. The Defendant, however, shall immediately notify the Court, the CAM, and the Government of the conflict of laws and the impact on excavation and closure plans.

s.	Criminal Fine: The Defendant shall pay a total criminal fine in the amount of $53.6 million ($53,600,000), allocated as set forth in Paragraph 2(d)(i) above.

t.	Stipulated Factual Basis for Fine: The Defendant stipulates that there is a factual basis for the imposition of a criminal fine in the amount of $53.6 million ($53,600,000) pursuant to 33 U.S.C.

§§ 1319(c)(1)(A) and/or 18 U.S.C. § 3571(c) and (d) and that the payments made pursuant to Paragraph 2(d)(i) do not together exceed the statutory maximum fine available under each of the applicable statutes. The Defendant further waives any right to a jury or bench trial as to those payments.

u.	Environmental Compliance Plans: As a special condition of probation, the Defendant shall cause, assist, and otherwise take all steps necessary to effectuate the obligation of co-defendant DEBS to develop, adopt, implement, and fund the NECP designed to ensure compliance with applicable environmental laws and regulations at all of the coal ash impoundments owned and operated (whether active or inactive) by any wholly-owned subsidiary of Duke Energy Corporation.    In addition to requirements to be applied nationwide, the Defendant, along with co-defendants DEBS and DEP, shall develop, implement, and enforce the ECP-NC that also incorporates all of the requirements of the NECP. Both the NECP and the ECP-NC shall be filed with the Court as separate documents. Components of the NECP and the ECP-NC include, but are not limited to, the following:

i.
Timing for Submission of NECP and ECP-NC: Defendant DUKE ENERGY CAROLINAS, along with its co-defendants DEBS and DEP, shall develop and adopt the NECP and ECP-NC within seventy (70) days of the selection of the CAM. The final NECP and ECP-NC shall be submitted to the Court with copies to the United States Probation Office; the United States Attorneys’ Offices for the Eastern, Middle, and Western Districts; the Department of Justice - Environmental Crimes Section; the Environmental Protection Agency – Criminal Investigation Division; and the United States Environmental Protection Agency – Legal Counsel Division. The Court must approve both the NECP and ECP-NC.

(1)
The United States acknowledges that two (2) wholly-owned subsidiaries of Duke Energy Corporation, Duke Energy Commercial Enterprises, Inc. (an indirect wholly-owned subsidiary) and Duke Energy SAM, LLC (a direct wholly-owned subsidiary) have entered into a purchase and sale agreement with a subsidiary of Dynegy Inc. in which Dynegy Inc. will acquire Duke Energy Ohio’s unregulated Midwest generation business (which has been classified as Discontinued Operations on the Condensed Consolidated Statement of Operations). Approval is pending before the Federal Energy Regulatory Commission. Both of the subsidiaries handle coal ash.

(2)
If the sale above has not been closed at the time of the submission of the NECP to the Court for approval, it is expressly understood and agreed that these assets need not be included within the NECP with the following exception: if the sale is not closed within ninety (90) days of the approval of the NECP by the Court, the CAM may, at his/her option, require the NECP to be amended to include these subsidiaries.

ii.	Best Efforts: Defendant DUKE ENERGY CAROLINAS, along with its co-defendants DEBS and DEP, shall use best efforts to comply with each and all of the obligations under both the NECP and ECP-NC.

(1)
The requirement that the Defendant exercise “best efforts” to fulfill the obligation includes using commercially reasonable efforts to anticipate any potential “force majeure” event (as defined herein at Paragraph 3(y)) and to address the effects of any potential “force majeure” event: (a) as it is occurring, and (b) following the potential “force majeure” event, such that the delay is minimized to the greatest extent possible.

(2)	If the CAM believes that the Defendant has not used “best efforts” to fulfill its obligations, the CAM shall provide written notice immediately to the Court and the parties.

(3)	The final determination of whether the Defendant used “best efforts” shall be made by the Court with the advice of and recommendations from the CAM.

(4)
If the Court concludes that the Defendant failed to exercise “best efforts” to fulfill an obligation of this Agreement, the Court may impose and the Government will be entitled to seek additional monetary penalties.

iii.	Selection and Funding of CAM:

(1)
Funding: As part of the NECP and the ECP-NC, Defendant DUKE ENERGY CAROLINAS, along with its co-defendants DEBS and DEP, shall pay for a CAM who will be appointed by and report to the Court during the full period of probation.

(2)
Qualifications: The object of the selection process for the CAM is to select the most qualified candidate to oversee implementation of the NECP, the ECP-NC, and the bromide claims process. Therefore, the CAM must have staff, or be able to retain staff, with the following experience: (a) expertise and competence in the regulatory programs under the United States and State of North Carolina environmental laws; (b) sufficient expertise and competence to assess whether the Defendant, DEBS, and DEP have adequate management systems in place to ensure regulatory compliance, document such noncompliance, and prevent future noncompliance; and (c) sufficient expertise and competence to review claims for reimbursement under the process for identifying, verifying, and providing restitution for claims relating to bromide discharges described herein.

(3)
Nomination and Veto by Government: Within thirty (30) days of the entry of the Judgment, Defendant DUKE ENERGY CAROLINAS, along with its co-defendants DEBS and DEP, shall submit a list of three qualified candidates for the position of CAM from which the Court will select and appoint one of the candidates.    Any nomination will include a detailed curriculum vitae or similar documentation setting forth the qualifications of the candidate. The Government shall have fifteen (15) days from the receipt of the nominations to file any reasonable objection to any or all of the proposed candidates. If the Government lodges an objection, then Defendant DUKE

ENERGY CAROLINAS, along with its co-defendants DEBS and DEP, must nominate a replacement candidate(s). The Government again shall have the right to lodge any reasonable objection to any replacement candidate; and the Court may adjust the time frame for the nominations of the CAM as necessary to ensure that the best possible candidates are nominated.

(4)
Court Selection: Upon receipt of a final list of candidates, the Court shall select one candidate as CAM by written order. In the event that the Court does not find any of the candidates satisfactory or if, during any point in the term of probation, the Court does not find the work of the selected CAM satisfactory, the Court may request Defendant DUKE ENERGY CAROLINAS, along with its co-defendants DEBS and DEP, to nominate additional candidates. The Court may adjust the time frame for the selection of the CAM as necessary to ensure that the best possible candidate is selected.

iv.
Reporting by CAM: On an annual basis, or more often as the Court directs, the CAM shall provide reports in writing to the Court, through the United States Probation Office, demonstrating compliance with the NECP and the ECP-NC by DUKE ENERGY CAROLINAS, DEBS and DEP. The report shall include, among other things, a detailed description of: (1) all excavation, closure, and/or proper remediation of the coal ash impoundments located in North Carolina and addressed in the ECP-NC; and (2) all three codefendants’ compliance with all appropriate environmental laws and regulations in connection with the management of their coal ash impoundments in North Carolina and elsewhere.

(1)
Public Access to Information: The CAM shall ensure, and the Defendant shall facilitate, the posting of copies of any environmental compliance audits, annual reports, and/or any other reports prepared pursuant to the

NECP or ECP-NC on a company web page with public access.

•
Subject to the approval of the CAM, the Defendant may redact confidential business information or any information it reasonably believes could impair the security of its operations before such audits or reports are posted for public access.

•	The CAM shall inspect such proposed redactions to determine the propriety of the redactions.

•	Notwithstanding the foregoing, unredacted copies shall be provided to the Court.

The Defendant may seek to have the filings placed under seal to protect any information that the CAM has deemed to warrant redaction.

(2)
The CAM will contemporaneously provide copies of the reports (as posted) to the United States Attorneys’ Offices for the Eastern, Middle, and Western Districts of North Carolina; the Department of Justice - Environmental Crimes Section; the United States Environmental Protection Agency - Criminal Investigation Division; and the United States Environmental Protection Agency - Legal Counsel Division. If the reports contain redactions, any of these parties may inspect the redactions and challenge the propriety of the redactions. The Court shall be the final arbiter of any challenge.

v.	Nationwide ECP: The NECP shall include, among other things:

(1)
Organizational Funding: Co-Defendant DEBS shall maintain and fund the operation of all of the company compliance organizations created in the wake of the Dan River release, including: ABSAT, the Coal Combustion Products organization, and the

National Ash Management Advisory Board. Subject to the approval of the CAM, DEBS may transfer operations and responsibilities, between internal organizations or adjust funding of such organizations as appropriate, as long as the obligations of this Agreement are being met. To the extent necessary or required, the Defendant shall fund or otherwise pay for its proportionate share of the continued maintenance and operations of these compliance organizations.

(2)
Compliance Officer (“CO”): The Defendant, and its co-defendants DEBS and DEP, each shall identify or establish a position at the Vice President level or higher who will liaise directly with the CAM. The Defendant’s designated CO shall have, among other duties, the primary responsibility for ensuring compliance with applicable environmental requirements and requirements of the NECP and ECP-NC.

•
The COs shall submit detailed reports discussing the development, implementa-tion, and enforcement of the NECP and ECP- NC at intervals deemed necessary by the CAM. The first report shall also include an explanation of the current corporate structure responsible for the operation and control of the coal ash impoundments and the names of the individuals filling the relevant positions. With the concurrence of the CAM, the COs may elect to submit a joint report detailing the required information for all three co-defendants. Any changes to the corporate coal ash oversight structure shall be immediately forwarded to the CAM and included in the next regular report.

•	Subject to the approval of the CAM, the Defendant may redact confidential business information or any information it reasonably believes could impair the security of its operations before such reports are posted for public access.

•	The CAM shall inspect such proposed redactions to determine the propriety of the redactions.

•	Notwithstanding the foregoing, unredacted copies shall be provided to the Court.

The Defendant may seek to have the filings placed under seal to protect any information that the CAM has deemed to warrant redaction.

•
The CAM will contemporaneously provide copies of the reports (as posted) to the United States Attorneys’ Offices for the Eastern, Middle, and Western Districts of North Carolina; the Department of Justice - Environmental Crimes Section; the United States Environmental Protection Agency - Criminal Investigation Division; and the United States Environmental Protection Agency - Legal Counsel Division. If the reports contain redactions, any of these parties may inspect the redactions and challenge the propriety of the redactions. The Court shall be the final arbiter of any challenge.

(3)
Environmental Audits: Within the first ninety (90) days of his or her appointment, the CAM shall establish a schedule for conducting environmental audits of each of Duke Energy Corporation’s and its affiliates’ wholly-owned or operated domestic facilities with Duke Energy Corporation or affiliate-managed or affiliate-controlled coal ash impoundments outside North Carolina on an annual basis.

•
Each year the Defendant can request that the CAM accept any full environmental audit prepared by ABSAT or a similar organization in that same calendar year for its facilities subject to the audits under the NECP.

•	The CAM can reject any such request by the Defendant if the CAM concludes that the proposed environmental audit is not sufficiently comprehensive or not prepared by a competent organization.

•	Copies of the environmental audit reports shall be posted on the Defendant’s company webpage accessible to the public.

•
Subject to the approval of the CAM, the Defendant may redact confidential business information or any information it reasonably believes could impair the security of its operations before such audits or reports are posted for public access.

•	The CAM shall inspect such proposed redactions to determine the propriety of the redactions.

•
Notwithstanding the foregoing, unredacted copies shall be provided to the Court and the United States Probation Officer. The Defendant may seek to have the filings placed under seal to protect any information that the CAM has deemed to warrant redaction.

•
The CAM will contemporaneously provide copies of the reports (as posted) to the United States Attorneys’ Offices for the Eastern, Middle, and Western Districts of North Carolina; the Department of Justice - Environmental Crimes Section; the United States Environmental Protection Agency - Criminal Investigation Division; and the United States Environmental Protection Agency - Legal Counsel Division. If the reports contain redactions, any of these parties may inspect the redactions to determine the propriety of the redactions. The Court shall be the final arbiter of any challenge.

(4)	Toll-Free Hotline/Electronic Mail Inbox:

The Defendant, along with co-defendants DEBS and DEP, will establish and maintain a toll-free hotline that will be answered twenty-four (24) hours a day, seven (7) days a week, through which any person may report suspected violations of applicable environmental laws or regulations, or violations of the NECP or ECP-NC. The Defendant may utilize existing toll-free hotlines subject to approval by the CAM. In addition, the Defendant, along with co-defendants DEBS and DEP, shall create an electronic mail inbox accessible from its webpages and accessible through a share link, through which any employee of Duke Energy Corporation, its subsidiaries, or its affiliates, or any other person may report suspected violations of applicable environmental laws or regulations or violations of the NECP or ECP-NC.

•
Co-defendant DEBS shall periodically apprise employees and the public of the availability of the toll-free hotline and electronic mail inbox by posting notices on the Internet, Intranet (known within Duke Energy Corporation as the “Portal”), by distributing notice via its electronic mail system, by providing notices in appropriate employee work areas, and by publication in community outlets.

•
All reports to the toll-free hotline or electronic mail inbox of suspected violations of applicable environmental requirements, the NECP, or the ECP-NC shall promptly be provided to the appropriate CO for further action, and the appropriate CO shall maintain a record of the investigation and disposition of each such matter and disclose such matters in reports to the CAM.

(5)	Environmental Training Program: The Defendant, along with co-defendants DEBS and

DEP, shall adopt, implement, and enforce a comprehensive training program to educate all domestic employees of Duke Energy Corporation and its wholly-owned or operated affiliates on the environmental impact of coal ash impoundment operations and to be aware of the procedures and policies that form the basis of the NECP and ECP-NC.

•
The goal of this training program is to ensure that every domestic employee of Duke Energy Corporation and its wholly-owned or operated affiliates understands applicable compliance policies and is able to integrate the compliance objectives in the performance of his/her job. The training shall include applicable notice and reporting requirements in the event of a release or discharge. Subject to the approval of the CAM, the Defendant may develop different training programs that are tailored to the employee’s specific job description and responsibilities as long as the overall goal of the training requirement is met.

•	Additionally, the Defendant and co-defendants DEBS and DEP shall provide training and written materials describing the safe and proper handling of pollutants, hazardous substances, and/or wastes.

•	Copies of all written materials and training curricula shall be provided to the CAM.

vi.	Statewide ECP: The ECP-NC, in addition to incorporating all of the requirements of the NECP, shall include, among other things, the following conditions:

(1)	Point of Contact (“POC”): With respect to each of its facilities with coal ash impoundments in North Carolina, the Defendant and co-defendant DEBS shall identify or establish a POC for the CAM within each of the following three business services: (1) ABSAT; (2) Environmental, Health & Safety; and (3) Coal Combustion Products.

(2)
Environmental Audits: Within the first ninety (90) days of his/her appointment, the CAM shall establish a schedule for conducting environmental audits of each of the Defendant’s facilities with coal ash impoundments in North Carolina on an annual basis.

•
Each year the Defendant can request that the CAM accept any full environmental audit prepared by ABSAT or a similar organization in that same calendar year for two of its facilities subject to the audits. The Defendant cannot make the request for the same facilities in consecutive years.

•	The CAM can reject any such request by the Defendant if the CAM concludes that the proposed environmental audit is not sufficiently comprehensive or not prepared by a competent organization.

•	Copies of the environmental audit reports shall be posted on the Defendant’s company webpage accessible to the public.

•
Subject to the approval of the CAM, the Defendant may redact confidential business information or any information it reasonably believes could impair the security of its operations before such audits or reports are posted for public access.

•	The CAM shall inspect such proposed redactions to determine the propriety of the redactions.

•	Notwithstanding the foregoing, unredacted copies shall be provided to the Court and the United States Probation Officer. The Defendant may seek to have the filings placed under seal to protect any information that the CAM has deemed to warrant redaction.

•
The CAM will contemporaneously provide copies of the reports (as posted) to the United States Attorneys’ Offices for the Eastern, Middle, and Western Districts of North Carolina; the Department of Justice - Environmental Crimes Section; the United States Environmental Protection Agency Criminal Investigation Division; and the United States Environmental Protection Agency - Legal Counsel Division. If the reports contain redactions, any of these parties may inspect the redactions to determine the propriety of the redactions. The Court shall be the final arbiter of any challenge.

v.
The Defendant shall ensure that any new, expanded, or reopened coal ash or coal ash wastewater impoundment facilities are lined to ensure no unpermitted discharges of coal ash or coal ash wastewater to any water of the United States. This includes all engineered, channelized, or naturally occurring seeps.

w.
Recordkeeping of Coal Ash Impoundment Volumes: Every six months, the Defendant shall determine the volume of wastewater and coal ash in each of its wet-storage coal ash impoundments in North Carolina. Additional determinations shall be made following the conclusion of activities that significantly change the volumes of materials in the impoundments, including but not limited to temporary rerouting of waste streams other than sluiced coal ash to the ash impoundment, dredging, and dewatering. Written or electronic records of the volumes shall be maintained by the Defendant in a location(s) accessible to facility staff and to any of the Defendant’s employees responsible for making environmental or emergency reports.

x.	Bromide Remediation Claims and Costs:

i.	Identification: Within the first year of probation, or within ninety (90) days of the installation of a new Flue Gas Desulfurization (“FGD”) scrubber system thereafter, the Defendant shall identify:

(1)	all facilities operated by it in North Carolina that utilize or will utilize FGD scrubbers that will result in an increase in bromide discharge into surface waters; and

(2)	all local governments that are downstream from such FGD scrubbers and draw water into water treatment facilities.

ii.
Notification:    Within the first year of probation, or within ninety (90) days of the installation of a new FGD scrubber system thereafter, the Defendant shall: (1) notify in writing the identified local governments of the increase or potential increase in bromide discharge; and (2) cooperate in studies of whether there has been or will be an impact on these water treatment facilities. The Defendant shall further advise the local government of the claims process established by the CAM, as described below. The Defendant will further note that the local government is not obligated to submit a claim through the process, is not bound by any recommendation of the CAM, and may pursue any civil and/or administrative remedies available to it.    Copies of such correspondence shall be provided to the CAM, United States Probation Officer, and each of the prosecuting districts.

iii.
Claims Process: The CAM shall establish a procedure by which local governments that are downstream of the Defendant’s facilities with FGD scrubbers and experience increases in trihalomethanes at their water treatment facilities related to increases in bromide released by those facilities may submit evidence of these impacts and claims for restitution stemming from these impacts.

(1)
In these claims, the local governments bear the burden of proving by a preponderance of the evidence to the CAM that trihalomethanes have increased and that the Defendant’s facility’s discharge of bromide substantially contributed to the increase.

(2)	The Defendant shall be permitted an opportunity to respond to any evidence or material submitted by local governments in this process.

(3)
The CAM shall review proposed remediation actions and costs or anticipated costs associated with investigating, responding to, and remediating increased bromides and trihalomethanes for reasonableness in determining the correct amount of restitution. The CAM shall issue a written decision on every claim submitted. If the CAM determines that restitution to a local government in any amount is appropriate, the Defendant shall also reimburse the local government for costs associated with investigating and preparing its submission to the CAM, including reasonable attorneys’ fees.

iv.
Appeals Process: Once the written decision is issued, the Defendant or the local government may appeal the decision to the United States District Court. In such an appeal, the decision of the CAM shall be subject to a rebuttable presumption of correctness. If the Defendant unsuccessfully appeals a written decision of the CAM, the Defendant shall bear all of the costs of the appeal, including the costs of the CAM and the reasonable attorneys’ fees of the local government, with the Court making the final determination of the reasonableness of such fees. If the Defendant is successful on appeal, the Defendant shall bear the costs of the CAM and the local government shall bear the costs of its attorneys’ fees.

v.
Payment of Claims: Once the CAM has issued its written, opinion, the Defendant shall pay the approved costs to the claimant within thirty (30) days of the opinion, unless it files an appeal to the United States District Court as provided above. If, after appeal, the Court concurs with the CAM’s opinion approving such costs, the Defendant shall pay the approved costs to the claimant and submit proof of payment to the Court within thirty (30) days of the Court’s opinion. Nothing in this subparagraph will bar the CAM or the Court from ordering a different payment schedule as appropriate.

vi.	Deadline for Filing Claims: Local governments shall have until sixty (60) days prior to the end of the five-year (5-year) probationary term to submit a claim.

y.
Force Majeure. For purposes of this Agreement, a “force majeure” is defined as any event arising from causes beyond the reasonable control of the Defendant, any entity controlled by the Defendant, or its contractors that delays or prevents performance of any obligation despite the best efforts to fulfill the obligation and includes but is not limited to war, terrorism, civil unrest, labor dispute, act of God, change in law making performance impossible, or act of a governmental or regulatory body delaying performance or making performance impossible, including, without limitation, any appeal or decision remanding, overturning, modifying, or otherwise acting (or failing to act) on a permit or similar permission or action that prevents or delays an action needed for the performance of any work such that it prevents or substantially interferes with the Defendant’s ability to perform. Force majeure does not include financial inability to complete the work, increased cost of performance, or changes in business or economic circumstances.

i.
If the Defendant seeks to rely on “force majeure” to excuse performance or timely performance with any term of this Agreement, the Defendant must apply to the CAM with copies of such application provided to the Government and the United States Probation Officer.

ii.	The final determination of “force majeure” shall be made by the Court with the advice and recommendation from the CAM.

iii.
If the Court concludes that the Defendant’s failure to fulfill an obligation of this Agreement was not excused by a “force majeure,” the Court may impose and the Government will be entitled to seek additional monetary penalties.

z.
Funding of NECP and ECP-NC: A failure to fund or implement the NECP or ECP-NC during its term of probation would constitute a breach of this Agreement by the Defendant, and the Defendant shall be subject to prosecution for any federal criminal violation not barred by the applicable statute of limitations (or as waived pursuant to Paragraph 3(hh)) or other legal prohibition. Any information provided by the Defendant may be used against the Defendant in such a prosecution.

aa. Community Service Payment: In addition to the community service payment made by co-defendant DEP, the Defendant, as guaranteed by Duke Energy Corporation and set forth in the Guaranty attached to this Agreement, shall pay $13.5 million ($13,500,000) to the National Fish and Wildlife Foundation (“NFWF”), a nonprofit organization established pursuant to 16 U.S.C. §§ 3701-3710, as community service by an organization. With respect to the work described in this Paragraph below, the Defendant shall assume no responsibilities or obligations other than making the payments described in Paragraph 3(aa)(i) below. The Defendant shall not seek any reduction in its tax obligations as a result of these community service payments nor shall the Defendant characterize, publicize, or refer to these payments as voluntary donations or contributions. Additionally, the Defendant shall not seek or take credit for any project performed using funds disbursed by NFWF pursuant to this Agreement in any related civil or administrative proceeding, including but not limited to, the Natural Resources Damages Assessment process.

i.
The Defendant will make the $13.5 million ($13,500,000) payment within sixty (60) days of entry of Judgment. Payments shall be made by certified check payable to the National Fish and Wildlife Foundation and mailed to the attention of its Chief Financial Officer at 1133 15th Street, NW, Suite 1100, Washington, DC 20005, and include a reference to the case number in this proceeding; or by electronic funds transfer in accordance with written instructions to be provided to the Defendant by NFWF at the time of transfer.

ii. NFWF shall use the money it receives from the Defendant pursuant to this Agreement for the benefit, preservation, restoration, and improvement of the water resources of North Carolina and Virginia that have been impacted by the operation of coal ash storage ponds owned by the Defendant. NFWF shall conduct or fund projects in the following federal districts, in the following amounts:

(1)	Eastern District of North Carolina: $3.5 million ($3,500,000);

(2)	Middle District of North Carolina: $3.5 million ($3,500,000);

(3)	Western District of North Carolina: $3.5 million ($3,500,000); and

(4)	Eastern District of Virginia and Western District of Virginia: $3 million ($3,000,000).

iii.
The projects and initiatives considered by NFWF should include, but not be limited to: monitoring, study, restoration, and preservation of fish, wildlife, and plant resources; monitoring, study, clean up, remediation, sampling, and analysis of pollution and other threats to the riparian environment and ecosystem; research, study, planning, repair, maintenance, education, and public outreach relating to the riparian environment and ecosystem; environmental education and training relating to the protection and preservation of riparian resources; and the protection and support of public drinking water systems.

iv.
The projects and initiatives considered by NFWF should be focused on the following river basins or watersheds:    Broad River, Cape Fear River, Catawba River, Dan River, French Broad River, Lumber River, Roanoke River, Neuse River, and Yadkin River.    NFWF shall make every effort to fund at least one project and/or initiative in each of the river basins or watersheds.

v.
NFWF shall consult with appropriate state resource managers in North Carolina and Virginia, as well as federal resource managers, that have statutory authority for coordination or cooperation with private entities to help identify projects and maximize the environmental benefits of such projects. Specifically, NFWF should consult with the United States Environmental Protection Agency, the United States Fish and Wildlife Service, the United States Army Corps of Engineers, the North Carolina Department of Environment and Natural Resources, the North Carolina Wildlife Resources Commission, the Virginia Department of Environmental Quality, the Virginia Department of Conservation and Recreation, and the Virginia Department of Game and Inland Fisheries. NFWF shall further consult with localities as appropriate. NFWF is not bound by any recommendations from any of the state or federal agencies, resource managers, or localities consulted.

vi.	Projects shall be identified and funding obligated within five (5) years of the date of entry of Judgment in this case.

vii.
In identifying and selecting projects to receive funding pursuant to this Agreement and related Judgment, NFWF shall not incur liability of any nature in connection with any act or omission, made in good faith, in the administration of the funds or otherwise pursuant to this Agreement, excepting, however, liability resulting from

NFWF’s gross negligence or willful misconduct.

In addition, if and to the extent NFWF grants funds to or contracts with any governmental entity to implement any project under this Agreement and related Judgment: (a) NFWF shall be deemed to act solely as an administrative agent in contracting for, granting to, and disbursing funds for any such project; and (b) NFWF shall not be deemed to incur liability of any nature in connection with the design, engineering, construction, operation, or maintenance of any such project, including, without limitation, any impact or consequences of any such project on fish, wildlife, plant, or other natural resources, personal injury, or property damage.

viii.NFWF’s use of funds received pursuant to this Agreement and related Judgment shall be subject to the reporting requirements of 16 U.S.C.

§ 3706. In addition, NFWF shall report to the United States Probation Office and to the parties regarding the status and disposition of money it has received pursuant to this Agreement and related Judgment, on at least an annual basis, until all such money has been spent.

bb.
Mitigation: Within ninety (90) days of sentencing, in order to mitigate impacts to wetlands and other jurisdictional waters of the United States impacted as a result of the Defendant’s operation of coal ash impoundments and any relevant criminal conduct, including temporal and secondary effects, at its facilities in North Carolina with coal ash impoundments, and in addition to the mitigation payment made by its co-defendant DEP, the Defendant shall provide $5 million ($5,000,000), which represents its share after apportionment of a total $10 million ($10,000,000) payment, to an authorized wetlands mitigation bank for the purchase of wetland and/or riparian land and/or restoration equivalent located in the Broad River Basin, French Broad River Basin, Cape Fear River Basin, Catawba River Basin, Dan River Basin, Yadkin-Pee Dee River Basin, Neuse River Basin, Lumber River Basin, and Roanoke River Basin. This mitigation payment is in addition to, and does not replace, Duke Energy Corporation’s public commitment to fund its $10 million

($10,000,000) Water Resources Fund for environmental and other philanthropic projects along lakes and rivers in the Southeast.

i.
Such wetland restoration shall be made through an authorized wetlands mitigation bank with no affiliation to any current or former employee of the North Carolina Department of Environment and Natural Resources in that employee’s individual capacity.

ii.
The Defendant, along with its co-defendants DEBS and DEP, shall provide a list of three (3) proposed mitigation banks from which the Court will select the mitigation bank to receive the funds. If the Defendant is unable after reasonable efforts to identify one or more mitigation banks, the Defendant may substitute one or more conservation trust funds within the State of North Carolina in its proposal as long as all other conditions of this section are being met.

iii.	Such property must be purchased in the State of North Carolina by the selected authorized wetlands mitigation bank or conservation trust within four (4) years from the date of entry of Judgment.

iv.	Such property shall be held by and titled in the name of a third-party (with no affiliation to the Defendant or any of the Defendant’s sister or parent corporations).

v.	Such property shall be held in permanent conservation status for the benefit of the citizens of North Carolina.

vi.
The Defendant shall ensure that the selected authorized wetlands mitigation bank or conservation trust provides a full accounting of all mitigation property purchased to the Court and the CAM, and documentary evidence that the property has been placed in permanent conservation status.

cc.	No Credit in Civil or Administrative Proceedings:

The Defendant shall not seek or take credit for any fine, restitution, community service payment, mitigation payment, or funding of the environmental compliance plan (including the costs associated with the hiring or payment of staff or consultants needed to assist the CAM) under this Agreement in any related civil or administrative proceeding, including, but not limited to, the Natural Resources Damages Assessment process.

dd.
No Capitalization or Tax Deduction: The Defendant shall agree that:    (1) it shall not capitalize into inventory or basis or take as a tax deduction, in the United States or elsewhere, any portion of the monetary payments (fine, restitution, community service, mitigation, or funding of the environmental compliance plans) made pursuant to this Agreement. Provided, however, that nothing in this Agreement shall bar or prevent the Defendant from appropriately capitalizing or seeking an appropriate tax deduction for restitution in connection with the remediation of bromide claims set forth in this Agreement or for costs which would have been incurred by the Defendant irrespective of the environmental compliance plans. Costs that would have been incurred irrespective of the environmental compliance plans include, by way of example only, costs for staffing and operating Central Engineering Services, ABSAT, Coal Combustion Products, or other similar organizations.

ee.
No Rate Increase Based Upon Monetary Penalties: The Defendant shall not reference the burden of, or the cost associated with, compliance with the criminal fines, the restitution related to counts of conviction, the community service payments, the mitigation obligation, the costs of the clean-up in response to the February 2, 2014, release at Dan River Steam Station, and/or the funding of the environmental compliance plans in any request or application for a rate increase on customers. Provided, however, that nothing in this Agreement shall bar or prevent the Defendant from seeking appropriate recovery for restitution in connection with the remediation of bromide claims set forth in this Agreement or for costs which would have been incurred by the Defendant irrespective of the environmental compliance plans. Costs that would have been incurred irrespective of the environmental compliance plans include, by way of example only, costs for staffing and operating Central Engineering Services, ABSAT, Coal Combustion Products, or other similar organizations.

ff.
Public Apology: Consistent with USSG §8D1.4(a), and in conjunction with its co-defendants DEBS and DEP, the Defendant shall place a full-page advertisement in at least two national newspapers and three major North Carolina newspapers (one in Raleigh, one in Greensboro, and one in Charlotte) and on its publicly accessible company website. The full page advertisement shall run within five (5) days of entry of the plea. The language of the public apology must be agreed upon by each of the federal districts and is appended to this Agreement as Exhibit C.

gg.
The Defendant shall not reference this Agreement, any payments pursuant hereto, or other compliance herewith in any public relations, marketing, or advertising.    The Defendant shall be permitted to make required disclosures under applicable securities laws.

hh.
Tolling of Statute of Limitations: To ensure compliance with the terms of the Agreement, the Defendant waives any statute of limitations as of the date of this Agreement through the full term of Defendant’s probation and until all of the Defendant’s obligations under this Agreement have been satisfied with regard to any conduct relating to or arising out of the conduct set forth in the Criminal Informations.

ii.
The Defendant waives any claim under the Hyde Amendment, 18 U.S.C. § 3006A (Statutory Note), for attorneys’ fees and other litigation expenses arising out of the investigation or prosecution of this matter.

jj.
The Defendant agrees to withdraw from and not to participate in any joint defense agreement, informal or formal, in connection with the defense by any person designated as a “target” or “subject” of, or indicted for, any potential criminal charges relating to the Clean Water Act violations in North Carolina that are the subject of this Agreement and any allegations of violations of Title 18 of which the Defendant is aware or becomes aware. The Defendant agrees to submit a written statement, signed by counsel and the appropriate corporate officer, reflecting this commitment to the United States prior to entry of this Agreement.

kk.
Term of Supervised Probation: The Defendant and the Government agree that the Defendant shall be placed on organizational supervised probation for a period of five (5) years from the date of sentencing pursuant to 18 U.S.C. § 3561(c)(2) and USSG §§8D1.1 and 8D1.2.

4.    The Defendant represents and/or acknowledges:

a.
That the Defendant has had the assistance of an attorney in connection with the charges against it. That the attorney has carefully reviewed this Agreement with those persons designated by law and its bylaws to act on behalf of the Defendant (hereinafter referred to as “Designated Corporate Representative”) and that this Agreement has been signed by a person authorized by law and the bylaws of the Defendant to execute agreements on behalf of the Defendant.

b.
That its Designated Corporate Representative has reviewed and discussed the Criminal Informations filed in each of the federal districts involved in this matter with the Defendant’s attorney and that the attorney has explained the Government’s evidence to that Designated Corporate Representative.

c.	That as a corporation, it is vicariously liable for the criminal acts of its employees acting within the scope of their employment for the benefit of the corporation.

d.
That it understands that this Agreement does not provide or promise any waiver of any civil or administrative actions, sanctions, or penalties that may apply, including but not limited to fines; penalties; claims for damages to natural resources; suspension, debarment, listing to restrict rights and opportunities of the Defendant to contract with or receive assistance, loans, and benefits from United States agencies; licensing; injunctive relief; or remedial action to comply with any applicable regulatory requirement. The Defendant understands that this Agreement has no effect on any proceedings against any party not expressly mentioned herein, including the actual or potential criminal liability of any individuals.

e.
Guaranty: That it has sought and obtained a guarantee of its obligations under this Agreement from its parent holding company, Duke Energy Corporation, a copy of which is attached hereto as Exhibit B and incorporated herein by reference. Duke Energy Corporation further consents to the jurisdiction of the United States District Court for the Eastern District of North Carolina for the purpose of enforcing the Guaranty Agreement.

f.
Resolution: That it has filed with the Court prior to entry of this Agreement the original resolution from the board of directors (or equivalent written authorization as recognized by law) that gives the authority described in Paragraph 4(a) above to the Designated Corporate Representative and that authorizes such employee to execute this Agreement on behalf of the Defendant. A copy of the Resolution, attached hereto as Exhibit D, provides as follows:

i.	The Defendant is a legally viable entity, authorized to plead guilty to the charges set forth in the Criminal Informations;

ii.	The Defendant shall be bound by the specific terms of this Agreement;

iii.
The parent corporation, Duke Energy Corporation, is authorized to guarantee all payments (criminal fine, restitution, community service, and mitigation), and funding and performance due from the Defendant in connection with its obligations under the NECP and ECP-NC under this Agreement, as set forth in the Guaranty Agreement.

iv.	Any legal successor or assignee of Duke Energy Corporation shall remain liable, as the case may be, for the guarantee of the Defendant’s payment obligations and the funding and performance of both the NECP and ECP-NC hereunder, and an agreement to so remain liable shall be included by Duke Energy Corporation in the terms of any sale, acquisition, or merger.

v.
Any legal successor or assignee of the Defendant shall remain liable for the Defendant’s obligations in this Agreement, and an agreement to so remain liable shall be included by the Defendant in the terms of any sale, acquisition, or merger of the Defendant with or by any other entity.    Subject to the requirements of this subparagraph, nothing shall prevent the Defendant from undergoing a corporate reorganization or change in form. The Defendant shall record a copy of the Judgment with the Register of Deeds in each of the counties in North Carolina in which it owns and operates facilities with coal ash impoundments. Upon written request from the Defendant made only after fulfillment of all of the conditions of this Agreement and related Judgment, the Government shall take the necessary steps through the Register of Deeds to facilitate the removal of the notice of the Judgment.

5.    The Defendant understands, agrees, and admits:

a.	That as to each Count of the Criminal Informations to which the Defendant is pleading guilty, the charge, code section, elements, and applicable penalties are as follows:

(SPACE LEFT BLANK INTENTIONALLY)

United States v. Duke Energy Business Services LLC,
Duke Energy Carolinas, LLC, and Duke Energy Progress, Inc.,
No. 5:15-CR-67-H-21

Violations at Dan River Steam Station

COUNT ONE

(1)	Clean Water Act violation for the unpermitted discharge through the 48-inch stormwater pipe at the Dan River Steam Station and aiding and

abetting

(2)	Code Sections
violated:            33 U.S.C. § 1311, 1319(c) (1) (A),
and 1342; and
18 U.S.C. § 2

(3)	Offense date: No later than February 2, 2014,
through February 8, 2014

(4)	Elements of the Offense:

First:    The Defendant did discharge a pollutant,
to wit, coal ash and coal ash
wastewater;

Second:    from a point source;

Third:    into a water of the United States;

Four:    the Defendant did so without a permit;

Five:    the Defendant acted negligently in so
doing; and

Six:        the Defendant aided and abetted another
in so doing.

(5)	Maximum term of probation for a corporation:
5 years pursuant to 18 U.S.C. § 3561(c)(2) and
USSG §8D1.2(a)(2)
______________________
1Counts Five and Six are captured by the Plea Agreement in United States v. Duke Energy Progress, Inc., No. 5:15-CR-62-H-2; No. 5:15-CR-67-H-3; and No. 5:15-CR-68-H-3.

(6)	Minimum term of probation for a corporation:
0 years pursuant to 18 U.S.C. § 3561(c)(2) and
USSG §8D1.2(a)(2)

(7)	Maximum fine: Pursuant to 18 U.S.C. § 3571(c)
and (d), the greater of: not less than $2,500 nor
more than $25,000 per day of violation (33 U.S.C.
§ 1319(c)(1)(A)); $200,000.00; or twice the gross gain or loss.

(8)	Restitution pursuant to 18 U.S.C. §§ 3663, 3663A,
and 3563(b)(2) as agreed to in Paragraphs 2(iv)-
(v) and 3(b)-(c) above.

(9)	Special assessment: $ 125.00

(10)	Other penalties: Public Notice of Violation; Development of a Compliance Program; Community Service; and Remediation

COUNT TWO

(1)	Clean Water Act violation for the failure to
maintain the 48-inch stormwater pipe at the Dan
River Steam Station and aiding and abetting

(2)	Code Sections
violated:        33 U.S.C. §§ 1319(c)(1)(A),
and 1342; and
18 U.S.C. § 2

(3)	Offense date: No later than January 2012,
through February 2, 2014

(4)	Elements of the Offense:

First:	The Defendant did violate a condition of

its NDPES permit issued by the State of North Carolina pursuant to the Clean

Water Act; to wit, the requirement to properly maintain its equipment as more fully described in the Criminal Information;

Second:	the Defendant acted negligently in so
doing; and

Third:	the Defendant aided and abetted another

in so doing.

(5)	Maximum term of probation for a corporation:

5 years pursuant to 18 U.S.C. § 3561(c)(2) and

USSG §801.2(a)(2)

(6)	Minimum term of probation for a corporation:

0 years pursuant to 18 U.S.C. § 3561(c)(2) and

USSG §801.2(a)(2)

(7)	Maximum fine: Pursuant to 18 U.S.C. § 3571(c)

and (d), the greater of not less than $2,500 nor

more than $25,000 per day of violation (33 U.S.C.

§ 1319(c)(1)(A)); $ 200,000.00; or twice the

gross gain or loss.

(8)	Restitution pursuant to 18 U.S.C. §§ 3663, 3663A,

and 3563(b)(2) as agreed to in Paragraphs 2(iv) -

v) and 3(b)-(c) above.

(9)	Special assessment: $ 125.00

(10)	Other penalties: Public Notice of Violation; Development of a Compliance Program; Community Service; and Remediation

COUNT THREE

(1)	Clean Water Act violation for the unpermitted discharge through the 36-inch stormwater pipe at the Dan River Steam Station and aiding and

abetting

(2)	Code Sections
violated:        33 U.S.C. §§ 1311, 1319(c) (1) (A)
and 1342; and
18 U.S.C. § 2

(3)	Offense date: No later than January 2012
through February 21, 2014

(4)	Elements of the Offense:

First:    The Defendant did discharge a pollutant,
to wit, coal ash and coal ash
wastewater;

Second:    from a point source;

Third:    into a water of the United States;

Four:    the Defendant did so without a permit;

Five:    the Defendant acted negligently in so
doing; and

Six:        the Defendant aided and abetted another
in so doing.

(5)	Maximum term of probation for a corporation:

5 years pursuant to 18 U.S.C. § 3561(c)(2) and

USSG §8D1.2(a)(2)

(6)	Minimum term of probation for a corporation:

0 years pursuant to 18 U.S.C. § 3561(c)(2) and

USSG §8D1.2(a)(2)

(7)	Maximum fine: Pursuant to 18 U.S.C. § 3571(c)

and (d), the greater of: not less than $2,500 nor

more than $25,000 per day of violation (33 U.S.C.

 § 1319(c)(1)(A)); $200,000.00; or twice the gross

gain or loss.

(8)	Restitution pursuant to 18 U.S.C. §§ 3663, 3663A,

and 3563(b)(2) as agreed to in Paragraphs 2(iv) -

(v) and 3(b)-(c) above.

(9)	Special assessment: $ 125.00

(10)	Other penalties: Public Notice of ‘Violation; Development of a Compliance Program; Community Service; and Remediation

COUNT FOUR

(1)	Clean Water Act violation for the failure to

maintain the 36-inch stormwater pipe at the Dan

River Steam Station and aiding and abetting

(2)	Code Sections
violated:        33 U.S.C. § 1319(c)(1)(A),
and 1342; and
18 U.S.C. § 2

(3)	Offense date: No later than January 2012,
through February 6, 2014

(4)	Elements of the Offense:

First:	The Defendant did violate a condition of

its NDPES permit issued by the State of

North Carolina pursuant to the Clean

Water Act; to wit, the requirement to

properly maintain its equipment as more fully described in the Criminal

Information;

Second:	the Defendant acted negligently in so
doing; and

Third:	the Defendant aided and abetted another
in so doing.

(5)	Maximum term of probation for a corporation:

5 years pursuant to 18 U.S.C. § 3561(c)(2) and

USSG §8D1.2(a)(2)

(6)	Minimum term of probation for a corporation:

0 years pursuant to 18 U.S.C. § 3561(c)(2) and

USSG §8D1.2(a)(2)

(7)	Maximum fine: Pursuant to 18 U.S.C. § 3571(c)

and (d), the greater of: not less than $2,500 nor

more than $25,000 per day of violation (33 U.S.C.

§ 1319(c)(1)(A)); $200,000.00; or twice the gross gain or loss.

(8)	Restitution pursuant to 18 U.S.C. § 3663, 3663A,

and 3563(b)(2) as agreed to in Paragraphs 2(iv)-

v) and 3(b)-(c) above.

(9)	Special assessment: $ 125.00

(10)	Other penalties: Public Notice of Violation;

Development of a Compliance Program; Community

Service; and Remediation

United States v. Duke Energy Business Services LLC,
Duke Energy Carolinas, LLC, and Duke Energy Progress, Inc.,
No. 5:15-CR-68-H-22

VIOLATIONS AT RIVERBEND STEAM STAITON

COUNT ONE

(1)	Clean Water Act violation for the unpermitted

discharge from a toe drain at the ash impoundment

at Riverbend Steam Station and aiding and

abetting

(2)	Code Sections
violated:        33 U.S.C. §§ 1311, 1319(c)(1)(A),
and 1342; and
18 U.S.C. § 2

(3)	Offense date: No later than November 8, 2012,
through December 30, 2014

(4)	Elements of the Offense:

First:	The Defendant did discharge a pollutant,
to wit, coal ash and coal ash
wastewater;

Second:	from a point source;

Third:	into a water of the United States;

Four:	the Defendant did so in violation of a
permit;

2 Count Two is captured by the Plea Agreement in United States v. Duke Energy Progress, Inc., No. 5:15-CR-62-H-2; No. 5:15-CR-67-H-3; and No. 5:15-CR-68-H-3.

Five:	the Defendant acted negligently in so
doing; and

Six:	the Defendant aided and abetted another
in so doing.

(5)	Maximum term of probation for a corporation:

5 years pursuant to 18 U.S.C. § 3561(c)(2) and

USSG §8D1.2(a)(2)

(6)	Minimum term of probation for a corporation:

0 years pursuant to 18 U.S.C. § 3561(c)(2) and

USSG §8D1.2(a)(2)

(7)
Maximum fine: Pursuant to 18 U.S.C. § 3571(c) and (d), the greater of: not less than $2,500 nor more than $25,000 per day of violation (33 U.S.C. § 1319(c)(1)(A)); $200,000.00; or twice the gross gain or loss.

(8)	Restitution pursuant to 18 U.S.C. §§ 3663, 3663A, and 3563(b)(2) as agreed to in Paragraphs 2(iv) -
(v) and 3(b)-(c) above.

(9)    Special assessment: $ 125.00

(10)	Other penalties: Public Notice of Violation; Development of a Compliance Program; Community Service; and Remediation

Total Statutory Penalties: 5 years of probation; a minimum fine of $45,740,000; a maximum fine of $115,375,000; and $625.00 special assessment.]

6. The United States agrees:

a.	That pursuant to Fed. R. Crim. P. 11(c)(1nC), the

sentence set forth in Paragraph 2 above is warranted.

b.	That it reserves the right at sentencing to present

any evidence and information pursuant to 18 U.S.C.

§ 3661, to offer argument or rebuttal, to recommend

imposition of restitution, and to respond to any

motions or objections filed by the Defendant.

c.	That, subject to the reservations within this

Agreement, the United States shall not further

prosecute the Defendant, including all predecessors, successors, and assignees of the Defendant, for conduct constituting the basis for the Criminal Informations covered by this Agreement as set forth in the Joint Factual Statement or about which the United States Attorneys’ Offices for the Eastern, Middle, and Western Districts and the Department of Justice - Environmental Crimes Section were otherwise aware of as of the date of this Agreement. This

Agreement shall not apply to individuals. Should the Court determine that the Defendant has breached this Agreement, the Defendant will not be entitled to withdraw its plea of guilty, and the United States may prosecute the Defendant, and any predecessors, successors, and assignees of the Defendant for conduct constituting the basis for the Criminal

Informations covered by this Agreement,

notwithstanding the expiration of any applicable statutes of limitations following the signing of this

Agreement. In any such prosecution, the United

States may use the Defendant’s admissions of guilt as admissible evidence against the Defendant.

d.	That it will make known to the Court at sentencing

the full extent of the Defendant’s cooperation.

e.	Pursuant to USSG §131.8, that self-incriminating information provided by the Defendant pursuant to this Agreement shall not be used against the

Defendant in determining the applicable advisory Guideline range, except as provided by USSG §1B1.8 and except as stated in this Agreement. The United States may provide to the United States Probation Office any evidence concerning relevant conduct.

f.	Notwithstanding the foregoing, the United States Attorneys’ Offices for the Eastern, Middle, and Western Districts of North Carolina and the

Department of Justice - Environmental Crimes Section further recognize that this Agreement does not provide or promise any waiver of any civil or administrative actions, sanctions, or penalties that may apply, including but not limited to: fines; penalties; claims for damages to natural resources; suspension, debarment, listing to restrict rights and opportunities of the Defendant to contract with or receive assistance, loans, and benefits from United

States agencies; licensing; injunctive relief; or remedial action to comply with any applicable regulatory requirement.

(SPACE LEFT BLANK INTENTIONALLY)

SO AGREED, THIS 20th DAY OF FEBRUARY, 2015.

THOMAS G. WALKER
U.S. Attorney
Eastern District of North Carolina
North Carolina

JOHN C. CRUDEN
Assistant Attorney General
Department of Justice
Environment and Natural
Resources Division

JILL WESTMORELAND ROSE
Attorney for the United States
Acting Under Authority
Conferred by 28 USC §515
Western District of North Carolina

CLIFTON T. BARRETT
Attorney for the United States
Acting Under Authority
Conferred by 28 USC §515
Middle District of North Carolina

ON BEHALF OF EACH PROSECUTING OFFICE:

BANUMATHI RANGARAJAN
Senior Litigation Counsel
Criminal Division
U.S. Attorney's Office - EDNC

LANA N. PETTUS
Senior Trial Attorney
Environmental Crimes Section
U.S. Department of Justice

SETH M. WOOD
Assistant U.S. Attorney
Appellate Division
U.S. Attorney's Office - EDNC

STEPHEN INMAN
Deputy Chief
Criminal Division
U.S. Attorney's Office - MDNC

ERIN C. BLONDEL
Assistant U.S. Attorney
Criminal Division
U.S. Attorney's Office - EDNC

JOANNA G. MCFADDEN
Assistant U.S. Attorney
Criminal Division
U.S. Attorney's Office - MDNC

JODI MAZER
Special Assistant U.S. Attorney
Criminal Division
U.S. Attorney's Office - EDNC

STEVEN R. KAUFMAN
Assistant U.S. Attorney
Criminal Division
U.S. Attorney's Office - WDNC

The undersigned, Lynn J. Good, President and Chief Executive Office of Duke Energy Corporation, the Guarantor, hereby acknowledges the terms and conditions of the foregoing Plea Agreement as they apply to the Guaranty set forth in Exhibit B.

EXHIBIT A
Copy of Joint Factual Statement

UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF NORTH CAROLINA
WESTERN DIVISION
No.    5:15-CR-62-H
No.    5:15-CR-67-H
No.    5:15-CR-68-H

UNITED STATES OF AMERICA            )
)
v.                    )    JOINT FACTUAL STATEMENT
DUKE ENERGY BUSINESS SERVICES LLC    )
DUKE ENERGY CAROLINAS, LLC         )
DUKE ENERGY PROGRESS, INC.        )

I.    INTRODUCTION

Defendants Duke Energy Business Services .LLC (“DUKE ENERGY BUSINESS SERVICES”), Duke Energy Carolinas, LLC (“DUKE ENERGY CAROLINAS”), and Duke Energy Progress, Inc. (“DUKE ENERGY PROGRESS”),(collectively referred to as “Defendants”) and the United States of America, by and through the United States Attorneys for the Eastern District of North Carolina, the Middle District of North Carolina and the Western District of North Carolina and the Environmental Crimes ‘Section of the United States Department of Justice (collectively referred to herein as “the United States” or “the government”), hereby agree that this Joint Factual Statement is a true and accurate statement of the Defendants’ criminal conduct and that it provides a sufficient basis for the Defendants’ pleas of guilty to the following charging documents and the terms of the Plea Agreements:

United States v. Duke Energy Business Services, LLC, and
Duke Energy Progress, Inc., No. 5:15-CR-62-H;

United States v. Duke Energy Business Services, LLC, Duke Energy Carolinas, LLC, and Duke Energy Progress, Inc.,

No. 5:15-CR-67-H; and

United States v. Duke Energy Business Services, LLC, Duke Energy Carolinas, LLC, and Duke Energy Progress, Inc.,

No. 5:15-CR-68-H.

The charges from the Middle District of North Carolina and the Western District of North Carolina have been transferred to the Eastern District of North Carolina for purposes of plea pursuant to Fed. R. Crim. P. 20. The Defendants’ guilty pleas are to be entered pursuant to the Plea Agreements signed and dated this same day.
II. OVERVIEW AND BACKGROUND

Dan River Steam Station -
Middle District of North Carolina

1.    From at least January 1, 2012, DUKE ENERGY CAROLINAS and DUKE ENERGY BUSINESS SERVICES failed to properly maintain and inspect the two stormwater pipes underneath the primary coal ash basin at the Dan River Steam Station in Eden, North Carolina. On February 2, 2014, one of those pipes failed, resulting in the discharge of approximately 27 million gallons of coal ash wastewater and between 30,000 and 39,000 tons of coal ash into the Dan River. The coal ash travelled more than
62 miles downriver to the Kerr Lake Reservoir on the border of
2

North Carolina and Virginia. Video camera inspections of the other pipe, conducted in the aftermath of the spill, revealed that the other pipe had also deteriorated, allowing coal ash wastewater to leak into the pipe, and that DUKE ENERGY CAROLINAS and DUKE ENERGY BUSINESS SERVICES had not taken appropriate action to prevent unauthorized discharges from the pipe.
Cape Fear Steam Electric Plant -
Middle District of North Carolina

2.    DUKE ENERGY PROGRESS and DUKE ENERGY BUSINESS SERVICES also failed to maintain the riser structures in two of the coal ash basins at the Cape Fear Steam Electric Plant, resulting in the unauthorized discharges of leaking coal ash wastewater into the Cape Fear River.
Asheville, Riverbend, & Lee Steam Stations -
Eastern and Western Districts of North Carolina

3.    Additionally, DUKE ENERGY CAROLINAS’ and DUKE ENERGY PROGRESS’s coal combustion facilities throughout North Carolina allowed unauthorized discharges of pollutants from coal ash basins via “seeps” into adjacent waters of the United States. Three of those facilities include the Asheville Steam Electric Generating Plant, the H.F. Lee Steam Electric Plant, and the Riverbend Steam Station. At those facilities, discharges from naturally occurring seeps were channeled by DUKE ENERGY CAROLINAS and DUKE ENERGY BUSINESS SERVICES to flow through

3

engineered drains and ditches into waters of the United States without obtaining or maintaining the necessary permits.
4.    The Defendants’ conduct violated the Federal Water Pollution Control Act (commonly referred to as the “Clean Water Act,” or “CWA”). 33 U.S.C. §§ 1251 et seq. More specifically, the criminal investigation, conducted out of the Eastern District of North Carolina, revealed the following:
DEFENDANTS AND CORPORATE STRUCTURE
5.    Duke Energy Corporation is an energy company headquartered in Charlotte, North Carolina.
6.    Duke Energy Corporation is a holding company whose direct and indirect subsidiaries operate in the United States and Latin America. Duke Energy Corporation’s wholly-owned subsidiaries include: DUKE ENERGY CAROLINAS; Progress Energy, Inc. (“Progress Energy”); DUKE ENERGY PROGRESS; and DUKE ENERGY BUSINESS SERVICES.
7.    DUKE ENERGY CAROLINAS, a North Carolina limited liability company, is a regulated public utility primarily engaged in the generation, transmission, distribution and sale of electricity in portions of North Carolina and South Carolina.
8.    Progress Energy, a North Carolina corporation headquartered in Raleigh, North Carolina, is a holding company which holds, among other entities, DUKE ENERGY PROGRESS.

4

9.    DUKE ENERGY PROGRESS, a North Carolina corporation, is a regulated public utility primarily engaged in the generation, transmission, distribution and sale of electricity in portions of North Carolina and South Carolina.    Prior to the July 2, 2012, merger between Duke Energy Corporation and Progress Energy, Inc., DUKE ENERGY PROGRESS was known as Carolina Power & Light, Inc., d/b/a Progress Energy Carolinas.
10.    “Progress Energy Carolinas” will refer to DUKE ENERGY PROGRESS before the merger.
11.    DUKE ENERGY BUSINESS SERVICES provides shared services to all of Duke Energy Corporation’s operating utilities nationwide, including: Legal Counsel; Central Engineering & Services; Environmental, Health & Safety; Ethics and Compliance; and Coal Combustion Products.
12.During the time period relevant to the charges, within the State of North Carolina, the Defendants and/or their predecessors owned and operated the following facilities with coal ash basins:

FACILITY	OWNER/ OPERATOR	NUMBER OF COAL ASH BASINS	ADJACENT WATERS OF THE UNITED STATES	FEDERAL JUDICIAL DISTRICT
Allen Steam Station (Gaston County)	Duke Energy Carolinas	2	Lake Wylie & Catawba River	WDNC
Asheville Steam Electric Generating Plant (Buncombe County)	Duke Energy Progress	2	French Broad River	WDNC

5

Belews Creek Steam Station (Stokes County)	Duke Energy Carolinas	1	Belews Lake & Dan River	MDNC
Buck Steam Station (Rowan County)	Duke Energy Carolinas	3	Yadkin River & High Rock Lake	MDNC
Cape Fear Steam Electric Plant (Chatham County)	Duke Energy Progress	5	Cape Fear River	MDNC
Cliffside Steam Station (Rutherford & Cleveland Counties)	Duke Energy Carolinas	3	Broad River	WDNC
Dan River Steam Station (Rockingham County)	Duke Energy Carolinas	2	Dan River	MDNC
H.F. Lee Steam Electric Plant (Wayne County)	Duke Energy Progress	5	Neuse River	EDNC
L.V. Sutton Electric Plant (New Hanover County)	Duke Energy Progress	2	Cape Fear River & Sutton Lake[1]	EDNC
Marshall Steam Station (Catawba County)	Duke Energy Carolinas	1	Lake Norman	WDNC
Mayo Steam Electric Plant (Person County)	Duke Energy Progress	1	Mayo Lake	MDNC
Riverbend Steam Station (Gaston County)	Duke Energy Carolinas	2	Catawba River	WDNC
Roxboro Steam Electric Plant (Person County)	Duke Energy Progress	2	Hyco River	MDNC
Weatherspoon Steam Electric Plant (Robeson County)	Duke Energy Progress	1	Lumber River	EDNC

________________________
1 While the parties agree that Sutton Lake receives wastewater from the L.V. Sutton Electric Plant, the status of Sutton Lake as a “water of the State” or “water of the United States” is part of ongoing federal civil litigation. See Cape Fear River Watch, Inc. v. Duke Energy Progress, Inc., 25 F.Supp.3d 798, 808-809 (2014). The Defendants do not concede that Sutton Lake is a jurisdictional water in this Joint Factual Statement.

6

COAL COMBUSTION PLANTS AND COAL ASH BASINS
13.    Power plants that generate electricity through the combustion of coal create a number of waste byproducts. Among those waste byproducts are “coal combustion residuals” or “CCRs.” CCRs include fly ash, bottom ash, coal slag, and flue, gas desulfurized gypsum. Fly ash and bottom ash are both commonly referred to as “coal ash.” Coal ash contains various heavy metals and potentially hazardous constituents, including arsenic, barium, cadmium, chromium, lead, manganese, mercury, nitrates, sulfates, selenium, and thallium. Coal ash has not been defined, itself, as a “hazardous substance” or “hazardous waste” under federal law, although some constituents of coal ash may be hazardous in sufficient quantities or concentrations.
14.    Coal ash basins (also known as “coal ash ponds,” “coal ash impoundments,” or “ash dikes”) may be part of the waste treatment system at coal-fired power plants. Historically, the Defendants’ coal ash basins were unlined earthen impoundments and typically operated as follows: Coal ash was mixed with water to form slurry. The coal ash slurry was carried through sluice pipe lines to the coal ash basin. Settling occurred in the coal ash basin, in which particulate matter and free chemical components separated from the slurry and settled at the bottom of the basin. Less contaminated water remained at the surface of the basin, from which it could eventually be
7

discharged if authorized under relevant law and permits. In some instances, such as the Dan River Steam Station, water at the surface of the primary basin, flowed into a secondary basin, where further settling and treatment occurred before its discharge into a water of the United States.
15.    Coal ash basins generally continued to store settled ash and particulate material for years or decades. From time to time, the Defendants dredged settled coal ash from the basins, storing the ash in dry stacks on plant property.
16.    A total of approximately 108 million tons of coal ash are currently held in coal ash basins owned and operated by the Defendants in North Carolina. Duke Energy Corporation subsidiaries also operate facilities with coal ash basins in South Carolina (approximately 5.99 million tons of coal ash), Kentucky (approximately 1.5 million tons of coal ash), Indiana (approximately 35.6 million tons of coal ash), and Ohio (approximately 5.9 million tons of coal ash).
17.    Each of the Defendants’ facilities in North Carolina with coal ash basins sought and received permits to discharge treated coal ash wastewater through specified permitted outfalls into waters of the United States, including those listed in paragraph 12.

8

III. LEGAL AND REGULATORY BACKGROUND

CLEAN WATER ACT

18.    The Clean Water Act is a federal law enacted to “restore and maintain the chemical, physical, and biological integrity of the Nation’s waters.” 33 U.S.C. § 1251(a).
19.    The Act prohibits the discharge of any pollutant into waters of the United States except in compliance with a permit issued pursuant to the CWA under the National Pollutant Discharge Elimination System (“NPDES”) by the United States Environmental Protection Agency (“EPA”) or by a state with an approved permit program. 33 U.S.C. §§ 1311(a) and 1342.
20.    The Act defines “discharge of a pollutant” as “the addition of any pollutant to navigable waters from any point source.” 33 U.S.C. § 1362(12). The term “pollutant” includes a wide range of materials, including solid waste and industrial waste. 33 U.S.C. § 1362(6). Coal ash and coal ash wastewater are pollutants.
21.    A “point source” is a “confined and discrete conveyance, including . . . any pipe . . . from which pollutants are or may be discharged.” 33 U.S.C. § 1362(14). Pipes and channelized ditches conveying stormwater or wastewater to surface waters are point sources.

9

22.    ”Navigable waters” are defined in the Act as “waters of the United States.” 33 U.S.C. § 1362(7). “Waters of the United States” include rivers and streams “which would affect or could affect interstate or foreign commerce including any such waters . . . [w]hich are or could be used by interstate or foreign travelers for recreational or other purposes . . . [and the] [t]ributaries of [such] waters.” 40 C.F.R. § 122.2. The following rivers are “waters of the United States”: (1) Broad River; (2) French Broad River; (3) Cape Fear River; (4) Catawba River; (5) Dan River; (6) Yadkin-Pee Dee River; (7) Neuse River; (8) Lumber River; (9) Roanoke River; (10) Hyco River; (11) all tributaries of those rivers, including the South Fork of the Catawba River and Crutchfield Branch; and (12) all lakes and reservoirs exchanging water with those rivers, including, but not limited to, Belews Lake, Lake Norman, Mayo Lake, High Rock Lake, Sutton Lake,2 and Kerr Reservoir.
23.    Permits regulating discharges of pollutants (other than dredge and fill material) to waters of the United States are issued under the NPDES permit program. See 33 U.S.C. § 1342. Under the NPDES permit program, persons or entities who wish to discharge one or more pollutants must apply for an permit from the proper state or federal agency. See 40 C.F.R. § 122.21. A “permit” is “an authorization, license, or equivalent
_______________________________
2 See note 1, supra.
10

control document issued by EPA or an ‘approved State’ to implement the requirements of [the CWA].” “Permit” does not include a “draft permit” or a “proposed permit” which has not yet been the subject of final agency action. 40 C.F.R. § 122.2 (emphasis added). Thus, an application for a permit does not provide the applicant with authority or permission to discharge under the Act.
24.    States can seek approval from EPA to administer and enforce the CWA NPDES permit program. 33 U.S.C. § 1342(b). EPA’s approval of a state program does not affect the United States’ ability to enforce the Act’s provisions. 33 U.S.C. § 1342(i).
25.    On October 19, 1975, EPA approved the State of North Carolina’s application to administer the NPDES Program. 40

Fed. Reg. 51493-05 (Nov. 5, 1975).
26.    NPDES permits typically contain, among other things, effluent limitations; water quality standards; monitoring and reporting requirements; standard conditions applicable to all permits; and special conditions where appropriate. See 33 U.S.C. § 1342; 40 C.F.R. §§ 122.41-122.50.
27.    All of DUKE ENERGY CAROLINAS’ and DUKE ENERGY PROGRESS’s facilities with coal ash basins in North Carolina are required to comply with the following Standard Conditions,

11

incorporated into their NPDES permit. See also 40 C.F.R. § 122.41.

a.
The Permittee shall take all reasonable steps to minimize or prevent any discharge or sludge use or disposal in violation of this permit with a reasonable likelihood of adversely affecting human health or the environment. Standard Conditions, Section B(2) (“General Conditions”).

b.
The Permittee shall at all times properly operate and maintain all facilities and systems of treatment and control (and related appurtenances) which are installed or used by the Permittee to achieve compliance with the conditions of this permit. Standard Conditions, Section C(2) (“Operation and Maintenance of Pollution Controls”).

IV. FACTUAL BASIS FOR PLEA AND RELEVANT CONDUCT

DAN RIVER STEAM STATION

28.    DUKE ENERGY CAROLINAS owns and operates the Dan River Steam Station (“DAN RIVER”), located on the Dan River in the Roanoke River Basin near Eden, North Carolina. DAN RIVER began operating in 1949 as a coal combustion plant. The coal combustion unit at DAN RIVER was retired in 2012. DUKE ENERGY CAROLINAS now operates a combined cycle natural gas facility to generate steam and electricity at DAN RIVER.
29.    In 1956, the first coal ash basin at DAN RIVER was constructed to store existing and future coal ash. This basin is commonly referred to as the “Primary Ash Basin.”
30.    Two stormwater pipes run under the Primary Ash Basin: a 48-inch stormwater pipe and a 36-inch stormwater pipe. Both
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were designed to carry stormwater from the site to the Dan River.
31.    The 48-inch stormwater pipe predates the Primary Ash Basin. As installed in 1954, the 48-inch stormwater pipe was composed of galvanized corrugated metal pipe (“CMP”).
32.    From 1968 to 1969, the Primary Ash Basin was expanded over the original outfall of the 48-inch stormwater pipe. When the Primary Ash Basin was expanded, the 48-inch stormwater pipe was extended using reinforced concrete. After the expansion, the 48-inch stormwater pipe was a total of 1130 feet in length, of which approximately 786 feet was corrugated metal pipe and approximately 344 feet was reinforced concrete pipe (“RCP”).
33.    The 36-inch stormwater pipe is composed of reinforced concrete pipe that is approximately 600 feet in length.
34.    Between 1976 and 1977, the expanded Primary Ash Basin was divided to form a second basin, commonly referred to as the “Secondary Ash Basin.”
35.    The Primary Ash Basin has a surface area of approximately 27 acres and a total storage capacity of approximately 477 acre-feet (or 155,431,132 gallons). The Secondary Ash Basin has a surface area of approximately 12 acres and a total storage capacity of approximately 187 acre-feet (or 60,934,277 gallons). In 2013, the basins contained a total of

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approximately 1,150,000 cubic yards (or 232,270,130 gallons) of coal ash.
36. In a 2009 EPA Dam Safety Assessment, it was noted that the Primary and Secondary coal ash basins were:
Classified as a significant hazard potential structure due to the environmental damage that would be caused by misoperation or failure of the structure.

DAN RIVER STEAM STATION NPDES PERMIT
37.    On January 31, 2013, the State of North Carolina, through its Department of Environment and Natural Resources (“DENR”) - Division of Water Resources (“DWR”), issued a new NDPES permit to DUKE ENERGY CAROLINAS. Effective March 2013, NPDES Permit NC0003468 (“the Dan River Permit”), and authorized the discharge of wastewater from specified outfalls at DAN RIVER.
38.    The Dan River Permit required, among other things, that the facility meet the dam design and dam safety requirements set forth in North Carolina regulations at 15A NCAC 2K.
39.    Pursuant to 15A NCAC 2K.0301, dams such as the Primary Ash Basin at DAN RIVER are subject to annual safety inspections by state authorities.

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40.    In 2006, DUKE ENERGY CAROLINAS, with the assistance of DUKE ENERGY BUSINESS SERVICES, applied for a NDPES stormwater permit for the 48-inch and the 36-inch pipes. As of February 2, 2014, DENR had not issued DUKE ENERGY CAROLINAS an individual or general NDPES stormwater permit for either the 48-inch or 36-inch pipe.
41.    A NPDES stormwater permit is different than the NPDES permit issued for the discharge of wastewater from a treatment system. Stormwater permits generally do not allow the discharge of wastewater or particulates from coal ash basins or other industrial processes.
42.    Neither the 48-inch nor the 36-inch stormwater pipe was a permitted outfall under the Dan River permit for wastewater.    Neither DUKE ENERGY CAROLINAS nor any predecessor received authorization pursuant to the CWA and NPDES program to discharge wastewater from the coal ash basins or coal ash stored in those basins from either the 48-inch or 36-inch stormwater pipe under the Primary Coal Ash Basin at DAN RIVER.
1979 DOCUMENTED PROBLEMS WITH STORMWATER PIPES
43.    In 1979, DUKE ENERGY CAROLINAS (at that time called Duke Power Company) inspected the 48-inch stormwater pipe through its Design Engineering and Station Support group. Although no major leaks were identified, engineers noted water

15
leaking into the pipe. Repairs to the 48-inch stormwater pipe were undertaken in response to this inspection.
44.    Also in 1979, the- Design Engineering and Station Support group inspected the 36-inch stormwater pipe. Twenty-two joints in the 36-inch pipe were noted for major leaks. DUKE ENERGY CAROLINAS/Duke Power Company employees recommended that the company repair the leaks or reroute the drain lines, noting that the discharges could be violations of EPA regulations. Repairs to the 36-inch stormwater pipe were undertaken in response to this inspection.
INSPECTIONS OF DAN RIVER COAL ASH BASINS AND DUKE ENERGY’S
RESPONSE TO RECOMMENDATIONS

45.    Pursuant to the requirements of North Carolina’s dam safety laws, from 1981 through 2007, DUKE ENERGY CAROLINAS/Duke Power Company hired consultants to perform inspections of the coal ash basins at DAN RIVER every five years. The consultants generated reports containing their observations and recommendations that were provided to and reviewed by DUKE ENERGY CAROLINAS/Duke Power Company.    In the same time period and pursuant to the same laws, DUKE ENERGY CAROLINAS/Duke Power Company performed its own annual inspections of the coal ash basins. DUKE ENERGY CAROLINAS/Duke Power Company also performed less-detailed monthly inspections of the coal ash basins.

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46.    In 1981, Engineering Firm #1 conducted the first of five independent inspections of DAN RIVER’S ash basins. The report clearly identified the 48-inch pipe as part CMP/part RCP and the 36-inch pipe as RCP. (See Appendix, Diagram 1).
47.    The 1981 report made the following recommendation, among others:
The culverts which pass beneath the primary basin may become potential sources of problems, particularly as they age. As noted previously, there seemed to be more water leaving the 52/36-inch culvert than entering it. It is recommended that within the next several months the flow rate at each of the culverts be established, then checked at 6-month intervals thereafter. If there is a significantly greater flow of water leaving the pipes than entering them, the pipes should be inspected for leakage, as was done in 1979, and any needed repairs implemented.

48.    The original schematic drawings in the 1981 report were maintained on site at DAN RIVER.
49.    A 1984 Annual Inspection report prepared by DUKE ENERGY CAROLINAS/Duke Power Company recommended that “[f]low in the culverts beneath the primary basin should continue to be monitored at six month intervals” and that “[t]he corrugated metal pipe at the west end of the basin should be monitored in future inspections for further damage from seepage flow.”
50.    A 1985 Annual Inspection report prepared by DUKE ENERGY CAROLINAS/Duke Power Company clearly identified the 48-inch stormwater pipe as CMP. At least one of the engineers who participated in the 1985 annual inspection continues to work for
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DUKE ENERGY BUSINESS SERVICES, although currently in a different capacity, and, in fact, conducted two inspections of the Primary and Secondary Ash Basins in 2008.
51.    In 1986, Engineering Firm #1 conducted the “Second Five-Year Independent Consultant Inspection of the Ash Dikes” at DAN RIVER. The report clearly identified the 48-inch pipe as part CMP/part RCP and the 36-inch pipe as RCP. Employees of DUKE ENERGY CAROLINAS/Duke Power Company accompanied the consultant during field inspections.
52.    The 1986 report repeated the recommendation noted in 1981:
The monitoring program appears adequate, except it would be desirable to quantitatively (rather than qualitatively) monitor the inflow and outflow at the 52/36-inch diameter culvert, as recommended in the 1981 inspection report, to check for joint leakage.

It would also be desirable to do quantitative monitoring of inflow and outflow of the 48-inch diameter culvert that also passes beneath the ash basin; part of this culvert is constructed of corrugated metal pipe which would be expected to have less longevity of satisfactory service than the reinforced concrete pipes.

* * *

It is recommended that quantitative monitoring of inflow and outflow be done at the culverts which pass under the ash basin to check for potential leakage. It is recommended that this monitoring be done at 6-

month intervals. If there is a significant difference between inflow and outflow, or whenever there is some cause to suspect leakage, the inside of the culverts should be inspected for leakage.

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53.    In the 1986 Annual Inspection report, engineers for DUKE ENERGY CAROLINAS/Duke Power Company asked the DAN RIVER personnel to perform the following tasks:
Quantitatively monitor the inflow and outflow at the two culverts that pass under the ash basin. Instructions are provided on the attached form and tables. Monitoring should begin within thirty days after the installation of V-notched weirs at the inlets and continue at six-month intervals. Random tests at various depths of flow should be made using a bucket and stop watch to verify flow rates given in the attached tables before beginning the monitoring schedule. Results of these tests should be transmitted to Design Engineering.

54.    DUKE ENERGY CAROLINAS did not install V-notched weirs at the inlets.    Flow monitoring, while apparently performed between 1991 and 1998, was not reported on the requested forms.
55.    In 1991, Engineering Firm #2 performed the Third Five-Year Independent Consultant Inspection of the ash basins at DAN RIVER. The report noted that the two stormwater pipes passed under the Primary Ash Basin, but incorrectly identified the entire length of the 48-inch pipe as RCP. During the review process and prior to submission to the North Carolina Utilities Commission, engineers for DUKE ENERGY CAROLINAS/Duke Power Company did not correct the error.    This erroneous description

of the 48-inch stormwater pipe was repeated in the 1998, 2001 and 2007 Five-Year Independent Consultant Inspection reports produced by Engineering Firms #1 and #3 and not corrected by DUKE ENERGY CAROLINAS/Duke Power Company.
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56.    The 1991 report repeated the prior monitoring recommendations:
As was previously recommended, the inflow and outflow of the drainage pipes extending under the ash basins should be monitored for the quantity flowing in versus that flowing out and the turbidity of the discharge. If a disparity becomes evident or if there is evidence of turbidity, the pipes should be checked for leaks.

57.    The 1998 Fourth Independent Consultant Inspection report prepared by Engineering Firm #1 made the following recommendation for monitoring of the stormwater pipes:
The outflow of the drainage pipes extending under the primary ash basins to the river should be monitored for turbidity of the discharge, which would be indicative of soil entrance into the pipes through leaks under the basin.    The appearance of turbidity would make it advisable to perform a TV camera inspection of the pipe to help determine if the leak or leaks are a threat.

58.    The recommendation in the 1998 report was repeated in identical language in the 2001 and 2007 Five-Year Inspection reports prepared by Engineering Firm #1 and #3, respectively.
59.    In the 2007 Sixth Five-Year Independent Consultant Inspection report, Engineering Firm #3 noted that DUKE ENERGY CAROLINAS engineers had not performed annual inspections since 2001, and also had not performed monthly inspections in 2003. The firm expressed concern over the qualifications of the DUKE ENERGY CAROLINAS employees assigned to perform monitoring. Engineering Firm #3 recommended “that Duke reinstitute more

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clearly defined engineering responsibility for the receiving and plotting of data from the dikes at the individual stations.”
60.    After 2008, DUKE ENERGY CAROLINAS installed a metal platform over rip rap (large rocks) along the outer wall of the coal ash basin to better enable employees to access the river bank near the outfalls of the 48-inch and 36-inch stormwater pipes. However, DUKE ENERGY CAROLINAS employees were still unable to view the 36-inch stormwater pipe outfall.
61.    A 2009 EPA Dam Safety Assessment, prepared for EPA by an engineering contractor, restated the recommendations of the Sixth Five-Year Independent Consultant Inspection report and recommended that DUKE ENERGY CAROLINAS complete the implementation of those recommendations as described in the Sixth Five-Year Independent Consultant Inspection Report. Based on information received from DUKE ENERGY CAROLINAS, the EPA Dam Safety Assessment reported that “[v]isual monitoring of the outflow from the drainage pipes that go under the Primary Basin is performed on a monthly basis.” EPA’s contractor observed that during its field inspection in May 2009, the outflow from the 48-inch and 36-inch pipes was clear.
62.    The last monthly inspection of the stormwater pipes occurred on January 31, 2014. The form created by DUKE ENERGY CAROLINAS for recording observations during the monthly inspections did not provide any specific space for reporting
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observations of the stormwater pipes and the DUKE ENERGY CAROLINAS employee who performed the inspection did not independently record any observations of the pipes on the form for the January 31, 2014, inspection.    According to the DUKE ENERGY CAROLINAS employee who performed the January 31, 2014, she did not observe turbidity in the water flowing from the 48-inch stormwater pipe. She could not see the discharge from the 36-inch stormwater pipe due to the location of the outfall in relation to her observation point on the scaffolding.
63.    Between 1999 and 2008, and again from January 2013 through January 31, 2014, DUKE ENERGY CAROLINAS employees did not perform any visual inspections of the 36-inch stormwater pipe.
64.    Between 1999 and 2008, during the months from May to September, DUKE ENERGY CAROLINAS employees were generally not able to conduct visual inspections of the flow from the 48-inch pipe because it was too difficult to access the end of the pipe from land as the result of vegetative growth and the presence of snakes.
65.    Each of the DUKE ENERGY CAROLINAS employees, responsible for monitoring the flow from the stormwater pipes from 1991 to December 2012 was aware that the 48-inch stormwater pipe was composed of, corrugated metal.

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ADDITIONAL DUKE ENERGY DOCUMENTATION THAT
THE 48-INCH STORMWATER PIPE WAS CMP

66.    On or about January 22, 2014, Engineering Firm #4 finished a draft document titled “Design Report - DRAFT Ash Basin Closure - Conceptual Design for Dan River Steam Station.” Appendix 4 of the Report identifies the 48-inch stormwater pipe as “CMP,” although that information was not separately stated in the body of the report. In preparing the report, Engineering Firm #4 engineers relied on .documentation provided by DUKE ENERGY CAROLINAS and DUKE ENERGY BUSINESS SERVICES, including a 2008 schematic of the Primary Ash Basin that correctly identified the 48-inch stormwater pipe as CMP. Engineers with DUKE ENERGY BUSINESS SERVICES’ Central Engineering office worked with Engineering Firm #4 in the preparation of the conceptual design and reviewed the draft documents but did not notice the labeling of the 48-inch stormwater pipe in Appendix 4.
67.    A 2009 schematic entitled “Rough Grading - Overall Grading Plan for Dan River Combined Cycle” provided to DUKE ENERGY CAROLINAS by one of its contractors also identified the 48-inch stormwater pipe as CMP.
68.    As of the date of the Dan River spill, record-keeping and information-sharing practices at DUKE ENERGY CAROLINAS and DUKE ENERGY BUSINESS SERVICES did not ensure that information such as the actual composition of the 48-inch pipe was
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communicated from employees with knowledge to engineers and employees making budget decisions.    Additionally, engineers in DUKE ENERGY BUSINESS SERVICES, with responsibility for DAN RIVER, had not sufficiently reviewed the records available to them and, therefore, continued to operate under the erroneous belief that the 48-inch pipe was made entirely of RCP.
RECOMMENDATION FOR CAMERA INSPECTIONS
BY DUKE ENERGY PROGRAM ENGINEERING

69.    From at least 2011 through February 2014, DUKE ENERGY BUSINESS SERVICES had a group of engineers assigned to support fossil impoundment and dam inspections. The group was known as “Program Engineering.”
70.    In May 2011, a Senior Program Engineer and a Program Engineer with responsibilities covering DAN RIVER, recommended that the budget for DAN RIVER include camera inspections of the pipes within the Primary and Secondary Ash Basins. The estimated total cost for the camera inspection of four pipes, including the 48-inch stormwater pipe, within the Primary and Secondary Coal Ash Basins was $20,000.
71.    DUKE ENERGY CAROLINAS did not provide funding for the camera inspection.
72.    Upon learning that the camera inspection was not funded, the DAN RIVER Station Manager called the Vice-President

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of Transitional Plants and Merger Integration, who was in charge of approving the budget at DAN RIVER and other facilities. The Station Manager told the Vice-President that DAN RIVER needed the camera inspections, that the station did not know the conditions of the pipes, and that if one of the pipes failed, there would be environmental harm.    The request was still denied.
73.    In May 2012, the Senior Program Engineer and the Program Engineer again recommended that the budget for DAN RIVER include camera inspections of the 48-inch and 36-inch stormwater pipes underneath the Primary Ash Basin, along with two additional pipes within the Primary and Secondary Ash Basins. The estimated total costs for the camera inspection was $20,000. The reason noted on the budget request form was “internal recommendation due to age of piping system.”
74.    By e-mail dated May 30, 2012, the Senior Program Engineer indicated his intention to eliminate the camera survey budget line item for stormwater pipes at DAN RIVER in light of the anticipated closure of the basins.
75.    In response to the Senior Program Engineer’s May 30, 2012, email, the DAN RIVER Equipment Owner, employed by DUKE ENERGY BUSINESS SERVICES and responsible for monitoring the Primary Ash Basin wrote, in part:

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I would think with the basin closing you would want to do the camera survey. I don’t think the drains have ever been checked and since they go under the basin I would like to ensure that we are eliminating any risk before closing the basins.

76.    In response to the Senior Program Engineer’s May 30, 2012, email, another DUKE ENERGY BUSINESS SERVICES employee advised:
I don’t know if this changes your opinion, but [it] isn’t likely that the ash basin will close in 2013. We have to submit a plan to the state at least one Year prior to closure and we haven’t even begun to prepare that.

77.    On a date unknown but sometime between May 2012 and July 2012, at an in-person meeting, a DUKE ENERGY BUSINESS SERVICES Program Engineer asked the Vice-President of Transitional Plants and Merger Integration whether camera inspections of the stormwater pipes would be funded. The Vice-President said no.
78.    In June 2012, preliminary engineering plans for closing the. DAN RIVER coal ash basins called for the removal of both the 48-inch and 36-inch pipes. However, between 2012 and 2014, there was no set date for closing and no formal closure plan had been submitted to DENR. In December 2012, the DAN RIVER ash basin closure was not projected to be completed until 2016.
79.    DUKE ENERGY CAROLINAS did not provide funding for the camera inspections of the stormwater pipes and no camera
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inspections were performed prior to February 2, 2014. If a camera inspection had been performed as requested, the interior corrosion of the elbow joint in the 48-inch pipe would likely have been visible.
80.    From at least January 1, 2012, through February 2, 2014, DUKE ENERGY CAROLINAS and DUKE ENERGY BUSINESS SERVICES failed to take reasonable steps to minimize or prevent discharge of coal ash to the Dan River that would adversely affect the environment and failed to properly operate and maintain the DAN RIVER coal ash basins and the related stormwater pipes located berieath the Primary Coal Ash Basin, thus, negligently violating the DAN RIVER NPDES permit.
FEBRUARY 2014 DISCHARGES INTO THE DAN RIVER

81.    On February 2, 2014, a five-foot long elbow joint within the sixty-year-old corrugated metal section of the 48-inch pipe under the Primary Ash Basin at DAN RIVER failed, resulting in the release of coal ash wastewater and coal ash into the Dan River.
82.    Later inspection of the elbow joint, after its retrieval from the Dan River, revealed extensive corrosion of the metal of the elbow joint initiating at the bottom center of the elbow. The parties disagree about some of the factors that contributed to the extensive corrosion.    Nevertheless, the age

of the pipe was at or beyond the reasonably expected serviceable
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life for CMP under similar conditions. Ultimately, the combination of the corrosion and the weight of the coal ash basin over the elbow joint caused it to buckle, fail, and be pushed through the end of the 48-inch stormwater pipe into the Dan River.
83.    Between approximately 1:30 p.m. and approximately 2:00 p.m. on February 2, 2014, a security guard at DAN RIVER noticed that the level of the wastewater in the Primary Ash Basin had dropped significantly.
84.    The security guard immediately notified DUKE ENERGY CAROLINAS employees in the control room for the adjacent natural gas-powered combined cycle plant. The DUKE ENERGY CAROLINAS Shift Supervisor on duty went to the Primary Ash Basin and observed a large sinkhole. The Shift Supervisor saw only residual water and mud left in the basin. The Shift Supervisor alerted other DUKE ENERGY CAROLINAS and DUKE ENERGY BUSINESS SERVICES employees in order to begin response efforts.
85.    After the initial discovery of the sinkhole in the Primary Ash Basin on February 2, 2014, an employee who responded to the site circulated photographs of the Primary Ash Basin to other DUKE ENERGY CAROLINAS and DUKE ENERGY BUSINESS SERVICES employees via e-mail at approximately 3:49 p.m.
86.    Photographs attached to the 3:49 p.m. e-mail reflected

the status of the basin. (See Appendix, Photographs 1 - 4).
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87.    From on or about February 2, 2014, through February 8, 2014, the unpermitted discharge of approximately 27 million gallons of coal ash wastewater and between 30,000 and 39,000 tons of coal ash into the Dan River occurred through the 48-inch pipe from the Primary Coal Ash Basin.
88.    According to the U.S. Fish and Wildlife Service, coal ash from the release traveled more than 62 miles down the Dan River, from the Middle District of North Carolina, through the Western District of Virginia, and into the John H. Kerr Reservoir in the Eastern District of North Carolina and Eastern District of Virginia.
89.    On or about February 8, 2014, DUKE ENERGY CAROLINAS sealed the outfall of the 48-inch pipe, halting the discharge of coal ash wastewater and coal ash into the Dan River.
DISCHARGES FROM THE 36-INCH STORMWATER PIPE

90.    On February 6, 2014, an interior video inspection of the 36-inch stormwater pipe revealed: (1) infiltration of wastewater occurring through a number of joints; (2) water jets from pressurized infiltration at three joints; (3) separation in one joint near the outfall point; (4) cracks running lengthwise through several pipe segments; and (5) sections of ponding water indicating irregular vertical alignment.
91.    Analysis of water samples from the 36-inch pipe revealed that the line was releasing wastewater that contained
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elevated levels of arsenic. On February 14, 2014, the arsenic concentration in the effluent at the outfall of the 36-inch pipe was 140 ug/L. On February 17, 2014, the arsenic concentration in the effluent at the same point was 180 ug/L. The North

Carolina water quality standard for the protection of human health for arsenic is 10 ug/L and the water quality standard for the protection of freshwater aquatic life is 50 ug/L.
92.    Discharge of contaminated wastewater continued from the 36-inch pipe between February 6, 2014, and February 21, 2014. The nature of the wastewater infiltration into the 36- inch stormwater pipe and DUKE ENERGY CAROLINAS employees’ visual and auditory confirmation of flow from the 36-inch pipe indicates that discharge from the 36-inch pipe began a significant period of time before February 6, 2014. The discharge began at least as early as January 1, 2012, continued until February 21, 2014, and was not authorized by a NPDES permit.
93.    On February 21, 2014, DUKE ENERGY CAROLINAS sealed the 36-inch stormwater pipe.
RESPONSE COSTS FOR DAN RIVER RELEASE
94.    Thus far, DUKE ENERGY CAROLINAS and federal, state, and local governments have spent over $19 million responding to the spill.
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95.    Drinking water intakes in the Dan River watershed, including those for the Cities of Danville, Virginia Beach, and Chesapeake and for the Halifax County Service Authority in Virginia were temporarily closed and were required to undertake additional monitoring for contamination. Monitoring results indicated that the water treatment plants along the Dan River were able to adequately treat and remove the coal ash and related contaminants from the spill.
96.    The North Carolina Department of Health and Human Services issued an advisory against consuming fish from or recreational contact with the Dan River from the point of the spill to the North Carolina - Virginia border from February 12, 2014, to July 22, 2014.
97.    DUKE ENERGY CAROLINAS has reimbursed many entities for their expenditures in the aftermath of the spill. Nonetheless, at least two localities and one federal agency have not yet been fully reimbursed. Those entities and their expenditures are: (1) Virginia Beach, $63,309.45; (2) Chesapeake, Virginia, $125,069.75; and (3) the United States Army Corps of Engineers, $31,491.11.
CAPE FEAR STEAM ELECTRIC PLANT

98.    DUKE ENERGY PROGRESS (formerly “Progress Energy Carolinas”) owns the Cape Fear Steam Electric Plant (“CAPE
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FEAR”), located adjacent to the Cape Fear River, just south of the confluence of the Haw and Deep Rivers and approximately two miles southeast of Moncure, North Carolina.
99.    CAPE FEAR has a total of five coal ash basins. Three of the basins, constructed in 1956, 1963, and 1970 have been inactive for many years. Two of the basins, constructed in 1978 and 1985 continued to receive coal ash slurry and other forms of wastewater through at least November 2011.
100.    The 1978 ash basin had a storage capacity of 880 acre-
feet (approximately 286,749,258 gallons), a surface area of 43 acres, and a maximum structural height of 27 feet. The 1978 ash basin included a “riser,” also known as a “stand pipe,” used under normal operation to allow the passive and permitted discharge of wastewater treated by settlement from the basin. The riser was constructed of vertically stacked 18-inch diameter concrete pipe sections.
101.    The 1985 ash basin had a storage capacity of 1764 acre-feet (approximately 574,801,921 gallons), a surface area of 65 acres, and a maximum structural height of 28 feet. The 1985 ash basin included a riser constructed of vertically stacked 48-inch diameter concrete pipe sections.
102.    In a 2009 EPA Dam Safety Assessment, both the 1978 and 1985 coal ash basins at CAPE FEAR were classified as having “significant hazard potential,” as previously defined.
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103.    By December 2011, DUKE ENERGY PROGRESS/Progress Energy Carolinas ceased electric power generation at CAPE FEAR. As a result of the cessation of operation, coal ash slurry was no longer received by the 1978 or 1985 coal ash basin, although each basin continued to receive rainwater or stormwater.
INSPECTIONS OF CAPE FEAR ASH BASINS, MONITORING RECOMMENDATIONS,
AND DETECTION OF LEAKING RISERS

104.    DUKE ENERGY PROGRESS/Progress Energy Carolinas engaged outside firms to perform annual and five-year inspections of the coal ash basins at CAPE FEAR, as required by state law.
105.    On or about May 1, 2008, Engineering Firm #3, hired by DUKE ENERGY PROGRESS/Progress Energy Carolinas, conducted an annual inspection of the CAPE FEAR coal ash basins and generated a report of its observations, conclusions, and recommendations. The report was submitted to DUKE ENERGY PROGRESS/Progress Energy Carolinas and reviewed by the plant manager and environmental coordinator for CAPE FEAR.
106.    The 2008 annual inspection report described the condition of the risers in the 1978 and 1985 coal ash basins as “marginal” and estimated that the risers were “likely to develop problems” in two to five years from the date of the report. The report further recommended that DUKE ENERGY PROGRESS/Progress Energy Carolinas perform its own inspections of the risers in

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the 1978 and 1985 ash basins by boat, in order to better assess the condition of the risers.
107.    The recommendation to inspect the risers using a boat was repeated in annual reports produced by engineering firms and submitted to DUKE ENERGY PROGRESS/Progress Energy Carolinas in 2009 and 2010, and to DUKE ENERGY PROGRESS in 2012 and 2013.
108.    At no time from May 1, 2008, until March 2014 did DUKE ENERGY PROGRESS/Progress Energy Carolinas perform inspections of the risers in the 1978 or 1985 ash basins by boat.
109.    At some time during the summer of 2011, but on a date unknown, the DUKE ENERGY PROGRESS/Progress Energy Carolinas Environmental Coordinator and the NPDES Subject Matter Expert responsible for CAPE FEAR visited the site. During their visit, they became aware that the risers in the 1978 and 1985 coal ash basins were leaking. During the fall of 2011, but on a date unknown, they informed DUKE ENERGY PROGRESS/Progress Energy Carolinas management that repairs were needed on the risers.

No additional inspection or monitoring of the risers was undertaken by DUKE ENERGY PROGRESS/Progress Energy Carolinas as a result of their observations prior to March 2014.
110.    The 2012 Five-Year Independent Consultant Report, produced on January 26, 2012, by Engineering Firm #4, noted that the skimmer located at the top of the riser in the 1978 ash basin was corroded and tilted. The skimmer was designed to
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prevent debris from being discharged from the basin or clogging the riser.
111.    Photographs included with the 2012 Five-Year Independent Consultant Report show the skimmer on the riser in the 1978 coal ash basin sitting askew. (See Appendix, Photographs 5 & 6).
112.    Photographs included with the 2012 Five-Year Independent Consultant Report show the skimmer on the riser in the 1985 coal ash basin. (See Appendix, Photograph 7).
113.    Annual inspection reports for 2012 and 2013 also reported that the riser in the 1978 ash basin was damaged, deteriorated, and tilted. The annual reports recommended that DUKE ENERGY PROGRESS/Progress Energy Carolinas replace or repair the skimmer on the riser in the 1978 ash basin.
114.    At no time from January 26, 2012, through March 2014 did DUKE ENERGY PROGRESS/Progress Energy Carolinas repair or replace the skimmer on the riser in the 1978 coal ash basin.
115.    The annual inspection report produced on or about June 24, 2013, by Engineering Firm #4 and submitted to DUKE ENERGY PROGRESS noted that a “trickle of flow” was observed at the outfalls leading from the risers in the 1978 and 1985 ash basins which the report concluded indicated possible leakage.

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DEWATERING OF THE ASH BASINS AND REPAIR OF RISERS
116.    During the summer of 2013, on a date unknown, an employee of DUKE ENERGY BUSINESS SERVICES contacted a contractor specializing in diving and underwater pipe repair and mentioned the possible need for riser repair at CAPE FEAR. The contractor was not engaged at that time and no schedule for the potential work was discussed.
117.    Also during the summer of 2013, DUKE ENERGY PROGRESS and DUKE ENERGY BUSINESS SERVICES were engaged in planning for the closure of the coal ash basins at CAPE FEAR. On or about July 11, 2013, consulting engineers assisting DUKE ENERGY PROGRESS and DUKE ENERGY BUSINESS SERVICES in planning for ash basin closure produced and provided to DUKE ENERGY PROGRESS and DUKE ENERGY BUSINESS SERVICES a “site investigation plan” that included plans for locating, inspecting, and determining the composition of risers and discharge pipes for each ash basin.
118.    As part of the ongoing planning for ash basin closure, DUKE ENERGY PROGRESS and DUKE ENERGY BUSINESS SERVICES sought to eliminate the need for NPDES permits for CAPE FEAR, in keeping with its “Ash Basin Closure Strategy.” This strategy would reduce continuing operation and maintenance costs at the plant while ash basin closure was pending. DUKE ENERGY PROGRESS and DUKE ENERGY BUSINESS SERVICES knew that in order to eliminate
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the NPDES permits, the coal ash basins would have to be in a “no flow” state. To reach that state, DUKE ENERGY PROGRESS needed to eliminate the riser leaks at the 1978 and 1985 coal ash basins as well as lower the level of the contents of the ash basins to prevent water from overtopping the risers during a 25-year rain event. These requirements were discussed by a number of DUKE ENERGY PROGRESS and DUKE ENERGY BUSINESS SERVICES employees during the summer of 2013, including the DUKE ENERGY BUSINESS SERVICES NPDES Subject Matter Expert and the DUKE ENERGY BUSINESS SERVICES Director of Plant Demolition and Retirement.
119.    Also as part of the ongoing planning for ash basin closure at CAPE FEAR, DUKE ENERGY PROGRESS and DUKE ENERGY BUSINESS SERVICES recognized that dewatering the ash basins was a necessary and time-consuming part of the process of closing an ash basin. DUKE ENERGY PROGRESS and DUKE ENERGY BUSINESS SERVICES further believed that dewatering the coal ash basins would “lessen hydrostatic pressure” and “over a relatively brief time reduce and/or eliminate seepage.” At the time, seepage was the subject of threatened citizen law suits, a series of state-filed civil complaints, and significant public concern.
120.    DUKE ENERGY PROGRESS and DUKE ENERGY BUSINESS SERVICES also believed that dewatering the 1978 and 1985 coal ash basins prior to repairing the risers would provide a safer environment
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for contractors performing repair work. DUKE ENERGY PROGRESS and DUKE ENERGY BUSINESS SERVICES employees knew that the leaks in the risers were likely being caused by cracks or failures in the grout between the concrete pipe sections that were underwater. The employees did not know how far underwater the leaks or grout failures were or how many sections of the pipe would need repair. Because the risers were filled with air but surrounded by water, underwater repair of the risers could be hazardous to the divers due to a phenomenon known as “differential pressure.” DUKE ENERGY PROGRESS and DUKE ENERGY BUSINESS SERVICES employees believed that removing the standing water from the 1978 and 1985 basins to at or below the level of the leaking portions of the risers would eliminate the risk from differential pressure.
121.    Beginning on or about August 16, 2013, and continuing through on or about September 30, 2013, employees and contractors for DUKE ENERGY PROGRESS and DUKE ENERGY BUSINESS SERVICES began developing a work plan for pumping water from the 1985 ash basin at CAPE FEAR.
122.    On or about September 30, 2013, DUKE ENERGY PROGRESS employees began pumping water from the 1985 ash basin at CAPE FEAR, using a Godwin pump and hoses.
123.    On or about October 2, 2013, two days after pumping began at the 1985 ash basin, a DUKE ENERGY BUSINESS SERVICES
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engineer assigned to the plant retirement program emailed a representative of a contracting company specializing in underwater pipe repair. In the email, the engineer indicated that there were “several potential opportunities at [the] Cape Fear plant that we would like you to look at.” The engineer went on to describe one of the opportunities as:
Ash pond riser repairs. Two ponds’ risers leak. There is a slow trickle out of the discharge of the concrete riser pipes at two ash ponds.    We may elect to stop the leak. Could you provide a ballpark for providing the investigation and repair services? Could you also describe what the process would be?

124.    On or about October 22, 2013, the underwater pipe repair contractor submitted to DUKE ENERGY PROGRESS and DUKE ENERGY BUSINESS SERVICES a project estimate titled “Abandonment of Intakes and Leak Sealing” that included four tasks, including “Ash Pond Riser Repairs.”
125.    On or about January 13, 2014, DUKE ENERGY PROGRESS began dewatering operations at the 1978 coal ash basin at CAPE FEAR, using a Godwin pump and hoses similar to those used at the 1985 coal ash basin, as well as the same work plan.
126.    On or about January 24, 2014, DUKE ENERGY PROGRESS signed a contract, through DUKE ENERGY BUSINESS SERVICES, acting as its agent, with the underwater pipe repair contractor for various projects at CAPE FEAR relating to plant decommissioning and coal ash basin closure, as addressed in the October 22,
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2014, project estimate. One of the projects was repair work on the risers in the 1978 and 1985 coal ash basins. The contract specified that work under the contract would “start on or about January 27, 2014 and shall be completed no later than December 31, 2014.” The contract did not identify specifically when the work would begin on the risers.
127.    On or about March 11, 2014, DENR officials from both the DWR and the Division of Mineral and Land Resources visited CAPE FEAR to perform an inspection. The DENR officials were accompanied by several DUKE ENERGY PROGRESS and DUKE ENERGY BUSINESS SERVICES employees during their inspection. DENR observed the Godwin pumps at the 1985 and 1978 ash basins along with obvious signs of a significant drop in the water level in the coal ash basins and disturbances in the surface of the coal ash in the basins. (See Appendix, Photographs 8 - 10).
128.    At the conclusion of the DENR inspection on March 11, 2014, a dispute arose between DENR officials and DUKE ENERGY PROGRESS and DUKE ENERGY BUSINESS SERVICES employees over whether DUKE ENERGY PROGRESS had been authorized by DENR-DWR to discharge water from the coal ash basins using Godwin pumps.
129.    On or about March 19 and 20, 2014, an employee of the underwater pipe repair contractor performed video inspections of the risers in the 1978 and 1985 coal ash basins. The contractor observed that in the discharge pipe leading from the riser in
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the 1985 coal ash basin, the visibility in one area was “next to nothing.” The visibility was negatively impacted by turbidity and debris in the pipe. The contractor observed a “slow trickle” of water intruding into the riser in the 1978 coal ash basin. At the time of the camera inspections, the water level in both coal ash basins had already been lowered below the uppermost joints of the risers and, thus, below the level of some of the leaks.
130.    No other camera inspections were conducted of the risers between 2008 and March 19, 2014.
131.    On or about March 19 and 20, 2014, employees and agents of the underwater pipe repair contractor replaced and resealed the grout between the concrete pipe sections of the risers in the 1978 and 1985 coal ash basins. (See Appendix, Photographs 11 through 14).
132.    Between at least January 1, 2012, and January 24, 2014, DUKE ENERGY PROGRESS and DUKE ENERGY BUSINESS SERVICES failed to properly maintain the risers in the 1978 and 1985 coal ash basins at CAPE FEAR in violation of the applicable NPDES permit.
HISTORICAL SEEPS AND DISCHARGES FROM COAL ASH BASINS
133.    DUKE ENERGY CAROLINAS’ and DUKE ENERGY PROGRESS’s coal ash basins are comprised of earthen dams. Over time, “seeps” developed in the dam walls. “Seeps” occur when water, often
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carrying dissolved chemical constituents, moves through porous soil and emerges at the surface. Seeps are common in earthen dams. The Defendants have identified nearly 200 distinct seeps at the Defendants’ coal ash basins throughout North Carolina in permit modification applications filed in 2014. Not all seeps necessarily reach waters of the United States. However, some of the discharge from seeps is collected and moved through engineered drains or channels to waters of the United States. Other seeps are simply allowed to flow across land surfaces to waters of the United States. Each of the facilities listed in the table at paragraph 12 had seeps of some form.
134.    Water from seeps may transport pollutants. Wastewater sampled from various seep locations at DUKE ENERGY CAROLINAS and DUKE ENERGY PROGRESS coal ash basins in 2014 was found to contain constituents including aluminum, arsenic, barium, boron, chloride, chromium, copper, fluoride, lead, manganese, nickel, selenium, thallium, and zinc, and was additionally found to be acidic.
135.    On June 7, 2010, EPA issued interim guidance to assist NPDES permitting authorities with establishing appropriate permit requirements for wastewater discharges from coal ash basins at power plants. In the guidance, EPA advised with respect to point source discharges of seepage:

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If the seepage is directly discharged to waters of the United States, it is likely discharged via a discrete conveyance and thus is a point source discharge. Seepage discharges are expected to be relatively minor in volume compared to other discharges at the facility and could be inadvertently overlooked by permitting authorities. Although little data are available, seepage consists of [coal combustion residuals] including fly ash and bottom ash and fly ash transport water and [flue-gas desulfurization] wastewater. If seepage is discharged directly via a point source to a water of the U.S., the discharge must be addressed under the NPDES permit for the facility.

136.    Since at least 2010, seepage from DUKE ENERGY CAROLINAS’ and DUKE ENERGY PROGRESS’S coal ash basins at certain of their 14 coal-fired power plants in North Carolina entered waters of the United States through discrete conveyances.
137.    Wetlands may also suffer impacts from the operation of coal-fired plants. Coal ash basins were historically sited near rivers and are, therefore, often located in or near riparian wetlands and some coal ash basins have hydrologic connections to wetlands via groundwater or seeps.
138.    Since 2010, as part of the NPDES permitting process in North Carolina, coal-fired plants are required to monitor groundwater to assure natural resources are protected in accordance with federal and state water quality standards. Monitoring of groundwater at coal ash basins owned by DUKE ENERGY CAROLINAS and DUKE ENERGY PROGRESS has shown exceedances of groundwater water quality standards for pollutants under and near the basins including arsenic, boron, cadmium, chromium,
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iron, manganese, nickel, nitrate, selenium, sulfate, thallium, and total dissolved solids.
139.    At various times between 2010 and 2014 the Defendants included general references to seeps in correspondence and permit applications with DENR and disclosed more detailed information concerning certain seeps, including engineered seeps (i.e., man-made channels). The Defendants did not begin gathering and providing detailed, specific, and comprehensive data concerning seeps, and particularly seeps discharging to waters of the United States, at each of the North Carolina coal ash basins to DENR until after the DAN RIVER spill in 2014.
140.    After the coal ash spill at DAN RIVER in 2014, DUKE ENERGY CAROLINAS and DUKE ENERGY PROGRESS, with the assistance of DUKE ENERGY BUSINESS SERVICES, filed NPDES permit renewal and/or modification applications seeking authorization for certain seeps that discharged, via a point source, directly to a water of the United States.    These applications are currently pending as DENR considers the impacts of the seeps and discharges on the receiving waters of the United States.
H.F. LEE STEAM ELECTRIC PLANT
141.    DUKE ENERGY PROGRESS owns the H. F. Lee Steam Electric Plant (“LEE”), which is located in Goldsboro, North Carolina. LEE (formerly known as the “Goldsboro Plant”) began operation
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shortly after World War II and added additional coal-fired combustion units in 1952 and 1962. The plant retired the coal-fired units in September of 2012.
142.    LEE used several coal ash basins in the past. Only one of the remaining coal ash basins still contains water and ash sluiced from LEE (the “active coal ash basin”). The active ash basin sits on the north side of the Neuse River. (See Appendix, Photograph 15).
143.    The active coal ash basin is triangle-shaped and includes a primary basin and a small secondary settling basin. The treatment system is designed so that water discharges from the primary basin into the secondary basin and from the secondary basin into the Neuse River.
144.    The NPDES permit No. NC0003417 for LEE, effective November 1, 2009, authorized two discharges into the Neuse River — one from the active coal ash basin (“Outfall 001”) and one from the cooling water pond (“Outfall 002”). A 2010 modification of the 2009 permit also authorized a third outfall (“Outfall 003”) from a combined cycle generation facility. Water does not currently discharge from the active coal ash basin into the Neuse River via Outfall 001.
145.    Beginning at a time unknown but no later than October 2010, DUKE ENERGY PROGRESS/Progress Energy Carolinas identified a seep on the eastern embankment of the active coal ash basin.
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This seep was adjacent to an area of seepage that was identified and repaired in 2009 and 2010. This seep in 2010 collected and flowed to a “flowing ditch” outside of the active coal ash basin. This seep was repaired in May of 2011.
146.    Additional seeps on the eastern side of the active coal ash basin also flowed into the same drainage ditch as the seep identified in October 2010. The drainage ditch discharged into the Neuse River at latitude 35.379183, longitude - 78.067533. The drainage ditch was not an authorized outfall under the NPDES permit. In 2014, DUKE ENERGY PROGRESS identified the GPS coordinates of four seeps on the eastern side of the coal ash basin as: latitude 35.380510, longitude -78.068532; latitude 35.382767, longitude -78.069655; latitude 35.386968, longitude -78.071942; and latitude 35.379492, longitude -78.067718.
147.    On February 20, 2013, DENR personnel sampled water in three locations from the drainage ditch. This sampling occurred after DENR personnel from the Land Quality Section observed a seep near the southeast corner of the ash pond dike. The seep collected in the unpermitted discharge ditch and flowed into the Neuse River. Water quality analysis of samples from the drainage ditch showed exceedances of state water quality standards for chloride, arsenic, boron, barium, iron, and manganese. This discharge of wastewater into the Neuse River
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from the drainage ditch at LEE was not authorized under the NPDES permit.
148.    On March 11, 2014, DENR personnel again sampled wastewater from the drainage ditch referenced previously. The ditch showed exceedances for iron and manganese.
149.    Unpermitted discharges, in violation of the applicable NPDES permit, occurred at LEE from at least October 1, 2010, through December 30, 2014.
RIVERBEND STEAM STATION
150.    DUKE ENERGY CAROLINAS owns and operates the Riverbend Steam Station (“RIVERBEND”), located in Gaston County, North Carolina, approximately 10 miles from the city of Charlotte and immediately-adjacent to Mountain Island Lake, on a bend in the Catawba River. Mountain Island Lake is the primary source of drinking water for residents of Gaston and Mecklenburg Counties.
151.    RIVERBEND began commercial operation in 1929 and its combustion units were retired in April 2013, with plans to demolish it after 2016. It has two unlined coal ash basins along Mountain Island Lake, with dams reaching up to 80 feet in height. The RIVERBEND dams are designated in a 2009 EPA Dam Safety Assessment as “Significant Hazard Potential,” as previously defined. RIVERBEND contains approximately 2,730,000 million tons of stored coal ash.
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152.    The RIVERBEND NPDES permit, No. NC0004961, was issued on March 3, 1976, and has been renewed subsequently, with the current NPDES Permit expiring on February 28, 2015. The RIVERBEND NPDES permit allows the facility to discharge wastewater to the Catawba River from three “permitted outfalls” in accordance with the effluent limitations and monitoring requirements regarding flow, suspended solids, oil and grease, fecal coliform, copper, iron, arsenic, selenium, mercury, phosphorus, nitrogen, pH, and chronic toxicity, as well as other conditions set forth therein. Wastewater from the coal ash basin was to be discharged, after treatment by settling, through one of the monitored and permitted outfalls.
153.    On December 4 through December 6, 2012, DENR conducted inspections of RIVERBEND and discovered unpermitted discharges of wastewater from the coal ash basin into the Catawba River. Among the unpermitted discharges at RIVERBEND is a seep identified in a 2014 permit modification application as Seep 12, an engineered drain to discharge coal ash contaminated wastewater into the river. RIVERBEND Seep 12 is located at latitude 35.36796809, longitude -80.95935079. (See Appendix, Photographs 16 through 18). At some time unknown, but prior to December 2012, one or more individuals at RIVERBEND created the unpermitted channel that allowed contaminated water from the coal ash basin to be discharged into the river.
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154.    The unpermitted seep resulted in documented unpermitted discharges from 2011 through 2013 containing elevated levels of arsenic, chromium, cobalt, boron, barium, nickel, strontium, sulfate, iron, manganese, and zinc into the Catawba River.
155.    Unpermitted discharges, in violation of the applicable NPDES permit, occurred at RIVERBEND from at least November 8, 2012, through December 30, 2014.
ASHEVILLE STEAM ELECTRIC GENERATING PLANT
156.    DUKE ENERGY PROGRESS owns and operates the Asheville Steam Electric Generating Plant (“ASHEVILLE”), in Buncombe County, North Carolina.
157.    ASHEVILLE is a coal-powered electricity-generating facility in the Western District of North Carolina. It has two unlined coal ash basins, one constructed in 1964 and the other constructed in 1982. The basins, each approximately 45 acres in size, hold a total of approximately 3,000,000 tons of coal ash waste. (See Appendix, Photograph 19). The basins were each characterized in the 2009 EPA Dam Safety Assessment as “High Hazard Potential,” meaning that “failure or mis-operation results will probably cause loss of human life.”
158.    The ASHEVILLE NPDES permit, number NC0000396, was issued in 2005 and expired in 2010. Progress Energy Carolinas (now DUKE ENERGY PROGRESS) filed a timely permit renewal
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application on June 11, 2010. DENR has not yet issued a new permit and ASHEVILLE continues to operate under the terms of the 2005 NPDES permit.
159.    On May 13, 2011, DUKE ENERGY PROGRESS/Progress Energy Carolinas sought authority to relocate the settling basin and permitted discharge outfall at ASHEVILLE from its original location near the 1964 coal ash basin to a location approximately 3,000 feet away, latitude 35.47367 and longitude - 82.504, in order to allow “stabilization work” on the 1964 ash pond impoundment.
160.    On March 11, 2013, DENR staff inspected ASHEVILLE and identified seeps flowing from toe drains at the 1964 coal ash basins. The engineered seep from the 1964 coal ash basin has continued to discharge pollutants. This engineered seep is not authorized under the applicable NPDES permit. Engineered seeps from the 1964 coal ash basin are located at latitude 35.468319, longitude -82.549104 and latitude 35.466943, longitude -82.548502. These engineered seeps discharge through the toe drain to the French Broad River.
161.    Unpermitted discharges, in violation of the applicable NPDES permit, occurred at ASHEVILLE from at least May 31, 2011, through December 30, 2014.

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BROMIDE IMPACTS FROM FGD SYSTEMS
162.    As described above, DUKE ENERGY CAROLINAS owns and operates Belews Creek Steam Station (“BELEWS”) in Stokes County, North Carolina, and Cliffside Steam Station (“CLIFFSIDE”) in Rutherford and Cleveland Counties, North Carolina.
163.    As part of its efforts to comply with the Clean Air Act and North Carolina Clean Smokestacks Act, DUKE ENERGY CAROLINAS installed Flue Gas Desulfurization (“FGD”) “scrubbers” to significantly reduce or eliminate certain air pollutants, such as sulfur dioxide and nitrogen oxide at several coal-fired facilities. FGD scrubbers isolate certain pollutants from coal combustion emissions into the air and ultimately divert those pollutants, including bromides, into a gypsum slurry that is eventually routed to the facility’s coal ash basins. At times, portions of the slurry may be diverted for reuse in products such as wall board.
164.    FGD installation was completed and the scrubbers at BELEWS became fully operational at the end of 2008.
165.    When bromide comes into contact with chlorine-based water treatment systems, it can contribute to the formation of compounds known as trihalomethanes (“THMs”). There are no general federal or state water limits for the discharge of bromides to surface water. However, there are state and federal limits for total trihalomethanes (“total THMs”) under the Safe
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Drinking Water Act. If ingested in excess of the regulatory limits over many years, THMs may cause adverse health effects, including cancer.
DISCHARGE OF BROMIDES AT BELEWS
166.    Beginning in 2008 or 2009, the City of Eden (“Eden”), downstream from BELEWS, noted an increase in total THMs in its drinking water.
167.    Prior to the installation of the FGD scrubbers, DUKE ENERGY CAROLINAS reported to DENR in its BELEWS NPDES permit applications that bromide occurred in its waste stream at a level too low to detect. When BELEWS applied for a NPDES permit modification in 2009, it made no new disclosures concerning bromide levels because the modification did not relate to bromide and there were no federal or state limitations for bromide discharge.
168.    DUKE ENERGY CAROLINAS tested for bromides, as well a number of other potential pollutants, at BELEWS in 2008-2009 to evaluate the effects of the FGD wastewater treatment system. Those test results showed that bromides were discharged from BELEWS into the Dan River. This did not violate the NDPES permit for the facility.
169.    In consultation with an outside contractor, in January 2011, Eden determined that an increase in bromides contributed

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to the increase in total THMs it had witnessed beginning in 2008-2009.
170.    In early 2011, Eden tested the water entering its water treatment facility from the Dan River and performed water tests upstream to determine the source of the bromides.
171.    On May 10, 2011, Eden notified DUKE ENERGY CAROLINAS that it was having difficulty with increasing levels of total THMs in its treated drinking water and requested DUKE ENERGY CAROLINAS’ bromide sampling data from the outflow of BELEWS. An impending reduction in the threshold for total THMs (required by an EPA rule promulgated under the Safe Drinking Water Act) triggered Eden’s particular interest in the pollutant, especially given that Eden was at the upper limit of the then-permissible total THM range.
172.    As a result of the water testing, Eden identified the source of the increased bromides as BELEWS, which discharges into the Dan River. Eden shared this information and its test results with DUKE ENERGY CAROLINAS on June 7, 2011.
173.    Shortly thereafter, DUKE ENERGY CAROLINAS and DUKE ENERGY BUSINESS SERVICES internally agreed that the increased bromides very likely came from BELEWS and, combined with a number of other factors, had likely caused the THM increase at Eden. DUKE ENERGY CAROLINAS and DUKE ENERGY BUSINESS SERVICES

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also agreed internally that the increased bromides were likely the result of the FGD scrubber system.
174.    In mid-June 2011, DUKE ENERGY CAROLINAS contacted the Town of Madison (“Madison”), which also draws water from the Dan River and processes that water for drinking and which is closer to BELEWS than Eden. DUKE ENERGY CAROLINAS informed Madison of its findings and Madison asked to be part of the discussions with Eden about reducing bromide levels. DUKE ENERGY CAROLINAS and DUKE ENERGY BUSINESS SERVICES employees met with Eden and Madison several times between June 2011 and April 2012 to discuss reducing total THMs in their drinking water.
175.    DUKE ENERGY CAROLINAS informed DENR of the increase in bromide levels in its effluent when it filed its NPDES permit renewal application for BELEWS on August 29, 2011. In the application, DUKE ENERGY CAROLINAS listed bromide as a pollutant present in outfalls 001 (into Belews Lake) and 003 (into Dan River). The largest concentration of bromide was listed as 6.9 mg/L from Outfall 003, which translates to 6.9 parts per million (ppm) or 6907 parts per billion (ppb). This bromide result appears to have been taken from a sample of water collected in January 2011 and analyzed after Eden had brought the issue to DUKE ENERGY CAROLINAS’ attention.

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176.    At the time DUKE ENERGY CAROLINAS filed its NPDES permit renewal application for BELEWS, none of the previous permits had placed any restrictions or limits on bromides.
177.    In mid-October 2011, Eden informed DUKE ENERGY CAROLINAS that Madison had violated its limit on total THMs. DUKE ENERGY CAROLINAS was also informed that Henry County, Virginia, (which purchases Eden’s water) violated its total THM limit. Dan River Water (another purchaser Of Eden’s water) also violated its total THM limit.
178.    On November 16, 2011, DENR’s Winston-Salem Regional Office held a meeting with DUKE ENERGY CAROLINAS, DUKE ENERGY BUSINESS SERVICES, Eden, and Madison regarding the bromide issue. All participants agreed that the total THM problem was caused by bromides entering the Dan River from BELEWS. DUKE ENERGY CAROLINAS was not aware of the relationship between bromides and THMs until Eden brought the matter to DUKE ENERGY CAROLINAS’ attention in 2011.
179.    Since the November 2011 meeting, DUKE ENERGY CAROLINAS has entered into written agreements with Eden and Madison to assist them with a portion of the costs of modifying and modernizing their water treatment systems.
DISCHARGE OF BROMIDES AT CLIFFSIDE
180.    Beginning at about the time DUKE ENERGY CAROLINAS responded to Eden’s initial complaints regarding the bromide
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discharge at BELEWS, DUKE ENERGY CAROLINAS conducted an initiative to monitor bromide discharge at other locations employing FGD scrubbers.
181.    As a result of this initiative, in or about early August 2011, DUKE ENERGY CAROLINAS also internally identified the CLIFFSIDE facility in western North Carolina as one that could pose a potential THM problem in light of the relatively shallow river (the Broad River) into which CLIFFSIDE discharged and the presence of relatively close downstream facilities that drew drinking water from the Broad River.
182.    The last CLIFFSIDE NPDES permit was issued in January 2011 and did not reference bromide.
183.    DUKE ENERGY CAROLINAS AND DUKE ENERGY BUSINESS SERVICES informed neither downstream communities nor DENR regarding this discharge from CLIFFSIDE. As of the date of this joint factual statement, the parties are not aware of a community downstream from CLIFFSIDE that has reported elevated levels of total THMs due to an increase in bromide discharge from the facility, but acknowledge the possibility that one or more communities may have been affected.
184.    In 2013, DUKE ENERGY CAROLINAS installed a spray dry absorber for one of the two FGD scrubber units at the CLIFFSIDE facility which reduced the bromide discharge from CLIFFSIDE.

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The other FGD scrubber unit at CLIFFSIDE operates only intermittently.
SUTTON FACILITY
185.    DUKE ENERGY PROGRESS owns and operates the L.V. Sutton Steam Station (“SUTTON”) in New Hanover County, North Carolina. SUTTON houses two coal ash basins, one constructed in 1971 and one constructed in 1984.
186.    Located near SUTTON is the community of Flemington. Flemington’s water supply has a history of water-quality problems. In 1978, an adjacent landfill, designated as a “Superfund” site, contaminated Flemington’s drinking water and caused authorities to construct new wells.
187.    Flemington’s new wells are located near SUTTON’s coal ash basins. They are located down-gradient from the SUTTON coal ash basins, meaning groundwater ultimately flows from the coal ash basins toward the Flemington wells.
188.    DUKE ENERGY PROGRESS/Progress Energy Carolinas has monitored groundwater around SUTTON since 1990. Monitoring particularly focused on a boron plume emanating from the coal ash ponds.
189.    From at least 2010 through 2013, the groundwater monitoring wells at SUTTON reported unnaturally elevated levels of some constituents, including manganese, boron, sulfate, and total dissolved solids.
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190.    Flemington’s public utility also tested its water quality. Those tests showed exceedances of barium, manganese, sodium, and sulfate in 2013.
191.    In June and July 2013, Flemington’s public utility concluded that boron from SUTTON’s ash ponds was entering its water supply. Tests of water from various wells at and near SUTTON from that period showed elevated levels of boron, iron, manganese, thallium, selenium, cadmium, and total dissolved solids.
192.    In October 2013, DUKE ENERGY PROGRESS entered into an agreement with the Cape Fear Public Utility Authority to share costs for extending a municipal water line to the Flemington community.

(SPACE LEFT BLANK INTENTIONALLY)

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United States v. Duke Energy Business
Services LLC, et al.

APPENDIX

TO JOINT FACTUAL STATEMENT

February 20, 2015

Diagram 1. Engineering Firm #1, Report of Safety Inspection - Duke Power Dan River Steam Station Ash Dikes, at Fig. 4 (1981).

Photograph 1. Photograph of DAN RIVER coal ash basin during spill, attached to 2/2/2014, 3:49 p.m. e-mail from Duke Energy Business Services employee.
Photograph 2. Photograph of DAN RIVER coal ash basin during spill, attached to 2/2/2014, 3:49 p.m. e-mail from Duke Energy Business Services employee.

Photograph 3. Photograph of DAN RIVER coal ash basin during spill, attached to 2/2/2014, 3:49 p.m. e-mail from Duke Energy Business Service employee.
Photograph 4. Photograph of DAN RIVER coal ash basin during spill, attached to 2/2/2014, 3:49 p.m. e-mail from Duke Energy Business Service employee.

Photograph 5. Riser in CAPE FEAR 1978 coal ash basin from 2012 Five Year Independent Consultant Report.

Photograph 6. Riser in CAPE FEAR 1978 coal ash basin from 2012 Five Year Independent Consultant Report.

Photograph 7. Riser in CAPE FEAR 1985 coal ash basin from 2012 Five Year Independent Consultant Report.
Photograph 8. 3/11/14 aerial photograph of CAPE FEAR 1978 coal ash basin with Godwin pump and truck.

Photograph 9. 3/11/14 aerial photograph of CAPE FEAR 1985 coal ash basin with Godwin pump and truck.

Photograph 10. 3/11/14 aerial photograph of CAPE FEAR 1985 coal ash basin with Godwin pump and truck.

Photograph 11. 3/19/14 photograph of CAPE FEAR 1978 coal ash basin riser, prior to repair work.

Photograph 12. 3/19/14 photograph of CAPE FEAR 1985 coal ash basin riser, prior to repair work.

Photograph 13. 3/19/14 photograph of old grout on CAPE FEAR coal ash basin riser.

Photograph 14. 3/19/14 photograph of new grout on CAPE FEAR coal ash basin riser.

Photograph 15. Aerial Photograph of LEE from 2011 EPA Dam Safety Assessment report.

Photograph 16. Aerial photograph depicting location of RIVERBEND Seep 12.

Photograph 17. Photograph of RIVERBEND Seep 12.

Photograph 18. Photograph of RIVERBEND Seep 12.

Photograph 19. Aerial photograph of ASHEVILLE.

EXHIBIT B
A Copy of the Guaranty Agreement
(Without attachments)

GUARANTY AGREEMENT

EXHIBIT C
United States v. Duke Energy Progress, Inc.
Plea Agreement (without Exhibits)

UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF NORTH CAROLINA
WESTERN DIVISION
No. 5:15-CR-62-H-2
No. 5:15-CR-67-H-3
No. 5:15-CR-68-H-3

UNITED STATES OF AMERICA	)
)
v.	)	MEMORANDUM OF PLEA AGREEMENT
)
DUKE ENERGY BUSINESS SERVICES LLC	)

Pursuant to Rule 11(c)(1)(C) of the Federal Rules of Criminal Procedure, the United States of America, by and through the United States Attorneys for the Eastern District of North Carolina, the Middle District of North Carolina, and the Western District of North Carolina as well as the Environmental Crimes Section of the United States Department of Justice (collectively referred to herein as “the United States” or “the Government”), and the Defendant, DUKE ENERGY PROCESS, INC., (referred to herein as “the Defendant” or “DUKE ENERGY PROCESS”) with the advice and concurrence of the Defendant’s counsel, Julia S. Janson (Executive Vice-President, Secretary, and Chief Legal Officer, DUKE ENERGY PROCESS) and James P. Cooney, III (Womble Carlyle Sandridge & Rice LLP) have agreed that the above-captioned case should be concluded in accordance with this Memorandum of Plea Agreement as follows:
This Memorandum constitutes the full and complete record

of the Plea Agreement for criminal conduct in each of the prosecuting districts, that is, the Eastern District, Middle District, and Western District of North Carolina and as alleged in the following charging documents (hereinafter referred to collectively as the “Criminal Informations”):
United States v. Duke Energy Business Services LLC, and Duke Energy Progress, Inc., No. 5:15-CR-62-H;
United States v. Duke Energy Business Services LLC, Duke Energy Carolinas, LLC, and Duke Energy Progress, Inc.,

No. 5:15-CR-67-H; and
United States v. Duke Energy Business Services LLC, Duke Energy Carolinas, LLC, and Duke Energy Progress, Inc., No.

5:15-CR-68-H.

There are no other agreements between the parties in addition to or different from the terms herein.
The United States and the Defendant agree:

a.
That this Plea Agreement (“Agreement”) is made pursuant to Rule 11(c)(1)(C) of the Federal Rules of Criminal Procedure (“Fed. R. Crim. P.”) and that the sentence set forth herein is the appropriate disposition of this case. If the Court rejects this Agreement, it is further agreed that the Defendant may withdraw its plea and all of the parties may withdraw from this Agreement.

b.
The parties further acknowledge that based upon the Joint Factual Statement, a copy of which is attached hereto as Exhibit A, the Court has sufficient information in the record to enable it to meaningfully exercise its sentencing authority. Accordingly, if acceptable to the Court, the parties agree to waive the presentence investigation and report pursuant to Fed. R. Crim. P. 32(c), and to request that the Defendant be sentenced at the time the guilty plea is entered.

c.
The parties further agree and acknowledge that the Defendant’s parent corporation, Duke Energy Corporation, shall guarantee all monetary penalties (criminal fine, restitution, community service, and mitigation) imposed upon the Defendant and the funding and performance due from the Defendant in connection with the nationwide and statewide environmental compliance plans under this Agreement as more fully set forth in the Guaranty Agreement, a copy of which attached hereto at Exhibit B

(without attachments) and fully incorporated herein by reference. The parties further agree and acknowledge that Duke Energy Corporation shall consent to the jurisdiction of the United States District Court for the Eastern District of North Carolina for the purpose of enforcing the Guaranty Agreement.

d.	Pursuant to Fed. R. Crim. P. 11(c)(1)(C), the parties agree that the following sentence is warranted in this case:

Criminal Fines: At the time of imposition of sentencing, the Defendant shall make a payment of Criminal Fines totaling $14.4 million ($14,400,000) as follows:
H.F. Lee Violations

(1)
$3.9 million ($3,900,000) for the negligent Clean Water Act discharge in violation of the applicable NPDES permit at H.F. Lee Steam Electric Plant, a fine within the statutory penalty range of $2,500 to $25,000 per day of violation pursuant to 33 U.S.C. § 1319(c)(1)(A) and 18 U.S.C. § 3571(c) and (d).

Cape Fear Violations

(2)
$3.5 million ($3,500,000) for negligent Clean Water Act failure to maintain the coal ash impoundments and related appurtenances (the riser in the 1978 coal ash impoundment) as required by the applicable NPDES permit for the Cape Fear Steam Electric Plant, a fine within the statutory penalty range of $2,500 to $25,000 per day of violation pursuant to 33 U.S.C. § 1319(c) (1) (A) and 18 U.S.C. § 3571(c) and (d).

(3)
$3.5 million ($3,500,000) for negligent Clean Water Act failure to maintain the coal ash impoundments and related appurtenances (the riser in the 1985 coal ash impoundment) as required by the applicable NPDES permit for the Cape Fear Steam Electric Plant, a fine within the statutory penalty range of $2,500 to $25,000 per day of violation pursuant to 33 U.S.C. § 1319(c) (1) (A) and 18 U.S.C. § 3571(c) and (d).

Asheville Violations

(4)
$3.5 million ($3,500,000) for the negligent Clean Water Act discharge in violation of the applicable NPDES permit at Asheville Steam Electric Generating Plant, a fine within the statutory penalty range of $2,500 to $25,000 per day of violation pursuant to 33 U.S.C. § 1319(c)(1)(A) and 18 U.S.C.

§ 3571 (c) and (d).

ii.	Probation: A statutory-maximum term of five (5) years of probation is warranted. 18 U.S.C.

§ 3561(c)(2). Probation shall include the standard conditions of probation and the following special conditions, pursuant to 18 U.S.C. § 3563(a) and (b):

(1)	Compliance with the Law: The Defendant shall not commit another federal, state, or local crime during the term of probation.

(2)
Cooperation with Probation Office: The Defendant shall fully cooperate with the United States Probation Office. The Defendant shall answer truthfully all inquiries by the Probation Officer; shall provide full access to any of the Defendant’s operating locations; shall give ten (10) days’ prior notice of any intended change in principal business or mail address; and shall provide notice of any material change in the Defendant’s economic circumstances that might affect the Defendant’s ability to pay the fines and other financial obligations set forth herein.

(3)
Nationwide Environmental Compliance Plan: Under the terms of its plea agreement, co-defendant Duke Energy Business Services LLC (“DEBS”) is required to develop, adopt, implement, and fund a comprehensive nationwide environmental compliance plan (“NECP”) during its term of probation, consistent with sentencing policies set forth in USSG §8D1.4 and which incorporates all of the agreed-upon obligations set forth in Paragraph 3(u)(v) of this Agreement. The Defendant shall take all steps necessary or required to assist DEBS in meeting this obligation.

(4)	Statewide Environmental Compliance Plan:

The Defendant, along with its co-defendants Duke Energy Carolinas, LLC (“DEC”) and DEBS, shall develop, adopt, implement, and fund a comprehensive statewide environmental compliance plan (“ECP-NC”) during its term of probation, consistent with sentencing policies set forth in USSG §8D1.4 and which incorporates all of the agreed-upon obligations set forth in Paragraph 3(u)(vi) of this Agreement.

(5)
Notice to Employees and Shareholders: Upon approval by the Court of the NECP and ECP-NC, the Defendant shall notify its employees of its criminal behavior, the NECP, and the ECP-NC. In addition, the Defendant shall cause a notice containing the same information to be sent to the shareholders of Duke Energy Corporation. Such notice shall be in a form prescribed by the Court-Appointed Monitor (“CAM”) and at a time designated by the CAM.

(6)	Community Service Payment: Pursuant to USSG §8B1.3 and in furtherance of the sentencing principles provided for under 18 U.S.C.

§ 3553(a), at the time of sentencing, the Defendant shall make a community service payment totaling $10.5 million ($10,500,000), through the National Fish and Wildlife Foundation (“NFWF”), to fund environmental projects, studies, and initiatives designed to benefit, preserve, and restore the riparian environment and ecosystems of North Carolina and Virginia affected by the Defendant’s conduct, as set forth in Paragraph 3 (aa) of this Agreement.

(7)
Mitigation: In order to compensate for impacts to wetlands and other jurisdictional waters of the United States impacted as a result of the Defendant’s conduct, including temporal and secondary effects, at its facilities in North Carolina with coal ash impoundments, the Defendant shall provide $5 million ($5,000,000) to an authorized wetlands mitigation bank or conservation trust, approved by the Court, for the purchase of riparian wetland and/or riparian land and/or restoration equivalent located in the Broad River Basin, French Broad River Basin, Cape Fear River Basin, Catawba River Basin, Dan River Basin, Yadkin-Pee Dee River Basin, Neuse River Basin, Lumber River Basin, and Roanoke River Basin as set forth in more detail in Paragraph 3(bb) of this Agreement.

iii.
Payment Liability/Financial Assurances: The Defendant shall be liable for and pay all fines, restitution, community service, and mitigation payments and shall fund the NECP and ECP-NC, all as set forth herein. The Defendant shall further be liable for any additional restitution payments as determined by the CAM.

(1)
Reservation of Funds by Defendant: The Defendant further shall record appropriate reserves on financial statements for the purpose of recognizing the projected obligation to retire its coal ash impoundments in North Carolina. This obligation is currently estimated at a total of $1.4 billion ($1,400,000,000) on the Defendant’s balance sheet. Each year during the term of probation, beginning on the date that the Agreement is accepted by the Court and occurring by March 31 of each year thereafter, the Defendant shall cause the Chief Financial Officer of Duke Energy Corporation, as further directed under the Guaranty Agreement attached hereto, to certify to the United States and the CAM that the Defendant and Duke Energy Corporation have sufficient assets reserved to meet the obligations imposed by law or regulation or as may otherwise be necessary to fulfill the Defendant’s obligations with respect to its coal ash impoundments within the State of North Carolina. If the CAM has any concerns regarding the assets available to meet obligations imposed by the Judgment in this case, the CAM shall immediately notify the Court and the parties.

(2)
Reservation of Funds by Parent Company: The Defendant further shall cause its parent holding company, Duke Energy Corporation, to record appropriate reserves on its consolidated financial statements for the purpose of recognizing the projected obligation to retire all coal ash impoundments, including those in North Carolina. This obligation is currently estimated at a total of $3.4 billion ($3,400,000,000) on Duke Energy Corporation’s balance sheet for all coal ash impoundments (including those owned by the Defendant and co-defendant DEC). Each year during the term of probation, beginning on the date that the Agreement is accepted by the Court and occurring by March 31 of each year thereafter, the Defendant shall cause the Chief Financial Officer of Duke Energy Corporation, as further directed under the Guaranty Agreement attached hereto, to certify to the United States and the CAM that the Defendant and Duke Energy Corporation have sufficient assets reserved to meet the obligations imposed by law or regulation or as may otherwise be necessary to fulfill the Defendant’s obligations with respect to its coal ash impoundments within the State of North Carolina. If the CAM has any concerns regarding the assets available to meet obligations imposed by the Judgment in this case, the CAM shall immediately notify the Court and the parties.

(3)
Security: Through the entire term of probation, the Defendant shall further maintain unused borrowing capacity in the amount of $250 million ($250,000,000) under the Master Credit Facility as security to meet its obligations under this Agreement for the closing and remediation of coal ash impoundments, as more fully set forth in Paragraph 3(k) of this Agreement. The Defendant shall certify this set aside to the CAM on an annual basis, or more frequently as the CAM requires. If the CAM has any concerns regarding the security available to meet the obligations imposed by the Judgment in this case, the CAM immediately notify the Court and the parties.

iv.	Restitution for Counts of Conviction: Pursuant

to 18 U.S.C. §§ 3663, 3663A, and 3563(b)(2), the Defendant shall make restitution to any victim in whatever amount the Court may order. Said restitution shall be due and payable immediately.

v.
Restitution for Relevant Conduct to Be Paid During Term of Probation: Pursuant to 18 U.S.C. § 3663, the Defendant shall pay restitution as directed by the CAM through the claims process set forth in Paragraphs 3(x)(iii)-(vi) of this Agreement. Said restitution shall also include payment to the Cape Fear Public Utility Authority for all costs, whenever incurred, associated with the extension of the Flemington water line, which was necessary to ensure that the community had clean drinking water.

vi.
Special Assessment: The Defendant shall pay special assessments, totaling $500.00, before or at the time of sentencing, and shall provide a receipt from the Clerk of Court for the Eastern District of North Carolina to the United States as proof of payment.

vii.
Public Apology: Consistent with USSG §8D1.4(a), the Defendant and co-defendants DEBS and DEC shall place a full-page public apology in at least two national newspapers and three major North Carolina newspapers (one in Raleigh, one in Greensboro, and one in Charlotte) and on its publicly accessible company website.

The Defendant agrees:

a.	Consent to Transfer: To consent to Rule 20 transfers for purposes of the entry of guilty pleas to the charges in the following matters:

i.	United States v. Duke Energy Business Services LLC, Duke Energy Carolinas, LLC, and Duke Energy Progress, Inc., No. 1:15-CR-51-1 (MDNC); and

ii.	United States v. Duke Energy Business Services LLC, Duke Energy Carolinas, LLC, and Duke Energy Progress, Inc., No. 3:15-CR-43-FDW(WDNC).

b.
Restitution for Counts of Conviction: Pursuant to 18 U.S.C. §§ 3663, 3663A, and 3562(b)(2), to make restitution in any amount as ordered by the Court and as set forth in this Agreement. Said restitution shall be due and payable immediately.

c.
Restitution for Relevant Conduct to Be Paid During Term of Probation: In addition to any order of restitution in connection with the counts of conviction, to make restitution to the following entities, as determined and directed by the CAM during the term of probation and pursuant to the agreed-upon claims process set forth in Paragraphs 3(x)(iii)-(vi):

i.	Local Governments with drinking water treatment systems impacted by bromide discharges from other facilities owned by the Defendant:

(1)	For all costs, whenever incurred, associated with water treatment system upgrades resulting from the increase of trihalomethanes including, but not limited to, maintenance costs.

(2)	All costs associated with investigating and responding to increased discharges of bromide and/or the increase of trihalomethanes.
ii. Cape Fear Public Utility Authority:
(1) For all costs, whenever incurred, associated with the extension of the Flemington water line, which was necessary to ensure that the community had clean drinking water.

d.	Crime Victims’ Rights Act: Except as provided herein, at the time of the execution of this

Agreement, the parties are not aware of any other victim as that term is defined by 18 U.S.C. § 3663, 3663A, and 3771. The Defendant understands that the United States intends to fully comply with all obligations under 18 U.S.C. § 3771, including victim notification and restitution provisions.

e.
Appeal Waiver: To waive knowingly and expressly the right to appeal the conviction and whatever sentence is imposed on any ground, including any appeal pursuant to 18 U.S.C. § 3742, and further to waive any right to contest the conviction or the sentence in any post-conviction proceeding, including any proceeding under 28 U.S.C. § 2255, excepting an appeal or motion based upon grounds of ineffective assistance of counsel or prosecutorial misconduct not known to the Defendant at the time of the Defendant’s guilty plea. The foregoing appeal waiver does not constitute or trigger a waiver by the United States of any of its rights to appeal provided by law.

f.
Waiver of Rights to Records: To waive all rights, whether asserted directly or through a representative, to request or receive from the United States any records pertaining to the investigation or prosecution of this matter, except as provided in the Fed. R. Crim. P. This waiver includes, but is not limited to, rights conferred by the Freedom of Information Act and the Privacy Act of 1974.

g
Special Assessment: To pay a special assessment of $125.00 for each misdemeanor count pursuant to the provisions of 18 U.S.C. § 3013. The assessment shall be paid by the Defendant at sentencing. The Defendant or Defendant’s counsel shall provide a check in payment of the said assessment directly to the Clerk of Court, U.S. District Court-EDNC.

h.
Financial Statement: To complete and submit a financial statement under oath to the United States no later than two weeks prior to the entry of the guilty plea. The Defendant can satisfy this condition by submitting its most recent financial statement filed with the Securities and Exchange Commission.

i.
Reservation of Funds by Defendant: To record appropriate reserves on financial statements for the purpose of recognizing the projected obligation to retire its coal ash impoundments in North Carolina, and, during each year during the term of probation, to certify that it has sufficient assets reserved to meet the obligations imposed by law and regulation as more fully set forth in Paragraph 2(d)(iii)(1) above. This obligation is currently estimated at a total of $1.4 billion ($1,400,000,000) on the Defendant’s balance sheet.

j.
Reservation of Funds by Parent Company: To cause its parent holding company, Duke Energy Corporation, to record appropriate reserves on its consolidated financial statements for the purpose of recognizing the projected obligation to retire all coal ash impoundments, including those in North Carolina, and during each year during the term of probation, to cause its parent holding company to certify that it has sufficient assets reserved to meet the obligations imposed by law and regulation as more fully set forth in Paragraph 2(d)(iii)(2) above. This obligation is currently estimated at a total of $3.4 billion ($3,400,000,000) on Duke Energy Corporation’s balance sheet for all coal ash impoundments (including those owned by the Defendant and co-defendant DEC).

k.
Security: Through the entire term of probation, to maintain unused borrowing capacity in the amount of $250 million ($250,000,000) under the Master Credit Facility as security to meet its obligations under this Agreement for the closing and remediation of coal ash impoundments, as more fully set forth in Paragraph 2(iii) (3) of this Agreement. A copy of the certification for 2015 shall be filed with the Court at the time of entry of this Agreement.

1.
Cooperation: The Defendant shall continue to cooperate fully with the United States, and with all other authorities and agencies designated by the United States, and shall truthfully disclose all information with respect to the activities of the Defendant and its present and former directors, officers, employees, agents, consultants, contractors, and subcontractors thereof, regarding the conduct underlying the Criminal Informations about which the Defendant has any knowledge or about which the United States shall inquire. This obligation of truthful disclosure includes the obligation of the Defendant to provide to the United States, upon request, any document, record, or other tangible evidence regarding the conduct underlying the Criminal Informations about which the United States shall inquire of the Defendant. Compliance with such cooperation requirements shall not be construed as requiring or effecting a waiver of the attorney-client privilege or work product protections.

m.
Such cooperation set forth in Paragraph (1) above shall include but not be limited to: (a) promptly disclosing any and all related criminal or potentially criminal conduct of which the Defendant is currently aware; (b) promptly producing all documents requested by the federal government or by grand jury subpoena; (c) promptly making employees available to the investigation team upon request for interview or for testimony in any proceeding, subject to those employees’ own legal rights; and (d) making reasonable efforts to ensure its employees provide full and truthful information.

n.
If the Defendant, through its employees acting within the scope of their employment, provides false, incomplete, or misleading information or testimony, or fails to abide by any term of cooperation set forth in Paragraphs (1) and (m) above, this would constitute a material breach of this Agreement by the Defendant, and the Defendant shall be subject to prosecution for any federal criminal violation not barred by the applicable statute of limitations (or as waived pursuant to Paragraph 3(hh)) or other legal prohibition. Any information provided by the Defendant may be used against the Defendant in that prosecution.

o.
Additionally, the Defendant agrees that in the event of the Defendant’s material breach of this Agreement, the following are admissible against the Defendant in any prosecution or action against the Defendant: (i) any statements made by the Defendant, under oath, at the guilty plea hearing (before either a Magistrate

Judge or a District Judge); (ii) the Joint Factual Statement supporting this Agreement; and (iii) any evidence derived from such statements. This includes the prosecution of the charges that are the subject of this Agreement or any charges that the United States agreed to dismiss or not file as part of this Agreement, but later pursues because of a material breach by the Defendant. Additionally, the Defendant knowingly and voluntarily waives any argument under the United States Constitution, any statute, Rule 410 of the Federal Rules of Evidence, Fed. R. Crim. P. 11(f), and/or any other federal rule, that the statements or any evidence derived from any statements should be suppressed or are inadmissible.

p.
Compliance with the Law: Except as provided otherwise herein and in Paragraph (q) below, the Defendant agrees that it shall commit no new violations of federal, state, or local law, including those laws and regulations for which primary enforcement has been delegated to state authorities, and shall conduct its operations in accordance with the environmental laws of the United States and the State of North Carolina. If the Defendant learns of any such violations committed by its agents or employees during the term of probation, the Defendant shall notify the United States of the violations in accordance with the terms of the environmental compliance plans.

i.
The Defendant understands that the Government shall not consider there to be a violation of the conditions of probation if the Defendant complies with federal environmental laws when there is a direct conflict between the state and federal environmental laws.

q.
The Defendant shall comply with all federal, state, and other regulations relating to coal ash, and will have no new notices of violation, notices of deficiency, or other criminal, civil, or administrative enforcement actions based on conduct (including the failure to act) occurring after entry of the guilty plea.

i.	The Defendant understands that it shall be considered a violation of the conditions of probation if the Defendant engages in the above conduct and such conduct or condition results in a final assessment (after conclusion of any appeals) in an amount greater than $5,000 and imposed after the entry of the guilty plea and which the CAM deems material. Any conduct or conditions resulting in a final assessment in an amount greater than $15,000 shall be presumed to be material.

ii.
It shall not be considered a violation of probation if the enforcement action is based upon information disclosed by the Defendant in its 2014 Topographic Map and Discharge Assessment Plan(s) and/or its 2014 NDPES permit renewal application(s) for its facilities in North Carolina.

r.
The Defendant shall comply with all legislative and regulatory mandates concerning closure of the coal ash impoundments which it operates, and shall complete full excavation and closure of all of the coal ash impoundments at its Sutton and Asheville facilities in accordance with federal and state laws, including the United States Environmental Protection Agency’s (“EPA”) 2014 final rule governing the disposal of coal combustion residuals from electric utilities (“CCR Rule”) and North Carolina’s Coal Ash Management Act of 2014, by the dates dictated in those laws, currently the calendar year 2019. In so doing, the Defendant shall act diligently and in good faith to meet projected critical milestones in its closure plans for each site as set forth in the following documents: Duke Energy’s L.V. Sutton Electric Plant Coal Ash Excavation Plan dated November 13, 2014; and Duke Energy’s Asheville Steam Electric Generating Plant Coal Ash Excavation Plan dated November 13, 2014 (collectively referred to as “Excavation Plans”), as may be amended with the approval of the North Carolina Department of Environment and Natural Resources (“DENR”).

i.
With respect to excavated coal ash, the removed ash shall be stored in a lined CCR landfill space or lined impoundment meeting all requirements established by applicable statute, law, and regulation, including but not limited to 40 CFR

Part 258 (Subtitle D of RCRA). Nothing in this Paragraph shall prohibit the Defendant from the disposition of ash through beneficial reuse as contemplated by the CCR Rule.

ii.
Every six months, or on a more frequent basis as determined by the CAM, the Defendant shall provide the CAM with a detailed description of its efforts to excavate coal ash and close all of the coal ash impoundments at Sutton and Asheville and whether it has met the critical milestones set forth in the Excavation Plans in the time period since the last report. The Defendant shall also include the status of all permits and permit applications with any regulatory body, including but not limited to DENR. The Defendant shall also make such reports publicly available on its website.

(1)
If the CAM has any concerns regarding whether the Defendant acted diligently or in good faith to meet its obligations under this provision, including the critical milestones set forth in the Excavation Plans, the CAM shall immediately notify the Court and the parties.

iii
The Defendant shall contemporaneously provide an executive summary of the report in subparagraph (ii) above to the United States Attorneys’ Offices for the Eastern, Middle, and Western Districts of North Carolina; the Department of Justice - Environmental Crimes Section; the United States Environmental Protection Agency -Criminal Investigation Division; and the United States Environmental Protection Agency – Legal Counsel Division. Upon request, the Defendant shall provide the full report for inspection and review by any of the governmental parties.

(1)
If the Government has any concerns regarding whether the Defendant acted diligently or in good faith to meet its obligation under this provision, including the critical milestones set forth in the Excavation Plans, the Government may elect to notify either the

CAM or the Court, and may seek additional penalties as may be appropriate.

iv.
Six months prior to the end of the term of probation, the Defendant shall provide the Court, the CAM, and the Government with a full report of its efforts to excavate coal ash and to close all of the coal ash impoundments at Sutton and Asheville and the anticipated completion date.

v.
The Government may seek additional fines and penalties should the Defendant fail to comply with such legislative or regulatory mandates and closure requirements under this Paragraph unless the compliance is delayed by a “force majeure” as that term is defined herein. The parties recognize that a change in law making performance impossible may be raised under the “force majeure” clause herein, but final determination shall be made by the Court.

vi.
The Defendant understands that the Government shall not consider there to be a violation of the conditions of probation if the Defendant complies with federal environmental laws when there is a direct conflict between the state and federal environmental laws. The Defendant, however, shall immediately notify the Court, the CAM, and the Government of the conflict of laws and the impact on any excavation and closure plans.

s.	Criminal Fine: The Defendant shall pay a total criminal fine in the amount of $14.4 million ($14,400,000), allocated as set forth in Paragraph 2(d)(i) above.

t.	Stipulated Factual Basis for Fine: The Defendant stipulates that there is a factual basis for the imposition of a criminal fine in the amount of $14.4 million ($14,400,000) pursuant to 33 U.S.C.

§§ 1319(c)(1)(A) and/or 18 U.S.C. § 3571(c) and (d) and that the payments made pursuant to Paragraph 2(d)(i) do not together exceed the statutory maximum fine available under each of the applicable statutes. The Defendant further waives any right to a jury or bench trial as to those payments.

u.
Environmental Compliance Plans: As a special condition of probation, the Defendant shall cause, assist, and otherwise take all steps necessary to effectuate the obligation of co-defendant DEBS to develop, adopt, implement, and fund the NECP designed to ensure compliance with applicable environmental laws and regulations at all of the coal ash impoundments owned and operated (whether active or inactive) by any wholly-owned subsidiary of Duke Energy Corporation. In addition to requirements to be applied nationwide, the Defendant, along with co-defendants DEBS and DEC, shall develop, implement, and enforce the ECP-NC that also incorporates all of the requirements of the NECP. Both the NECP and the ECP-NC shall be filed with the Court as separate documents. Components of the NECP and the ECP-NC include, but are not limited to, the following:

i.
Timing for Submission of NECP and ECP-NC: Defendant DUKE ENERGY PROGRESS, along with its co-defendants DEBS and DEC, shall develop and adopt the NECP and ECP-NC within seventy (70) days of the selection of the CAM. The final NECP and ECP-NC shall be submitted to the Court with copies to the United States Probation Office; the United States Attorneys’ Offices for the Eastern, Middle, and Western Districts; the Department of Justice - Environmental Crimes Section; the Environmental Protection Agency - Criminal Investigation Division; and the United States Environmental Protection Agency - Legal Counsel Division. The Court must approve both the NECP and ECP-NC.

(1)
The United States acknowledges that two (2) wholly-owned subsidiaries of Duke Energy Corporation, Duke Energy Commercial Enterprises, Inc. (an indirect wholly-owned subsidiary) and Duke Energy SAM, LLC (a direct wholly-owned subsidiary) have entered into a purchase and sale agreement with a subsidiary of Dynegy Inc. in which Dynegy Inc. will acquire Duke Energy Ohio’s unregulated Midwest generation business (which has been classified as Discontinued Operations on the Condensed Consolidated Statement of Operations). Approval is

pending before the Federal Energy Regulatory Commission. Both of the subsidiaries handle coal ash.

(2)	If the sale above has not been closed at the time of the submission of the NECP to the Court for approval, it is expressly understood and agreed that these assets need not be included within the NECP with the following exception: if the sale is not closed within ninety (90) days of the approval of the NECP by the Court, the CAM may, at his/her option, require the NECP to be amended to include these subsidiaries.

ii.	Best Efforts: Defendant DUKE ENERGY PROGRESS, along with its co-defendants DEBS and DEC, shall use best efforts to comply with each and all of the obligations under both the NECP and ECP-NC.

(1)
The requirement that the Defendant exercise “best efforts” to fulfill the obligation includes using commercially reasonable efforts to anticipate any potential “force majeure” event (as defined herein at Paragraph 3(y)) and to address the effects of any potential “force majeure” event: (a) as it is occurring, and (b) following the potential “force majeure” event, such that the delay is minimized to the greatest extent possible.

(2)	If the CAM believes that the Defendant has not used “best efforts” to fulfill its obligations, the CAM shall provide written notice immediately to the Court and the parties.

(3)	The final determination of whether the Defendant used “best efforts” shall be made by the Court with the advice of and recommendations from the CAM.

(4)	If the Court concludes that the Defendant failed to exercise “best efforts” to fulfill an obligation of this Agreement, the Court may impose and the Government will be entitled to seek additional monetary penalties.

iii.	Selection and Funding of CAM:

(1)
Funding: As part of the NECP and the ECP- NC, Defendant DUKE ENERGY PROGRESS, along with its co-defendants DEBS and DEC, shall pay for a CAM who will be appointed by and report to the Court during the full period of probation.

(2)
Qualifications: The object of the selection process for the CAM is to select the most qualified candidate to oversee implementation of the NECP, the ECP-NC, and the bromide claims process. Therefore, the CAM must have staff, or be able to retain staff, with the following experience: (a) expertise and competence in the regulatory programs under the United States and State of North Carolina environmental laws; (b) sufficient expertise and competence to assess whether the Defendant, DEBS, and DEC have adequate management systems in place to ensure regulatory compliance, document such noncompliance, and prevent future noncompliance; and (c) sufficient expertise and competence to review claims for reimbursement under the process for identifying, verifying, and providing restitution for claims relating to bromide discharges described herein.

(3)
Nomination and Veto by Government: Within thirty (30) days of the entry of the Judgment, Defendant DUKE ENERGY PROGRESS, along with its co-defendants DEBS and DEC, shall submit a list of three qualified candidates for the position of CAM from which the Court will select and appoint one of the candidates. Any nomination will include a detailed curriculum vitae or similar documentation setting forth the qualifications of the candidate. The Government shall have fifteen (15) days from the receipt of the nominations to file any reasonable objection to any or all of the proposed candidates. If the Government lodges an objection, then Defendant DUKE ENERGY PROGRESS, along with its co-defendants DEBS and DEC, must nominate a replacement candidate(s). The Government again shall have the right to lodge any reasonable objection to any replacement candidate; and the Court may adjust the time frame for the selection of the CAM as necessary to ensure that the best possible candidate is selected.

(4)
Court Selection: Upon receipt of a final list of candidates, the Court shall select one candidate as CAM by written order. In the event that the Court does not find any of the candidates satisfactory or if, during any point in the term of probation, the Court does not find the work of the selected CAM satisfactory, the Court may request Defendant DUKE ENERGY PROGRESS, along with its co-defendants DEBS and DEC, to nominate additional candidates. The Court may adjust the time frame for the nominations of the CAM as necessary to ensure that the best possible candidates are nominated.

iv.
Reporting by CAM: On an annual basis, or more often as the Court directs, the CAM shall provide reports in writing to the Court, through the United States Probation Office, demonstrating compliance with the NECP and the ECP-NC by DUKE ENERGY PROGRESS and its co-defendants, DEBS and DEC. The report shall include, among other things, a detailed description of: (1) all excavation, closure, and/or proper remediation of the coal ash impoundments located in North Carolina and addressed in the ECP-NC; and (2) all three co-defendants’ compliance with all appropriate environmental laws and regulations in connection with the management of their coal ash impoundments in North Carolina and elsewhere.

(1)	Public Access to Information: The CAM shall ensure, and the Defendant shall facilitate, the posting of copies of any environmental compliance audits, annual reports, and/or any other reports prepared pursuant to the NECP or ECP-NC on a company web page with public access.

•
Subject to the approval of the CAM, the Defendant may redact confidential business information or any information it reasonably believes could impair the security of its operations before such audits or reports are posted for public access.

•	The CAM shall inspect such proposed redactions to determine the propriety of the redactions.

•
Notwithstanding the foregoing, unredacted copies shall be provided to the Court. The Defendant may seek to have the filings placed under seal to protect any information that the CAM has deemed to warrant redaction.

(2)
The CAM will contemporaneously provide copies of the reports (as posted) to the United States Attorneys’ Offices for the Eastern, Middle, and Western Districts of North Carolina; the Department of Justice -Environmental Crimes Section; the United States Environmental Protection Agency -Criminal Investigation Division; and the United States Environmental Protection Agency - Legal Counsel Division. If the reports contain redactions, any of these parties may inspect the redactions and challenge the propriety of the redactions. The Court shall be the final arbiter of any challenge.

v.	Nationwide ECP: The NECP shall include, among other things:

(1)	Organizational Funding: Co-Defendant DEBS shall maintain and fund the operation of all of the company compliance organizations created in the wake of the Dan River release, including: ABSAT, the Coal Combustion Products organization, and the National Ash Management Advisory Board. Subject to the approval of the CAM, DEBS may transfer operations and responsibilities between internal organizations or adjust funding of such organizations as appropriate, as long as the obligations of this Agreement are being met. To the extent necessary or required, the Defendant shall fund or otherwise pay for its proportionate share of the continued maintenance and operations of these compliance organizations.

(2)
Compliance Officer (“CO”): The Defendant, and its co-defendants DEBS and DEC, each shall identify or establish a position at the Vice President level or higher who will liaise directly with the CAM. The Defendant’s designated CO shall have, among other duties, the primary responsibility for ensuring compliance with applicable environmental requirements and requirements of the NECP and ECP-NC.

•	The COs shall submit detailed reports discussing the development, implementa-tion, and enforcement of the NECP and ECP-

NC at intervals deemed necessary by the CAM. The first report shall also include an explanation of the current corporate structure responsible for the operation and control of the coal ash impoundments and the names of the individuals filling the relevant positions. With the concurrence of the CAM, the COs may elect to submit a joint report detailing the required information for all three co-defendants. Any changes to the corporate coal ash oversight structure shall be immediately forwarded to the CAM and included in the next regular report.

•	Subject to the approval of the CAM, the Defendant may redact confidential business information or any information it reasonably believes could impair the security of its operations before such reports are posted for public access.

•	The CAM shall inspect such proposed redactions to determine the propriety of the redactions.

•
Notwithstanding the foregoing, unredacted copies shall be provided to the Court. The Defendant may seek to have the filings placed under seal to protect any information that the CAM has deemed to warrant redaction.

•
The CAM will contemporaneously provide copies of the reports (as posted) to the United States Attorneys’ Offices for the Eastern, Middle, and Western Districts of North Carolina; the Department of Justice

- Environmental Crimes Section; the United States Environmental Protection Agency -Criminal Investigation Division; and the United States Environmental Protection Agency - Legal Counsel Division. If the reports contain redactions, any of these parties may inspect the redactions and challenge the propriety of the redactions. The Court shall be the final arbiter of any challenge.

(3)
Environmental Audits: Within the first ninety (90) days of his or her appointment, the CAM shall establish a schedule for conducting environmental audits of each of Duke Energy Corporation’s and its affiliates’ wholly-owned or operated domestic facilities with Duke Energy Corporation or affiliate-managed or affiliate-controlled coal ash impoundments outside North Carolina on an annual basis.

•	Each year the Defendant can request that the CAM accept any full environmental audit prepared by ABSAT or a similar organization in that same calendar year for its facilities subject to the audits under the NECP.

•	The CAM can reject any such request by the Defendant if the CAM concludes that the proposed environmental audit is not sufficiently comprehensive or not prepared by a competent organization.

•	Copies of the environmental audit reports shall be posted on the Defendant’s company webpage accessible to the public.

•
Subject to the approval of the CAM, the Defendant may redact confidential business information or any information it reasonably believes could impair the security of its operations before such audits or reports are posted for public access.

•	The CAM shall inspect such proposed redactions to determine the propriety of the redactions.

•
Notwithstanding the foregoing, unredacted copies shall be provided to the Court and the United States Probation Officer. The Defendant may seek to have the filings placed under seal to protect any information that the CAM has deemed to warrant redaction.

•
The CAM will contemporaneously provide copies of the reports (as posted) to the United States Attorneys’ Offices for the Eastern, Middle, and Western Districts of North Carolina; the Department of Justice - Environmental Crimes Section; the United States Environmental Protection Agency -Criminal Investigation Division; and the United States Environmental Protection Agency - Legal Counsel Division. If the reports contain redactions, any of these parties may inspect the redactions to determine the propriety of the redactions.

The Court shall be the final arbiter of any challenge.

(4)
Toll-Free Hotline/Electronic Mail Inbox: The Defendant, along with co-defendants DEBS and DEC, will establish and maintain a toll-free hotline that will be answered twenty-four (24) hours a day, seven (7) days a week, through which any person may report suspected violations of applicable environmental laws or regulations, or violations of the NECP or ECP-NC. The Defendant may utilize existing toll-free hotlines subject to approval by the CAM. In addition, the Defendant, along with co-defendants DEBS and DEC, shall create an electronic mail inbox accessible from its webpages and accessible through a share link, through which any employee of Duke Energy Corporation, its subsidiaries, or its affiliates, or any other person may report suspected violations of applicable environmental laws or regulations or violations of the NECP or ECP-NC.

•
Co-defendant DEBS shall periodically apprise employees and the public of the availability of the toll-free hotline and electronic mail inbox by posting notices on the Internet, Intranet (known within Duke Energy Corporation as the “Portal”), by distributing notice via its electronic mail system, by providing notices in appropriate employee work areas, and by publication in community outlets.

•
All reports to the toll-free hotline or electronic mail inbox of suspected violations of applicable environmental requirements, the NECP, or the ECP-NC shall promptly be provided to the appropriate CO for further action, and the appropriate CO shall maintain a record of the investigation and disposition of each such matter and disclose such matters in reports to the CAM.

(5)
Environmental Training Program: The Defendant, along with co-defendants DEBS and DEC, shall adopt, implement, and enforce a comprehensive training program to educate all domestic employees of Duke Energy Corporation and its wholly-owned or operated affiliates on the environmental impact of coal ash impoundment operations and to be aware of the procedures and policies that form the basis of the NECP and ECP-NC.

•
The goal of this training program is to ensure that every domestic employee of Duke Energy Corporation and its wholly-owned or operated affiliates understands applicable compliance policies and is able to integrate the compliance objectives in the performance of his/her job. The training shall include applicable notice and reporting requirements in the event of a release or discharge. Subject to the approval of the CAM, the Defendant may develop different training programs that are tailored to the employee’s specific job description and responsibilities as long as the overall goal of the training requirement is met.

•	Additionally, the Defendant and co-defendants DEBS and DEC shall provide training and written materials describing the safe and proper handling of pollutants, hazardous substances, and/or wastes.

•	Copies of all written materials and training curricula shall be provided to the CAM.

vi.	Statewide ECP: The ECP-NC, in addition to incorporating all of the requirements of the NECP, shall include, among other things, the following conditions:

(1)	Point of Contact (“POC”): With respect to each of its facilities with coal ash impoundments in North Carolina, the

Defendant and co-defendant DEBS shall identify or establish a POC for the CAM within each of the following three business services: (1) ABSAT; (2) Environmental, Health & Safety; and (3) Coal Combustion Products.

(2)
Environmental Audits: Within the first ninety (90) days of his/her appointment, the CAM shall establish a schedule for conducting environmental audits of each of the Defendant’s facilities with coal ash impoundments in North Carolina on an annual basis.

•
Each year the Defendant can request that the CAM accept any full environmental audit prepared by ABSAT or a similar organization in that same calendar year for two of its facilities subject to the audits. The Defendant cannot make the request for the same facilities in consecutive years.

•	The CAM can reject any such request by the Defendant if the CAM concludes that the proposed environmental audit is not sufficiently comprehensive or not prepared by a competent organization.

•	Copies of the environmental audit reports shall be posted on the Defendant’s company webpage accessible to the public.

•	Subject to the approval of the CAM, the Defendant may redact confidential business information or any information it reasonably believes could impair the security of its operations before such audits or reports are posted for public access.

•	The CAM shall inspect such proposed redactions to determine the propriety of the redactions.

•
Notwithstanding the foregoing, unredacted copies shall be provided to the Court and the United States Probation Officer. The Defendant may seek to have the filings placed under seal to protect any information that the CAM has deemed to warrant redaction.

•
The CAM will contemporaneously provide copies of the reports (as posted) to the United States Attorneys’ Offices for the Eastern, Middle, and Western Districts of North Carolina; the Department of Justice - Environmental Crimes Section; the United States Environmental Protection Agency - Criminal Investigation Division; and the United States Environmental Protection Agency - Legal Counsel Division. If the reports contain redactions, any of these parties may inspect the redactions to determine the propriety of the redactions. The Court shall be the final arbiter of any challenge.

v.
The Defendant shall ensure that any new, expanded, or reopened coal ash or coal ash wastewater impoundment facilities are lined to ensure no unpermitted discharges of coal ash or coal ash wastewater to any water of the United States.    This includes all engineered, channelized, or naturally occurring seeps.

w.
Recordkeeping of Coal Ash Impoundment Volumes: Every six months, the Defendant shall determine the volume of wastewater and coal ash in each of its wet-storage coal ash impoundments in North Carolina. Additional determinations shall be made following the conclusion of activities that significantly change the volumes of materials in the impoundments, including but not limited to temporary rerouting of waste streams other than sluiced coal ash to the ash impoundment, dredging, and dewatering.    Written or electronic records of the volumes shall be maintained by the Defendant in a location(s) accessible to facility staff and to any of the Defendant’s employees responsible for making environmental or emergency reports.

x.	Bromide Remediation Claims and Costs:

i.	Identification: Within the first year of probation, or within ninety (90) days of the installation of a new Flue Gas Desulfurization (“FGD”) scrubber system thereafter, the Defendant shall identify:

(1)	all facilities operated by it in North Carolina that utilize or will utilize FGD scrubbers that will result in an increase in bromide discharge into surface waters; and

(2)	all local governments that are downstream from such FGD scrubbers and draw water into water treatment facilities.

ii.
Notification: Within the first year of probation, or within ninety (90) days of the installation of a new FGD scrubber system thereafter, the Defendant shall: (1) notify in writing the identified local governments of the increase or potential increase in bromide discharge; and (2) cooperate in studies of whether there has been or will be an impact on these water treatment facilities. The Defendant shall further advise the local government of the claims process established by the CAM, as described below. The Defendant will further note that the local government is not obligated to submit a claim through the process, is not bound by any recommendation of the CAM, and may pursue any civil and/or administrative remedies available to it. Copies of such correspondence shall be provided to the CAM, United States Probation Officer, and each of the prosecuting districts.

iii.
Claims Process: The CAM shall establish a procedure by which local governments that are downstream of the Defendant’s facilities with FGD scrubbers and experience increases in trihalomethanes at their water treatment facilities related to increases in bromide released by those facilities may submit evidence of these impacts and claims for restitution stemming from these impacts.

(1)
In these claims, the local governments bear the burden of proving by a preponderance of the evidence to the CAM that trihalomethanes have increased and that the Defendant’s facility’s discharge of bromide substantially contributed to the increase.

(2)	The Defendant shall be permitted an opportunity to respond to any evidence or material submitted by local governments in this process.

(3)
The CAM shall review proposed remediation actions and costs or anticipated costs associated with investigating, responding to, and remediating increased bromides and trihalomethanes for reasonableness in determining the correct amount of restitution. The CAM shall issue a written decision on every claim submitted. If the CAM determines that restitution to a local government in any amount is appropriate, the Defendant shall also reimburse the local government for costs associated with investigating and preparing its submission to the CAM, including reasonable attorneys’ fees.

iv.
Appeals Process: Once the written decision is issued, the Defendant or the local government may appeal the decision to the United States District Court. In such an appeal, the decision of the CAM shall be subject to a rebuttable presumption of correctness. If the Defendant unsuccessfully appeals a written decision of the CAM, the Defendant shall bear all of the costs of the appeal, including the costs of the CAM and the reasonable attorneys’ fees of the local government, with the Court making the final determination of the reasonableness of such fees. If the Defendant is successful on appeal, the Defendant shall bear the costs of the CAM and the local government shall bear the costs of its attorneys’ fees.

v.
Payment of Claims: Once the CAM has issued its written opinion, the Defendant shall pay the approved costs to the claimant within thirty (30) days of the opinion, unless it files an appeal to the United States District Court as provided above. If, after appeal, the Court concurs with the CAM’s opinion approving such costs, the Defendant shall pay the approved costs to the claimant and submit proof of payment to the Court within thirty (30) days of the Court’s opinion. Nothing in this subparagraph will bar the CAM or the Court from ordering a different payment schedule as appropriate.

vi.	Deadline for Filing Claims: Local governments shall have until sixty (60) days prior to the end of the five-year probationary term to submit a claim.

y
Force Majeure. For purposes of this Agreement, a ”force majeure” is defined as any event arising from causes beyond the reasonable control of the Defendant, any entity controlled by the Defendant, or its contractors that delays or prevents performance of any obligation despite the best efforts to fulfill the obligation and includes but is not limited to war, terrorism, civil unrest, labor dispute, act of God, change in law making performance impossible, or act of a governmental or regulatory body delaying performance or making performance impossible, including, without limitation, any appeal or decision remanding, overturning, modifying, or otherwise acting (or failing to act) on a permit or similar permission or action that prevents or delays an action needed for the performance of any work such that it prevents or substantially interferes with the Defendant’s ability to perform. Force majeure does not include financial inability to complete the work, increased cost of performance, or changes in business or economic circumstances.

i.	If the Defendant seeks to rely on “force majeure” to excuse performance or timely performance with any term of this Agreement, the Defendant must apply to the CAM with copies of such application provided to the Government and the United States Probation Officer.

ii.	The final determination of “force majeure” shall be made by the Court with the advice and recommendation from the CAM.

iii.	If the Court concludes that the Defendant’s failure to fulfill an obligation of this

Agreement was not excused by a “force majeure,” the Court may impose and the Government will be entitled to seek additional monetary penalties.

z.
Funding of NECP and ECP-NC: A failure to fund or implement the NECP or ECP-NC during its term of probation would constitute a breach of this Agreement by the Defendant, and the Defendant shall be subject to prosecution for any federal criminal violation not barred by the applicable statute of limitations (or as waived pursuant to Paragraph 3(hh)) or other legal prohibition. Any information provided by the

Defendant may be used against the Defendant in such a prosecution.

aa.
Community Service Payment: In addition to the community service payment made by co-defendant DEC, the Defendant, as guaranteed by Duke Energy Corporation and set forth in the Guaranty attached to this Agreement, shall pay $10.5 million ($10,500,000) to the National Fish and Wildlife Foundation (“NFWF”), a nonprofit organization established pursuant to 16 U.S.C. §§ 3701-3710, as community service by an organization. With respect to the work described in this Paragraph below, the Defendant shall assume no responsibilities or obligations other than making the payments described in Paragraph 3(aa)(i) below. The Defendant shall not seek any reduction in its tax obligations as a result of these community service payments nor shall the Defendant characterize, publicize, or refer to these payments as voluntary donations or contributions. Additionally, the Defendant shall not seek or take credit for any project performed using funds disbursed by NFWF pursuant to this Agreement in any related civil or administrative proceeding, including but not limited to, the Natural Resources Damages Assessment process.

i. The Defendant will make the $10.5 million ($10,500,000) payment within sixty (60) days of entry of Judgment. Payments shall be made by certified check payable to the National Fish and Wildlife Foundation and mailed to the attention of its Chief Financial Officer at 1133 15th Street, NW, Suite 1100, Washington, DC 20005, and include a reference to the case number in this proceeding; or by electronic funds transfer in accordance with written instructions to be provided to the Defendant by NFWF at the time of transfer.
ii. NFWF shall use the money it receives from the Defendant pursuant to this Agreement for the benefit, preservation, restoration, and improvement of the water resources of North Carolina and Virginia that have been impacted by the operation of coal ash storage ponds owned by the Defendant. NFWF shall conduct or fund projects in the following federal districts, in the following amounts:

(1)	Eastern District of North Carolina: $3.5 million ($3,500,000);

(2)	Middle District of North Carolina: $3.5

million ($3,500,000); and

(3)	Western District of North Carolina: $3.5 million ($3,500,000).
iii. The projects and initiatives considered by NFWF should include, but not be limited to:

monitoring, study, restoration, and preservation of fish, wildlife, and plant resources; monitoring, study, clean up, remediation, sampling, and analysis of pollution and other threats to the riparian environment and ecosystem; research, study, planning, repair, maintenance, education, and public outreach relating to the riparian environment and ecosystem; environmental education and training relating to the protection and preservation of riparian resources; and the protection and support of public drinking water systems.

iv.	The projects and initiatives considered by NFWF should be focused on the following river basins

or watersheds:	Broad River, Cape Fear River, Catawba River, Dan River, French Broad River, Lumber River, Roanoke River, Neuse River, and Yadkin River. NFWF shall make every effort to fund at least one project and/or initiative in each of the river basins or watersheds.

v.	NFWF shall consult with appropriate state

resource managers in North Carolina and Virginia, as well as federal resource managers, that have statutory authority for coordination or cooperation with private entities to help identify projects and maximize the environmental benefits of such projects. Specifically, NFWF should consult with the United States Environmental Protection Agency, the United

States Fish and Wildlife Service, the United States Army Corps of Engineers, the North

Carolina Department of Environment and Natural Resources, the North Carolina Wildlife Resources Commission, the Virginia Department of Environmental Quality, the Virginia Department of Conservation and Recreation, and the Virginia Department of Game and Inland Fisheries. NFWF shall further consult with localities as appropriate. NFWF is not bound by any recommendations from any of the state or federal agencies, resource managers, or localities consulted.

vi.	Projects shall be identified and funding

obligated within five (5) years of the date of entry of Judgment in this case.
vii. In identifying and selecting projects to receive funding pursuant to this Agreement and related Judgment, NFWF shall not incur liability of any nature in connection with any act or omission, made in good faith, in the administration of the funds or otherwise pursuant to this Agreement, excepting, however, liability resulting from NFWF’s gross negligence or willful misconduct.

In addition, if and to the extent NFWF grants funds to or contracts with any governmental entity to implement any project under this Agreement and related Judgment: (a) NFWF shall be deemed to act solely as an administrative agent in contracting for, granting to, and disbursing funds for any such project; and (b) NFWF shall not be deemed to incur liability of any nature in connection with the design, engineering, construction, operation, or maintenance of any such project, including, without limitation, any impact or consequences any of any such project on fish, wildlife, plant, or other natural resources, personal injury, or property damage.
viii. NFWF’s use of funds received pursuant to this Agreement and related Judgment shall be subject to the reporting requirements of 16 U.S.C.

§ 3706. In addition, NFWF shall report to the United States Probation Office and to the parties regarding the status and disposition of money it has received pursuant to this Agreement and related Judgment, on at least an annual basis, until all such money has been spent.

bb.
Mitigation:    Within ninety (90) days of sentencing, in order to mitigate impacts to wetlands and other jurisdictional waters of the United States impacted as a result of the Defendant’s operation of coal ash impoundments and any relevant criminal conduct, including temporal and secondary effects, at its facilities in North Carolina with coal ash impoundments, and in addition to the mitigation payment made by its co-defendant DEC, the Defendant shall provide $5 million ($5,000,000), which represents its share after apportionment of a total $10 million ($10,000,000) payment, to an authorized wetlands mitigation bank for the purchase of wetland and/or riparian land and/or restoration equivalent located in the Broad River Basin, French Broad River Basin, Cape Fear River Basin, Catawba River Basin, Dan River Basin, Yadkin-Pee Dee River Basin, Neuse River Basin, Lumber River Basin, and Roanoke River Basin.    This mitigation payment is in addition. to, and does not replace, Duke Energy Corporation’s public commitment to fund its $10 million ($10,000,000) Water Resources Fund for environmental and other philanthropic projects along lakes and rivers in the Southeast.

i.
Such wetland restoration shall be made through an authorized wetlands mitigation bank with no affiliation to any current or former employee of the North Carolina Department of Environment and Natural Resources in that employee’s individual capacity.

ii.
The Defendant, along with its co-defendants DEBS and DEC, shall provide a list of three (3) proposed mitigation banks from which the Court will select the mitigation bank to receive the funds. If the Defendant is unable after reasonable efforts to identify one or more mitigation banks, the Defendant may substitute one or more conservation trust funds within the State of North Carolina in its proposal as long as all other conditions of this section are being met.
iii. Such property must be purchased in the State of North Carolina by the selected authorized wetlands mitigation bank or conservation trust within four (4) years from the date of entry of Judgment.

iv.	Such property shall be held by and titled in the name of a third-party (with no affiliation to the Defendant or any of the Defendant’s sister or parent corporations).

v.	Such property shall be held in permanent conservation status for the benefit of the citizens of North Carolina.

vi.	The Defendant shall ensure that the selected authorized wetlands mitigation bank or conservation trust provides a full accounting of all mitigation property purchased to the Court and the CAM and documentary evidence that the property has been placed in permanent conservation status.

cc.	No Credit in Civil or Administrative Proceedings:

The Defendant shall not seek or take credit for any fine, restitution, community service payment, mitigation payment, or funding of the environmental compliance plan (including the costs associated with the hiring or payment of staff or consultants needed to assist the CAM) under this Agreement in any related civil or administrative proceeding, including, but not limited to, the Natural Resources Damages Assessment process.

dd. No Capitalization or Tax Deduction: The Defendant shall agree that:
(1) it shall not capitalize into inventory or basis or take as a tax deduction, in the United States or elsewhere, any portion of the monetary payments (fine, restitution, community service, mitigation, or funding of the environmental compliance plans) made pursuant to this Agreement. Provided, however, that nothing in this Agreement shall bar or prevent the Defendant from appropriately capitalizing or seeking an appropriate tax deduction for restitution in connection with the remediation of bromide claims set forth in this Agreement or for costs which would have been incurred by the Defendant irrespective of the environmental compliance plans. Costs that would have been incurred irrespective of the environmental compliance plans include, by way of example only, costs for staffing and operating Central Engineering Services, ABSAT, Coal Combustion Products, or other similar organizations.

ee
No Rate Increase Based Upon Monetary Penalties: The Defendant shall not reference the burden of, or the cost associated with, compliance with the criminal fines, the restitution related to counts of conviction, the community service payments, the mitigation obligation, the costs of the clean-up in response to the February 2, 2014, release at Dan River Steam Station, and/or the funding of the environmental compliance plans in any request or application for a rate increase on customers. Provided, however, that nothing in this Agreement shall bar or prevent the Defendant from seeking appropriate recovery for restitution in connection with the remediation of bromide claims set forth in this Agreement or for costs which would have been incurred by the Defendant irrespective of the environmental compliance plans. Costs that would have been incurred irrespective of the environmental compliance plans include, by way of example only, costs for staffing and operating Central Engineering

Services, ABSAT, Coal Combustion Products, or other similar organizations.
ff. Public Apology: Consistent with USSG §8D1.4(a), and in conjunction with its co-defendants DEBS and DEC, the Defendant shall place a full-page advertisement in at least two national newspapers and three major North Carolina newspapers (one in Raleigh, one in Greensboro, and one in Charlotte) and on its publicly accessible company website. The full page advertisement shall run within five (5) days of entry of the plea. The language of the public apology must be agreed upon by each of the federal districts and is appended to this Agreement as Exhibit C.
gg. The Defendant shall not reference this Agreement, any payments pursuant hereto, or other compliance herewith in any public relations, marketing, or advertising. The Defendant shall be permitted to make required disclosures under applicable securities laws.
hh. Tolling of Statute of Limitations: To ensure compliance with the terms of the Agreement, the Defendant waives any statute of limitations as of the the date of this Agreement through the full term of Defendant’s probation and until all of the Defendant’s obligations under this Agreement have been satisfied with regard to any conduct relating to or arising out of the conduct set forth in the Criminal Informations.
ii. The Defendant waives any claim under the Hyde Amendment, 18 U.S.C. § 3006A (Statutory Note), for attorneys’ fees and other litigation expenses arising out of the investigation or prosecution of this matter.
jj. The Defendant agrees to withdraw from and not to participate in any joint defense agreement, informal or formal, in connection with the defense by any person designated as a “target” or “subject” of, or indicted for, any potential criminal charges relating to the Clean Water Act violations in North Carolina that are the subject of this Agreement and any allegations of violations of Title 18 of which the Defendant is aware or becomes aware. The Defendant agrees to submit a written statement, signed by counsel and the appropriate corporate officer, reflecting this commitment to the United States prior to entry of this Agreement.
kk. Term of Supervised Probation: The Defendant and the Government agree that the Defendant shall be placed on organizational supervised probation for a period of five (5) years from the date of sentencing pursuant to 18 U.S.C. § 3561(c)(2) and USSG §§8D1.1 and 8D1.2.
The Defendant represents and/or acknowledges:

a.
That the Defendant has had the assistance of an attorney in connection with the charges against it. That the attorney has carefully reviewed this Agreement with those persons designated by law and its bylaws to act on behalf of the Defendant (hereinafter referred to as “Designated Corporate Representative”) and that this Agreement has been signed by a person authorized by law and the bylaws of the Defendant to execute agreements on behalf of the Defendant.

b.
That its Designated Corporate Representative has reviewed and discussed the Criminal Informations filed in each of the federal districts involved in this matter with the Defendant’s attorney and that the attorney has explained the Government’s evidence to that Designated Corporate Representative.

c.	That as a corporation, it is vicariously liable for the criminal acts of its employees acting within the scope of their employment for the benefit of the corporation.

d.
That it understands that this Agreement does not provide or promise any waiver of any civil or administrative actions, sanctions, or penalties that may apply, including but not limited to: fines; penalties; claims for damages to natural resources; suspension, debarment, listing to restrict rights and opportunities of the Defendant to contract with or receive assistance, loans, and benefits from United States agencies; licensing; injunctive relief; or remedial action to comply with any applicable regulatory requirement. The Defendant understands that this Agreement has no effect on any proceedings against any party not expressly mentioned herein, including the actual or potential criminal liability of any individuals.

e.
Guaranty:    That it has sought and obtained a guarantee of its obligations under this Agreement from its parent holding company, Duke Energy Corporation, a copy of which is attached hereto as Exhibit B and incorporated herein by reference. Duke Energy Corporation further consents to the jurisdiction of the United States District Court for the Eastern District of North Carolina for the purpose of enforcing the Guaranty Agreement.

f.
Resolution:    That it has filed with the Court prior to entry of this-Agreement the original resolution from the board of directors (or equivalent written authorization as recognized by law) that gives the authority described in Paragraph 4(a) above to the Designated Corporate Representative and that authorizes such employee to execute this Agreement on behalf of the Defendant. A copy of the Resolution, attached hereto as Exhibit D, provides as follows:

i.	The Defendant is a legally viable entity, authorized to plead guilty to the charges set forth in the Criminal Informations;

ii.	The Defendant shall be bound by the specific

terms of this Agreement;
iii. The parent corporation, Duke Energy Corporation, is authorized to guarantee all payments (criminal fine, restitution, community service, and mitigation), and funding and performance due from the Defendant in connection with its obligations under the NECP and ECP-NC under this Agreement, as set forth in the Guaranty Agreement.

iv.
Any legal successor or assignee of Duke Energy Corporation shall remain liable, as the case may be, for the guarantee of the Defendant’s payment obligations and the funding and performance of both the NECP and ECP-NC hereunder, and an agreement to so remain liable shall be included by Duke Energy Corporation in the terms of any sale, acquisition, or merger.
v. Any legal successor or assignee of the Defendant shall remain liable for the Defendant’s obligations in this Agreement, and an agreement to so remain liable shall be included by the Defendant in the terms of any sale, acquisition, or merger of the Defendant with or by any other entity. Subject to the requirements of this subparagraph, nothing shall prevent the Defendant from undergoing a corporate reorganization or change in form. The Defendant shall record a copy of the Judgment with the Register of Deeds

in each of the counties in North Carolina in

which it owns and operates facilities with coal ash impoundments. Upon written request from the Defendant made only after fulfillment of all of the conditions of this Agreement and related Judgment, the Government shall take the necessary steps through the Register of Deeds to facilitate the removal of the notice of the Judgment.
The Defendant understands, agrees, and admits:

a.	That as to each Count of the Criminal Informations to which the Defendant is pleading guilty, the charge, code section, elements, and applicable penalties are as follows:
United States v. Duke Energy Business Services LLC, and
Duke Energy Progress, Inc.,
No. 5:15-CR-62-H-2
Violations at H.F. Lee Steam Electric Plant
COUNT ONE

(1)	Clean Water Act violation for the unpermitted discharge from a drainage ditch at the coal ash impoundment at the H.F. Lee Steam Electric Plant and aiding and abetting

(2)	Code Sections
violated:        33 U.S.C. §§ 1311, 1319(c)(1)(A),
and 1342; and
18 U.S.C. § 2

(3)	Offense date: No later than October 1, 2010, through December 30, 2014

(4)	Elements of the Offense:

First:	The Defendant did discharge a pollutant,

to wit, coal ash and coal ash wastewater;

Second:	from a point source;

Third:	into a water of the United States;

Four:	the Defendant did so in violation of a permit;

Five:	the Defendant acted negligently in so

doing; and

Six:	the Defendant aided and abetted another

in so doing.

(5)	Maximum term of probation for a corporation:

5 years pursuant to 18 U.S.C. § 3561(c)(2) and

USSG §8D1.2(a)(2)

(6)	Minimum term of probation for a corporation:

0 years pursuant to 18 U.S.C. § 3561(c) (2) and

USSG §8D1.2(a) (2)

(7)	Maximum fine: Pursuant to 18 U.S.C. § 3571(c)

and (d), the greater of: not less than $2,500 nor

more than $25,000 per day of violation (33 U.S.C.

§ 1319(c)(1)(A)); $200,000.00; or twice the

gross gain or loss.

(8)	Restitution pursuant to 18 U.S.C. § 3663, 3663A,

and 3563(b)(2), and as agreed to in Paragraphs

2(iv)-(v) and 3(b)-(c) above.

(9)	Special assessment: $ 125.00

(10)	Other penalties: Public Notice of Violation; Development of a Compliance Program; Community Service; and Remediation

United States v. Duke Energy Business Services LLC, Duke Energy
Carolinas, LLC, and Duke Energy Progress, Inc.,
No. 5:15-CR-67-H-3
Violations at Cape Fear Steam Electric Plant
COUNT FIVE

(1)	Clean Water Act violation for the failure to

properly maintain the riser within the 1978 coal

ash impoundment at the Cape Fear Steam Electric

Plant and aiding and abetting

(2)	Code Sections violated: 33 U.S.C. §§ 1319(c)(1)(A) and 1342; and 18 U.S.C. § 2

(3)	Offense date: No later than January 1, 2012,

through January 24, 2014

(4)	Elements of the Offense:

First:	The Defendant did violate a condition of

its NDPES permit issued by the State of North Carolina pursuant to the Clean

Water Act; to wit, the requirement to properly maintain its equipment as more fully described in the Criminal

Information;

Second:	the Defendant acted negligently in so

doing; and

Third:	the Defendant aided and abetted another

in so doing.

(5)	Maximum term of probation for a corporation:

5 years pursuant to 18 U.S.C. § 3561(c)(2) and

USSG §8D1.2(a)(2)

(6)	Minimum term of probation for a corporation:

0 years pursuant to 18 U.S.C. § 3561(c)(2) and

USSG .58D1.2(a)(2)

(7)	Maximum fine: Pursuant to 18 U.S.C. § 3571(c)

and (d), the greater of: not less than $2,500 nor

more than $25,000 per day of violation (33 U.S.C.

§ 1319(c)(1)(A)); $200,000.00; or twice the

gross gain or loss.

(8)	Restitution pursuant to 18 U.S.C. §§ 3663, 3663A,

and 3563(b)(2), and as agreed to in Paragraphs

2(iv)-(v) and 3(b)-(c) above.

(9)	Special assessment: $ 125.00

(10)	Other penalties: Public Notice of Violation; Development of a Compliance Program; Community Service; and Remediation
COUNT SIX

(1)	Clean Water Act violation for the failure to

properly maintain the riser within the 1985 coal a

sh impoundment at the Cape Fear Steam Electric

Plant and aiding and abetting

(2)	Code Sections violated: 33 U.S.C. §§ 1319(c)(1)(A) and 1342; and 18 U.S.C. § 2

(3)	Offense date: No later than January 1, 2012,

through January 24, 2014
(4)Elements of the Offense:

First:	The Defendant did violate a condition of

its NDPES permit issued by the State of North Carolina pursuant to the Clean

Water Act; to wit, the requirement to properly maintain its equipment as more fully described in the Criminal

Information;

Second:	the Defendant acted negligently in so

doing; and

Third:	the Defendant aided and abetted another in so doing.

(5)	Maximum term of probation for a corporation:

5 years pursuant to 18 U.S.C. § 3561(c)(2) and

USSG §8D1.2(a)(2)

(6)	Minimum term of probation for a corporation:

0 years pursuant to 18 U.S.C. 3561(c)(2) and

USSG §8D1.2(a)(2)

(7)	Maximum fine: Pursuant to 18 U.S.C. § 3571(c)

and (d), the greater of: not less than $2,500 nor

more than $25,000 per day of violation (33 U.S.C. 1319(c)(1)); $ 200,000.00; or twice the gross gain or loss.

(8)	Restitution pursuant to 18 U.S.C. §§ 3663, 3663A,

and 3563(b)(2), and as agreed to in Paragraphs

2(iv)-(v) and 3(b)-(c) above.

(9)	Special assessment: $ 125.00

(10)	Other penalties: Public Notice of Violation; Development of a Compliance Program; Community Service; and Remediation
United States v. Duke Energy Business Services LLC,
Duke Energy Carolinas, LLC, and Duke Energy Progress, Inc.,
No. 5:15-CR-68-1-1-3
Violations at Asheville Steam Electric Generating Plant
COUNT TWO

(1)	Clean Water Act violation for the unpermitted discharge from a toe drain at the coal ash impoundment at the Asheville Steam Electric

Generating Plant and aiding and abetting

(2)	Code Sections violated: 33 U.S.C. §§ 1311, 1319(c)(1)(A), and 1342; and 18 U.S.C. § 2

(3)	Offense date: No later than May 31, 2011,

through December 30, 2014

(4)	Elements of the Offense:

First:	The Defendant did discharge a pollutant,

to wit, coal ash and coal ash wastewater;

Second:	from a point source;

Third:	into a water of the United States;

Four:	the Defendant did so in violation of a permit;

Five:	the Defendant acted negligently in so

doing; and

Six:	the Defendant aided and abetted another

in so doing.

(5)	Maximum term of probation for a corporation:

5 years pursuant to 18 U.S.C. § 3561(c) (2) and

USSG §8D1.2(a)(2)

(6)	Minimum term of probation for a corporation:

0 years pursuant to 18 U.S.C. § 3561(c) (2) and

USSG §8D1.2(a) (2)

(7)	Maximum fine: Pursuant to 18 U.S.C. § 3571(c)

and (d), the greater of: not less than $2,500 nor

more than $25,000 per day of violation (33 U.S.C.

§ 1319(c)(1)(A)); $200,000.00; or twice the gross gain or loss.

(8)	Restitution pursuant to 18 U.S.C. §§ 3663, 3663A,

and 3563(b)(2), and as agreed to in Paragraphs

2(iv)-(v) and 3(b)-(c) above.

(9)	Special assessment: $ 125.00

(10)	Other penalties: Public Notice of Violation; Development of a Compliance Program; Community Service; and Remediation

Total Statutory Penalties: a maximum of 5 years of probation; a minimum fine of $10,850,000; a maximum fine of $108,500,000; and a $500.00 special assessment.
6.    The United States agrees:

a.	That pursuant to Fed. R. Crim. P. 11(c)(1)(C), the sentence set forth in Paragraph 2 above is warranted.

b.
That it reserves the right at sentencing to present any evidence and information pursuant to 18 U.S.C. § 3661, to offer argument or rebuttal, to recommend imposition of restitution, and to respond to any motions or objections filed by the Defendant.

c.
That, subject to the reservations within this Agreement, the United States shall not further prosecute the Defendant, including all predecessors, successors, and assignees of the Defendant, for conduct constituting the basis for the Criminal Informations covered by this Agreement as set forth in the Joint Factual Statement or about which the United States Attorneys’ Offices for the Eastern, Middle, and Western Districts and the Department of Justice - Environmental Crimes Section were otherwise aware of as of the date of this Agreement. This Agreement shall not apply to individuals. Should the Court determine that the Defendant has breached this Agreement, the Defendant will not be entitled to withdraw its plea of guilty, and the United States may prosecute the Defendant, and any predecessors, successors, and assignees of the Defendant for conduct constituting the basis for the Criminal Informations covered by the Agreement, notwithstanding the expiration of any applicable statutes of limitations following the signing of this Agreement. In any such prosecution, the United

States may use the Defendant’s admissions of guilt as admissible evidence against the Defendant.

d.	That it will make known to the Court at sentencing the full extent of the Defendant’s cooperation.

e.	Pursuant to USSG §1B1.8, that self-incriminating information provided by the Defendant pursuant to this Agreement shall not be used against the

Defendant in determining the applicable advisory Guideline range, except as provided by USSG §1B1.8 and except as stated in this Agreement. The United States may provide to the United States Probation Office any evidence concerning relevant conduct.

F.	Notwithstanding the foregoing, the United States Attorneys’ Offices for the Eastern, Middle, and Western Districts of North Carolina and the

Department of Justice - Environmental Crimes Section further recognize that this Agreement does not provide or promise any waiver of any civil or administrative actions, sanctions, or penalties that may apply, including but not limited to: fines; penalties; claims for damages to natural resources; suspension, debarment, listing to restrict rights and opportunities of the Defendant to contract with or receive assistance, loans, and benefits from United States agencies; licensing; injunctive relief; or remedial action to comply with any applicable regulatory requirement.

(SPACE LEFT BLANK INTENTIONALLY)

GUARANTY AGREEMENT

EXHIBIT D
Copy of Board of Directors’ Resolution
Duke Energy Corporation

Action by Written Consent of the Board of Directors of

Duke Energy Corporate Services, Inc.

Effective February 16, 2015

The undersigned, being all of the members of the Board of Directors (the "Board") of Duke Energy Corporate Services, Inc., a Delaware corporation (the "Corporation"), do hereby waive notice of a meeting of the Board required by law and/or the Corporation's By-Laws, and do hereby unanimously consent, pursuant to §141(f) of Delaware General Corporation Law and the Corporation's By-Laws, to the adoption of the resolutions set forth herein below, taking or authorizing the actions specified therein in lieu of holding a duly convened meeting of the Corporation's Board, and do hereby direct that this duly executed written consent be filed with the proceedings of the Corporation.

ENTRY OF PLEA

WHEREAS, on February 2, 2014, a break in a 48-inch stormwater pipe beneath an ash basin at Duke Energy Carolinas, LLC's retired Dan River steam station caused a release of ash basin water and ash into the Dan River.

WHEREAS, as a result of the release at the Dan River Steam Station, the United States Department of Justice Environmental Crimes Section and the United States Attorneys for the Eastern District of North Carolina, the Middle District of North Carolina and the Western District of North Carolina (collectively "USDOJ") initiated an investigation regarding illegal discharges under the Clean Water Act at the coal ash basins owned by Duke Energy Carolinas, LLC and Duke Energy Progress, Inc. in the State of North Carolina.

WHEREAS, Duke Energy Business Services LLC (the "Company), Duke Energy Carolinas, LLC, and Duke Energy Progress, Inc., with counsel, have negotiated a proposed Memorandum of Plea Agreement ("Plea Agreement") with USDOJ to settle this matter.

WHEREAS, the Corporation is the sole member of the Company.

WHEREAS, under the Plea Agreement, in exchange for the Company's willingness to enter into the Plea Agreement and acknowledge the facts contained

579720 2015 02.16 Duke Energy Corporate Services, Inc. Board

therein and in the Joint Statement of Facts negotiated in connection with the Plea Agreement, the Company agrees to a specified period of probation, to the establishment of an Environmental Compliance Plan subject to the oversight of a Court-Appointed Monitor, to participate in a claims process for the remediation of bromide related claims, and to other such conditions as are set forth in the Plea Agreement, and the USDOJ agrees to terminate its investigation of the Company in connection with environmental crimes arising out of the operation of coal ash basins in North Carolina.

WHEREAS, the Plea Agreement also requires that the Company make certain representations, including that (1) the Company is a legally viable entity, authorized to plead guilty to the charges as set forth in the Criminal Information; (2) the Company shall be bound by the specific terms of the Plea Agreement; and (3) that any legal successor or assignees of the Company shall remain liable for its obligations under the Plea Agreement, and an agreement to remain liable shall be entered into by the Company in the terms of any sale, acquisition, or merger of the Company with or by any other entity.

WHEREAS, the Corporation's Board of Directors has reviewed the terms of the Plea Agreement and has determined that it is in the best interest of the Corporation and its shareholders to authorize execution, delivery and performance of the Plea Agreement with USDOJ by the Company.

NOW, THEREFORE, BE IT RESOLVED that the Board of Directors does hereby authorize (1) the entry of a guilty plea to the charges as set forth in the Criminal Information, the execution and delivery of the Plea Agreement substantially in the form presented, and compliance with all provisions and representations set forth in the Plea Agreement by the Company's Chief Executive Officer or other officer of the Company, and (2) the appearance by an authorized representative of the Company to enter the guilty pleas and appear for imposition of the sentence on behalf of the Company.

GENERAL

FURTHER RESOLVED, that the proper officers of the Corporation hereby are authorized to take such additional actions as shall be necessary or desirable to carry out the intent of the foregoing resolutions, including delegation of authority to the Company's Chief Legal Officer the ability to revise the Plea Agreement as she may determine necessary in her best judgment and in the best interests of the Company and its members provided such changes do not materially alter the terms of the Plea Agreement as presented.

FURTHER RESOLVED, that in connection with the foregoing, the officers of the Corporation are hereby authorized to take any and all actions and to execute, deliver

579720 2015 02.16 Duke Energy Corporate Services, Inc. Board

and perform on behalf of the Corporation any and all agreements and other instruments as they consider necessary, appropriate or advisable, each such agreement or other instrument to be in such form as the officer or officers executing the same shall approve, with the execution thereof to constitute conclusive evidence of such approval.

FURTHER RESOLVED, that all agreements, instruments, documents and certificates executed and delivered and all other actions taken by or with the consent or direction of any of the officers of the Corporation in connection with any of the foregoing matters be, and they hereby are, approved, adopted, authorized, ratified and confirmed in all respects.

[Remainder of Page Intentionally Left Blank]

579720 2015 02.16 Duke Energy Corporate Services, Inc. Board

IN WITNESS WHEREOF, the undersigned have executed this action by written consent, which may be executed in one or more counterparts, each of which may be deemed to be an original, but all of which shall constitute one and the same document, to be effective as of the date first set forth above.

Lynn J. Good

Julie S. Janson

Steven K. Young

579720 2015 02.16 Duke Energy Corporate Services, Inc. Board

EXHIBIT D
Duke Energy Carolinas, LLC
Copy of Board of Directors’ Resolution

Action by Written Consent of the Board of Directors
Duke Energy Carolinas, LLC
Effective February 16, 2015

The undersigned, being a majority of the Board of Directors (the "Board") of Duke Energy Carolinas, LLC, a North Carolina limited liability company (the "Company"), and acting pursuant to the North Carolina Limited Liability Company Act, and Article V, Section 5.4 of the Company's Limited Liability Company Operating Agreement, dated April 3, 2006 (the "LLC Agreement") do hereby consent to the adoption of the resolutions set forth herein below, taking or authorizing the actions specified therein in lieu of holding a duly convened meeting of the Company's Board, and do hereby direct that this duly executed written consent be filed with the proceedings of the Company.

<u>ENTRY OF PLEA</u>

WHEREAS, on February 2, 2014, a break in a 48-inch stormwater pipe beneath an ash basin at the Company's retired Dan River Steam Station caused a release of ash basin water and ash into the Dan River.

WHEREAS, as a result of the release at the Dan River Steam Station, the United States Department of Justice Environmental Crimes Section and the United States Attorneys for the Eastern District of North Carolina, the Middle District of North Carolina and the Western District of North Carolina (collectively "USDOJ") initiated an investigation regarding illegal discharges under the Clean Water Act at the Company's coal ash basins in the State of North Carolina, as well as coal ash basins owned by Duke Energy Progress, Inc.

WHEREAS, the Company, with counsel, has negotiated a proposed Memorandum of Plea Agreement ("Plea Agreement") with USDOJ to settle this matter.

WHEREAS, under the Plea Agreement, in exchange for the Company's willingness to enter into the Plea Agreement and acknowledge the facts contained therein and in the Joint Statement of Facts negotiated in connection with the Plea Agreement, the USDOJ will charge the Company with five misdemeanor Clean Water Act violations related to violations at the Company's Dan River and Riverbend stations, the Company will pay approximately $72.3 million in fines, restitution, community service and mitigation, payments to be guaranteed by Duke Energy Corporation, the Company will agree to a specified period of probation, the establishment of an Environmental Compliance Plan subject to the oversight of a Court-Appointed Monitor,

580267 2015 02.16 Duke Energy Carolinas, LLC Board

a claims process for the remediation of bromide related claims, and other such conditions as are set forth in the Plea Agreement, and the USDOJ agrees to terminate its investigation of the Company in connection with environmental crimes arising out of the operation of its coal ash basins in North Carolina.

WHEREAS, the Plea Agreement also requires that the Company make certain representations, including that (1) the Company is a legally viable entity, authorized to plead guilty to the charges as set forth in the Criminal Information; (2) the Company shall be bound by the specific terms of the Plea Agreement; and (3) that any legal successor or assignees of the Company shall remain liable for its obligations under the Plea Agreement, and an agreement to remain liable shall be entered into by the Company in the terms of any sale, acquisition, or merger of the Company with or by any other entity.

WHEREAS, the Company is party to a $7,500,000,000 credit facility (the "Master Credit Facility"), dated as of November 18, 2011, as amended, under which the Company; Duke Energy Corporation; Duke Energy Ohio, Inc.; Duke Energy Indiana, Inc.; Duke Energy Kentucky, Inc.; Duke Energy Progress, Inc.; and Duke Energy Florida, Inc. are borrowers;

WHEREAS, under the Plea Agreement the Company is required to maintain unused borrowing capacity in the amount of $250,000,000 under the Master Credit Facility to meet the Company's obligations related to the closing and remediation of the ash basins under the Plea Agreements;

WHEREAS, the Company's Board of Directors has reviewed the terms of the Plea Agreement and has determined that it is in the best interest of the Company to authorize execution, delivery and performance of the Plea Agreement with USDOJ.

NOW, THEREFORE, BE IT RESOLVED that the Board of Directors does hereby authorize (1) the entry of a guilty plea to the charges as set forth in the Criminal Information, the execution and delivery of the Plea Agreement substantially in the form presented, and compliance with all provisions and representations set forth in the Plea Agreement by the Company's Chief Executive Officer or other officer of the Company, and (2) the appearance by an authorized representative of the Company to enter the guilty pleas and appear for imposition of the sentence on behalf of the Company.

FURTHER RESOLVED, that the Board of Directors does hereby authorize that the Company maintain unused borrowing capacity in the amount of $250,000,000 under the Master Credit Facility, to meet the obligations of the Company for the closing and remediation of the ash basins under the Plea Agreement.

580267 2015 02.16 Duke Energy Carolinas, LLC Board

GENERAL

FURTHER RESOLVED, that the proper officers of the Company hereby are authorized to take such additional actions as shall be necessary or desirable to carry out the intent of the foregoing resolutions, including delegation of authority to the Executive Vice President, Chief Legal Officer and Secretary the ability to revise the Plea Agreement as she may determine necessary in her best judgment and in the best interests of the Company and its members provided such changes do not materially alter the terms of the Plea Agreement as presented.

FURTHER RESOLVED, that all agreements, instruments, documents and certificates executed and delivered and all other actions taken by or with the consent or direction of any of the officers of the Company in connection with any of the foregoing matters be, and they hereby are, approved, adopted, authorized, ratified and confirmed in all respects.

[Remainder of Page Intentionally Left Blank]

580267 2015 02.16 Duke Energy Carolinas, LLC Board

IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent, which may be executed in one or more counterparts, each of which may be deemed to be an original, but all of which shall constitute one and the same document, to be effective as of the date first set forth above.

Lynn J. Good

B. Keith Trent

Lloyd M. Yates

580267 2015 02.16 Duke Energy Carolinas, LLC Board

IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent, which may be executed in one or more counterparts, each of which may be deemed to be an original, but all of which shall constitute one and the same document, to be effective as of the date first set forth above.

____
Lynn J. Good

____
B. Keith Trent

____
Lloyd M. Yates

580267 2015 02.16 Duke Energy Carolinas, LLC Board

Case 5:15-cr-00067-H Document 58 Filed 05/14/15 Page 1 of 54